UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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MEDNAX, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Notice of Annual Meeting of Shareholders

and Proxy Statement

1301 Concord Terrace

Sunrise, Florida 33323-2825

(954) 384-0175

March 17, 2017

Dear MEDNAX Shareholder:

You are cordially invited to attend the 2017 Annual Shareholders’ Meeting of MEDNAX, Inc. (“MEDNAX”) on Thursday, May 11, 2017, beginning at 9:30 a.m. (ET) at the Bonaventure Resort & Spa, 250 Racquet Club Road, Weston, Florida 33326.

At the annual meeting, we will ask you to vote on the election of Roger J. Medel, M.D., Cesar L. Alvarez, Karey D. Barker, Waldemar A. Carlo, M.D., Michael B. Fernandez, Paul G. Gabos, Pascal J. Goldschmidt, M.D., Manuel Kadre, Donna E. Shalala, Ph.D. and Enrique J. Sosa, Ph.D. to MEDNAX’s Board of Directors, to re-approve the material terms of the performance goals under the MEDNAX, Inc. Amended and Restated 2008 Incentive Compensation Plan, as amended, for purposes of Section 162(m) of the Internal Revenue Code, to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered certified public accounting firm for the 2017 fiscal year, to conduct an advisory vote regarding executive compensation, to conduct an advisory vote on the frequency of holding future advisory votes on executive compensation and act upon any other business properly brought before the meeting. Please vote on all the matters described in our Proxy Statement. Your Board of Directors unanimously recommends a vote “FOR” the election of each of the 10 nominees for Director stated above, “FOR” the re-approval of the material terms of the performance goals under the MEDNAX, Inc. Amended and Restated 2008 Incentive Compensation Plan, as amended, “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered certified public accounting firm for the 2017 fiscal year, “FOR” the approval of the compensation of our named executive officers, and to hold future advisory votes on executive compensation every year.

Under the rules of the Securities and Exchange Commission, we are providing access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “E-Proxy Notice”) on or about March 24, 2017, to MEDNAX’s shareholders of record at the close of business on March 7, 2017. The E-Proxy Notice contains instructions for your use of this process, including how to access our Proxy Statement and Annual Report and how to vote online. In addition, the E-Proxy Notice contains instructions on how you may (i) receive a paper copy of the Proxy Statement and Annual Report or (ii) elect to receive your Proxy Statement and Annual Report over the Internet.

Whether or not you plan to attend in person, it is important that your shares be represented and voted at the annual meeting. You may vote your shares over the Internet as described in the E-Proxy Notice. As an alternative, if you received a paper copy of the proxy card by mail, please mark, sign, date and promptly return the card in the self-addressed stamped envelope provided. You may also vote by telephone as described in your proxy card. Voting by telephone, over the Internet or by mailing a proxy card will not limit your right to attend the annual meeting and vote your shares in person. We appreciate your continued support of our company.

Sincerely,

Roger J. Medel, M.D.

Chief Executive Officer

MEDNAX, INC.

NOTICE OF 2017 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 11, 2017

To the Shareholders of MEDNAX, Inc.:

NOTICE IS HEREBY GIVEN that the 2017 Annual Shareholders’ Meeting of MEDNAX, Inc., a Florida corporation (“MEDNAX”), will be held at 9:30 a.m., ET, on Thursday, May 11, 2017, at the Bonaventure Resort & Spa, 250 Racquet Club Road, Weston, Florida 33326, for the following purposes, as more fully described in our Proxy Statement:

•

to elect Roger J. Medel, M.D., Cesar L. Alvarez, Karey D. Barker, Waldemar A. Carlo, M.D., Michael B. Fernandez, Paul G. Gabos, Pascal J. Goldschmidt, M.D., Manuel Kadre, Donna E. Shalala, Ph.D. and Enrique J. Sosa, Ph.D. as Directors, each for a term expiring at the next annual meeting or until his or her successor has been duly elected and qualified;

•

to re-approve the material terms of the performance goals under the MEDNAX, Inc. Amended and Restated 2008 Incentive Compensation Plan, as amended, for purposes of Section 162(m) of the Internal Revenue Code;

•	to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered certified public accounting firm for the 2017 fiscal year;

•	to cast an advisory vote approving MEDNAX’s executive compensation;

•	to cast an advisory vote on the frequency of holding future advisory votes on executive compensation; and

•	to consider and act upon such other business as may properly come before the annual meeting.

The Board of Directors of MEDNAX has fixed the close of business on March 7, 2017, as the record date for determining those shareholders entitled to notice of, to attend and to vote at the meeting and any postponement or adjournment thereof.

Whether or not you plan to attend, please vote your shares over the Internet, as described in the Notice of Internet Availability of Proxy Materials (the “E-Proxy Notice”). As an alternative, if you received a paper copy of the proxy card by mail, please mark, sign, date and promptly return the proxy card in the self-addressed stamped envelope provided. You may also vote by telephone as described in your proxy card. Shareholders who vote over the Internet, following the instructions provided in the E-Proxy Notice, who return proxy cards by mail or vote by telephone prior to the meeting may nevertheless attend the meeting, revoke their proxies and vote their shares in person.

By Order of the Board of Directors,

Dominic J. Andreano

Senior Vice President,

General Counsel and Secretary

Sunrise, Florida

March 17, 2017

(i)

Page

EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)	18

SECTION I: A MESSAGE TO OUR SHAREHOLDERS	18
SECTION II: EXECUTIVE SUMMARY	19
2016 Business Highlights	19
Response to Say-on-Pay Vote and Shareholder Outreach	20
CEO Pay At-A-Glance	20
SECTION III: OVERVIEW OF THE EXECUTIVE COMPENSATION PROGRAM	21
The Guiding Principles of Our Pay Philosophy	21
SECTION IV: THE EXECUTIVE COMPENSATION PROGRAM IN DETAIL	25
Base Salary	25
Annual Bonuses	26
Equity-Based Awards	27
2016 Equity-Based Awards	27
Other Practices, Policies & Guidelines	30
Equity Grant Practices	30
Clawback Policy	31
Stock Ownership and Retention Policy	31
Anti-Hedging and Anti-Pledging Policy	32
Retirement and Deferred Compensation Plans	32
Benefits and Perquisites	32
Termination of Employment and Change in Control Agreements	33
Summary Compensation Table	34
Grants of Plan-Based Awards in 2016	35
Outstanding Equity Awards at 2016 Fiscal Year-End	36
Stock Vested in Fiscal Year 2016	37
Potential Payments Upon Termination or Change in Control	37

DIRECTOR COMPENSATION	44

SHARE OWNERSHIP INFORMATION	45
Section 16(a) Beneficial Ownership Reporting Compliance	45
Security Ownership of Certain Beneficial Owners and Management	45

INDEPENDENT AUDITORS	47
Independent Auditors	47
Fees Paid to Independent Auditors	47
Audit Fees	47
Audit-Related Fees	47
Tax Fees	47
All Other Fees	47
Pre-Approval Policies and Procedures	47

PROPOSAL 2: RE-APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS OF THE MEDNAX, INC. AMENDED AND RESTATED 2008 INCENTIVE COMPENSATION PLAN, AS AMENDED FOR PURPOSES OF SECTION 162(M) OF THE INTERNAL REVENUE CODE	48

Background and Purpose	48
Summary of the MEDNAX, Inc. Amended and Restated 2008 Incentive Compensation Plan, as amended	49
Shares Available for Awards; Annual Per-Person Limitations	49
Eligibility	50
Administration	50

(ii)

(iii)

MEDNAX, INC.

1301 Concord Terrace

Sunrise, Florida 33323-2825

PROXY STATEMENT

We are furnishing this Proxy Statement and related materials to MEDNAX’s shareholders as part of the solicitation of proxies by MEDNAX’s Board of Directors for use at MEDNAX’s 2017 Annual Shareholders’ Meeting and at any postponement or adjournment of the meeting. As used in this Proxy Statement, unless the context otherwise requires, the terms “MEDNAX,” “we,” “us,” “our” and the “Company” refer to the parent company, MEDNAX, Inc., a Florida corporation, and the consolidated subsidiaries through which its businesses are actually conducted, together with MEDNAX’s affiliated business corporations or professional associations, professional corporations, limited liability companies and partnerships. All share and per share data set forth herein give effect to the two-for-one splits of our common stock that became effective on April 13, 2006 and December 19, 2013.

On December 31, 2008, Pediatrix Medical Group, Inc., a Florida corporation (“Pediatrix”), and MEDNAX completed a holding company formation transaction that established MEDNAX as the parent company of Pediatrix, now known as MEDNAX Services, Inc. Throughout this Proxy Statement, when we refer to MEDNAX or to the Company in reference to activities that occurred prior to the reorganization on December 31, 2008, we are referring to Pediatrix, and when we refer to the Company in reference to activities occurring after the reorganization, we are referring to MEDNAX, except to the extent the context otherwise indicates.

Under the rules and regulations of the Securities and Exchange Commission, we are furnishing our proxy materials to our shareholders over the Internet and providing a Notice of Internet Availability of Proxy Materials (the “E-Proxy Notice”) by mail instead of mailing a printed copy of our proxy materials, which include our Proxy Statement and Annual Report, to all MEDNAX shareholders. The E-Proxy Notice will instruct you on how you may access and review all of the important information contained in the proxy materials. The E-Proxy Notice also instructs you how you may submit your proxy via the Internet. You will not receive a printed copy of the proxy materials unless you request to receive these materials in hard copy by following the instructions provided in the E-Proxy Notice.

We are mailing the E-Proxy Notice on or about March 24, 2017, to MEDNAX’s shareholders of record at the close of business on March 7, 2017.

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING

What Is the Date, Time and Place of the Annual Meeting?

MEDNAX’s 2017 Annual Shareholders’ Meeting will be held on Thursday, May 11, 2017, beginning at 9:30 a.m. (ET) at the Bonaventure Resort & Spa, 250 Racquet Club Road, Weston, Florida 33326.

What Is the Purpose of the Annual Meeting?

At the annual meeting, MEDNAX’s shareholders will be asked to:

•	elect 10 Directors, each for a term expiring at the next annual meeting or until his or her successor has been duly elected and qualified;

•

to re-approve the material terms of the performance goals under the MEDNAX, Inc. Amended and Restated 2008 Incentive Compensation Plan, as amended, for purposes of Section 162(m) of the Internal Revenue Code;

•	ratify the appointment of PricewaterhouseCoopers LLP as our independent registered certified public accounting firm for the 2017 fiscal year;

•	cast an advisory vote regarding executive compensation;

•	cast an advisory vote on the frequency of holding future advisory votes on executive compensation; and

•	consider and act upon such other business as may properly come before the meeting.

Who Is Entitled to Vote at the Annual Meeting?

Only holders of record of our common stock at the close of business on March 7, 2017, the record date for the meeting, are entitled to notice of, to attend and to vote at the annual meeting, or any postponements or adjournments of the meeting. At the close of business on the record date, 92,889,873 shares of our common stock were issued and outstanding and were held by approximately 346 holders of record.

What Are the Voting Rights of MEDNAX’s Shareholders?

MEDNAX’s shareholders have one vote per share of MEDNAX common stock owned on the record date for each matter properly presented at the annual meeting. For example, if you owned 100 shares of our common stock at the close of business on March 7, 2017, you can cast 100 votes for each matter properly presented at the annual meeting.

What Constitutes a Quorum?

A quorum will be present at the meeting if holders of a majority of the issued and outstanding shares of our common stock on the record date are represented at the meeting in person or by proxy. If a quorum is not present at the meeting, MEDNAX expects to postpone or adjourn the meeting to solicit additional proxies. Abstentions, including broker non-votes (as described below), will be counted as shares present and entitled to vote for the purposes of determining the presence or absence of a quorum.

What Are “Broker Non-Votes”?

“Broker non-votes” occur when shares held by a brokerage firm are not voted with respect to a proposal because the firm has not received voting instructions from the shareholder and the firm does not have the authority to vote the shares at its discretion. Under the rules of the New York Stock Exchange, brokerage firms may have the authority to vote their customers’ shares on certain routine matters for which they do not receive voting instructions, including the ratification of the appointment of independent auditors. The election of directors, the re-approval of the material terms of the performance goals under the MEDNAX, Inc. Amended and Restated 2008 Incentive Compensation Plan, as amended, the advisory vote on executive compensation and the advisory vote on the frequency of future advisory votes on executive compensation are considered “non-routine” matters under the New York Stock Exchange rules. In addition, other matters may properly be brought before the meeting that may be considered “non-routine” under the applicable New York Stock Exchange rules. Shares held by a brokerage firm will not be voted on such non-routine matters by a brokerage firm unless it has received voting instructions from the shareholder and, accordingly, any such shares will be “broker non-votes.”

How Are Abstentions and Broker Non-Votes Treated?

Abstentions and broker non-votes are counted as present for purposes of determining the presence of a quorum. Abstentions and broker non-votes will not be counted as votes cast either in favor of or against the election of the nominees for Director, the re-approval of the material terms of the performance goals under the MEDNAX, Inc. Amended and Restated 2008 Incentive Compensation Plan, as amended, the advisory vote on executive compensation or the advisory vote on the frequency of future advisory votes on executive compensation. Abstentions will not be counted as votes cast either in favor of or against the ratification of the appointment of our independent auditors.

Will My Shares Be Voted if I Do Not Provide My Proxy?

If your shares are held in the name of a brokerage firm, they will not be voted by the brokerage firm except as described above if you do not give the brokerage firm specific voting instructions. If you are a registered shareholder and hold your shares directly in your own name, your shares will not be voted unless you provide a proxy or fill out a written ballot in person at the meeting.

How Do I Vote?

You can vote in any of the following ways:

To vote via the Internet:

•	Follow the instructions on your proxy card and E-Proxy Notice; and

•	Vote your shares as instructed on your proxy card and E-Proxy Notice.

To vote by telephone if you are a registered shareholder who received a paper proxy card:

•	Dial 1-800-690-6903 from any touch-tone telephone at any time up until 11:59 p.m. ET on May 10, 2017; and

•	Have your proxy card in hand and follow the instructions given to you on the line.

To vote by mail if you are a registered shareholder who received a paper proxy card:

•	Mark, sign and date your proxy card; and

•	Return it in the envelope provided.

To vote if you hold your shares in “street name,” follow the instructions of your bank or broker or vote in person as described below.

To vote in person if you hold your shares in “street name”:

•	Attend our annual meeting;

•	Bring valid photo identification; and

•	Obtain a legal proxy from your bank or broker to vote the shares that are held for your benefit, attach it to your completed proxy card and deliver it in person.

To vote in person if you are a registered shareholder:

•	Attend our annual meeting;

•	Bring valid photo identification; and

•	Deliver your completed proxy card or ballot in person.

What Vote Is Required for the Proposals?

Assuming that a quorum is present at the annual meeting, the 10 Director nominees receiving the highest number of affirmative votes from holders of our common stock will be elected as Directors of MEDNAX.

MEDNAX has a majority voting policy as part of its corporate governance principles. The majority voting policy is applicable solely to uncontested elections, which are those elections in which the number of nominees for election is less than or equal to the number of directors to be elected. Under the majority voting policy, any nominee for director who receives more “withheld” votes than “for” votes in an uncontested election must submit a written offer to resign as director. Any such resignation will be reviewed by the Nominating and Corporate

Governance Committee and, within 90 days after the election, the independent members of the Board of Directors will determine whether to accept, reject or take other appropriate action with respect to, the resignation, in furtherance of the best interests of MEDNAX and its shareholders.

Assuming that a quorum is present, re-approval of the material terms of the performance goals under the MEDNAX, Inc. Amended and Restated 2008 Incentive Compensation Plan, as amended, ratification of the appointment of our independent registered certified public accounting firm and approval of the compensation of our named executive officers each requires a majority of the votes cast on the proposal at the annual meeting.

Assuming that a quorum is present, the recommendation of the shareholders for the frequency of holding future advisory votes on executive compensation will be that choice which receives a plurality of the votes cast.

How Does the Board of Directors Recommend I Vote on the Proposals?

The Board of Directors recommends that you vote:

•	“FOR” the election of each of the 10 nominees for Director named in this Proxy Statement;

•	“FOR” the re-approval of the material terms of the performance goals under the MEDNAX, Inc. Amended and Restated 2008 Incentive Compensation Plan, as amended

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered certified public accounting firm for the 2017 fiscal year;

•	“FOR” the approval of the compensation of our named executive officers; and

•	to hold future advisory votes on executive compensation every year.

How Will My Proxy Holders Vote?

The enclosed proxy designates Roger J. Medel, M.D., our Chief Executive Officer, Dominic J. Andreano, our Senior Vice President, General Counsel and Secretary, and Vivian Lopez-Blanco, our Chief Financial Officer and Treasurer, each with full power of substitution, to hold your proxy and vote your shares. Dr. Medel, Mr. Andreano and Ms. Lopez-Blanco will vote all shares of our common stock represented by proxies properly submitted via telephone or the Internet or properly executed proxies received in time for the annual meeting in the manner specified by the holders of those shares. Dr. Medel, Mr. Andreano and Ms. Lopez-Blanco intend to vote all shares of our common stock represented by proxies properly submitted via telephone, or the Internet, or that are properly executed by the record holder but otherwise do not contain voting instructions, as follows:

•	“FOR” the election of each of the 10 nominees for Director named in this Proxy Statement;

•	“FOR” the re-approval of the material terms of the performance goals under the MEDNAX, Inc. Amended and Restated 2008 Incentive Compensation Plan, as amended;

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered certified public accounting firm for the 2017 fiscal year;

•	“FOR” the approval of the compensation of our named executive officers;

•	to hold future advisory votes on executive compensation every year; and

•	in accordance with the recommendation of MEDNAX’s Board of Directors, “FOR” or “AGAINST” all other matters as may properly come before the annual meeting.

Can I Change My Vote After I Have Voted?

Voting by telephone, over the Internet or by mailing a proxy card does not preclude a shareholder from voting in person at the meeting. A shareholder may revoke a proxy, whether submitted via telephone, the Internet or mailed, at any time prior to its exercise by filing with MEDNAX’s Secretary a duly executed revocation of proxy, by properly submitting, either by telephone, mail or Internet, a proxy to MEDNAX’s Secretary bearing a later date or by appearing at the meeting and voting in person. Attendance at the meeting will not itself constitute revocation of a proxy.

Who Pays for the Preparation of the Proxy Statement?

MEDNAX will bear the cost of the solicitation of proxies from its shareholders, including preparing, printing and mailing this Proxy Statement, should you request a printed copy of the proxy materials, and the E-Proxy Notice. In addition to solicitations by mail, MEDNAX’s Directors, officers and employees, and those of its subsidiaries and affiliates, may solicit proxies from shareholders by telephone or other electronic means or in person but will receive no additional compensation for soliciting such proxies. MEDNAX will cause banks and brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of our common stock held of record by such banks, brokerage firms, custodians, nominees and fiduciaries. MEDNAX will reimburse such banks, brokerage firms, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in doing so.

PROPOSAL 1: ELECTION OF MEDNAX’S DIRECTORS

MEDNAX’s Amended and Restated Articles of Incorporation, as amended (our “Articles of Incorporation”), and Amended and Restated Bylaws provide that the number of Directors constituting MEDNAX’s Board of Directors will be determined from time to time by resolution adopted by MEDNAX’s Board of Directors. Upon the recommendation of the Nominating and Corporate Governance Committee, the nominees for Director to be elected at the annual meeting in 2017 by the holders of our common stock are as follows:

•	Roger J. Medel, M.D., who has served as a Director since 1979;

•	Cesar L. Alvarez, who has served as Chairman of the Board of Directors since May 2004 and as a Director since March 1997;

•	Karey D. Barker, who has served as a Director since May 2015;

•	Manuel Kadre, who has served as Lead Independent Director since March 2014 and as a Director since May 2007;

•	Waldemar A. Carlo, M.D., who has served as a Director since June 1999;

•	Michael B. Fernandez, who has served as a Director since October 1995;

•	Paul G. Gabos, who has served as a Director since November 2002;

•	Pascal J. Goldschmidt, M.D., who has served as a Director since March 2006;

•	Donna E. Shalala, Ph.D., who has served as a Director since May 2010; and

•	Enrique J. Sosa, Ph.D., who has served as a Director since May 2004.

Please see below under “Directors and Executive Officers” for the biographies of these nominees for Director.

Each Director elected will serve for a term expiring at MEDNAX’s 2018 Annual Meeting of Shareholders, which is expected to be held in May 2018, or until his or her successor has been duly elected and qualified.

MEDNAX’s Board of Directors has no reason to believe that any nominee will refuse to act or be unable to accept election; however, in the event that a nominee for a directorship is unable to accept election or if any other unforeseen contingencies should arise, proxies will be voted for the remaining nominees and for such other person as may be designated by MEDNAX’s Board of Directors, unless the proxies provide otherwise.

If a quorum is present at the annual meeting, the 10 nominees receiving the highest number of votes “FOR” election will be elected to the Board of Directors of MEDNAX, subject to the majority voting policy described above. Proxies will be voted “FOR” all such nominees absent contrary instructions.

MEDNAX’s Board of Directors recommends a vote “FOR” the election of each of the 10 nominees for Director.

GOVERNANCE AND RELATED MATTERS

Our business, property and affairs are managed under the direction of our Board of Directors, except with respect to those matters reserved for our shareholders. Our Board of Directors establishes our overall corporate policies, reviews the performance of our senior management in executing our business strategy and managing our day-to-day operations and acts as an advisor to our senior management. Our Board of Directors’ mission is to further the long-term interests of our shareholders. Members of the Board of Directors are kept informed of MEDNAX’s business through discussions with MEDNAX’s management, primarily at meetings of the Board of Directors and its committees, and through reports and analyses presented to them. Significant communications between our Directors and senior management occur apart from such meetings.

Questions and Answers About Our Corporate Governance Practices

What Committees Have Our Board of Directors Established?

The standing committees of MEDNAX’s Board of Directors are the Executive Committee, the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Medical Science and Technology Committee. Copies of the charters for these committees, as well as our corporate governance principles, are available on our Website at www.mednax.com. Our Internet Website and the information contained therein, other than material expressly referred to in this Proxy Statement, or connected thereto, are not incorporated into this Proxy Statement. A copy of our committee charters and corporate governance principles are also available upon request from MEDNAX’s Secretary at 1301 Concord Terrace, Sunrise, Florida 33323.

How Many Times Did Our Board of Directors Meet During 2016?

During 2016, MEDNAX’s Board of Directors held five meetings and took various actions by unanimous written consent. Committees of the Board of Directors held a combined total of 17 meetings and also took actions by unanimous written consent. Each Director attended at least 75% of the total number of meetings of MEDNAX’s Board of Directors and its committees held during 2016 during the period he or she was a member thereof. Although MEDNAX has no formal policy with respect to its Directors’ attendance at MEDNAX’s annual shareholders’ meetings, in 2016 all of our Directors attended the annual shareholders’ meeting.

Are a Majority of Our Directors Independent?

Our Board of Directors has reviewed information about each of our non-employee Directors and made the determination that all of the non-employee Directors on our Board of Directors are independent. In arriving at this conclusion, our Board of Directors made the affirmative determination that each of Drs. Carlo, Goldschmidt, Sosa and Shalala, Ms. Barker and Messrs. Alvarez, Fernandez, Gabos and Kadre meet the Board of Directors’ previously adopted categorical standards for determining independence in accordance with the New York Stock Exchange’s corporate governance rules. In making this determination, the Board of Directors considered transactions and relationships between each Director or any member of his or her immediate family and MEDNAX and its subsidiaries and affiliates. These transactions consisted of the payment of travel and entertainment expenses for the spouses of our Directors in connection with our Board of Directors’ annual board retreat and meetings and those transactions reported below under “Certain Relationships and Related Party Transactions — Transactions with Related Persons.” Our Board of Directors determined that each of these transactions and relationships was within the New York Stock Exchange standards and our categorical standards and that none of the transactions or relationships affected the independence of the Director involved. Our adopted categorical standards for determining independence in accordance with the New York Stock Exchange’s corporate governance rules are contained in our corporate governance principles, a copy of which is available on our Website at www.mednax.com.

Who Are the “Chairman of the Board” and “Lead Independent Director”?

To assist the Board of Directors in fulfilling its obligations, following each annual meeting of the shareholders, MEDNAX’s Board of Directors designates a non-management Director as “Chairman of the Board.” In addition, the Board of Directors, by a majority vote of the non-management Directors, may also designate a non-management Director as “Lead Independent Director.”

MEDNAX separates the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. The Chief Executive Officer is responsible for determining the strategic direction for the Company and the day-to-day leadership and performance of the Company. The principal responsibility of the Chairman of the Board is to serve as chief administrative liaison between independent Directors and MEDNAX management and to monitor implementation of Board of Directors’ directives and actions. The principal responsibility of the Lead Independent Director, if designated, is to work collaboratively with the Chairman of the Board and the Chief Executive Officer with respect to Board of Directors governance and process. The Lead Independent Director has additional responsibilities and authorities set out in our corporate governance principles.

At least once a year, the Chairman of the Board or Lead Independent Director also presides over meetings of our independent Directors. Following our 2016 annual meeting of shareholders, our Board of Directors appointed Mr. Alvarez to serve as Chairman of the Board and Mr. Kadre to serve as Lead Independent Director.

What Role Does the Board of Directors Serve in Risk Oversight for the Company?

The Board of Directors provides oversight of the Company’s risk exposure by receiving periodic reports from senior management regarding matters relating to financial, operational, regulatory, legal and strategic risks and mitigation strategies for such risks. In addition, as reflected in the Audit Committee Charter, the Board of Directors has delegated to the Audit Committee responsibility to oversee, discuss and evaluate the Company’s policies and guidelines with respect to risk assessment and risk management, including internal control over financial reporting. As appropriate, the Audit Committee provides reports to and receives direction from the full Board of Directors regarding the Company’s risk management policies and guidelines, as well as the Audit Committee’s risk oversight activities.

How Can Shareholders Communicate with the Board of Directors?

Anyone who has a concern about MEDNAX’s conduct, including accounting, internal controls or audit matters, may communicate directly with our Chairman of the Board of Directors, Lead Independent Director, our non-management Directors, the Chairman of the Audit Committee or the Audit Committee. Such communications may be confidential or anonymous, and may be submitted in writing to the Chief Compliance Officer, MEDNAX, Inc., 1301 Concord Terrace, Sunrise, Florida 33323, or reported by phone at 877-835-5764. Any such concerns will be forwarded to the appropriate Directors for their review, and will be simultaneously reviewed and addressed by the Company’s General Counsel or Chief Compliance Officer in the same way that other concerns are addressed by us. MEDNAX’s Code of Conduct, which is discussed below, prohibits any employee from retaliating or taking any adverse action against anyone for raising or helping to resolve an integrity concern.

Has MEDNAX Adopted a Code of Conduct?

MEDNAX has adopted a Code of Conduct that applies to all Directors, officers, employees and independent contractors of MEDNAX and its affiliated professionals. MEDNAX intends to disclose any amendments to, or waivers from, any provision of the Code of Conduct that applies to any of MEDNAX’s executive officers or Directors by posting such information on its Website at www.mednax.com.

MEDNAX has also adopted a Code of Professional Conduct — Finance that applies to all employees with access to, and responsibility for, matters of finance and financial management, including MEDNAX’s Chief Executive Officer, Chief Financial Officer and Treasurer and Chief Accounting Officer. MEDNAX intends to disclose any amendments to, or waivers from, any provision of the Code of Conduct that applies to any of MEDNAX’s Chief Executive Officer, Chief Financial Officer and Treasurer, Chief Accounting Officer or persons performing similar functions by posting such information on its Website at www.mednax.com.

Copies of our Code of Conduct and the Code of Professional Conduct — Finance are available on our Website at www.mednax.com and upon request from MEDNAX’s Secretary at 1301 Concord Terrace, Sunrise, Florida 33323.

Has MEDNAX Adopted a Clawback Policy?

MEDNAX has adopted a Clawback Policy that permits the Company to seek to recover certain amounts of incentive compensation, including both cash and equity, paid to any executive officer (as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) on or after January 1, 2014, if payment of such compensation was based on the achievement of financial results that were subsequently the subject of a restatement of its financial statements due to misconduct, and if the executive engaged in improper conduct that materially contributed to the need for restatement, and a lower amount of incentive compensation would have been earned based on the restated financial results.

Does MEDNAX Require its Executive Officers and Board of Directors to Retain a Certain Amount of MEDNAX Common Stock?

MEDNAX has adopted a Stock Ownership and Retention Policy which requires that each named executive officer and each non-management Director to retain MEDNAX common stock worth a certain multiple of annual cash retainer, or base salary, respectively. Details of the policy and the required ownership levels are described in further detail in the “Executive Compensation: Compensation Discussion and Analysis” section of this proxy statement.

Has MEDNAX Adopted an Anti-Hedging and Anti-Pledging Policy?

MEDNAX has adopted a policy prohibiting its directors, management, financial and other insiders from engaging in transactions in MEDNAX securities or derivatives of MEDNAX securities that might be considered hedging, or from holding MEDNAX securities in margin accounts or pledging MEDNAX securities as collateral for a loan, unless such person clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities.

Does MEDNAX Have a Director Retirement Age Policy?

MEDNAX has adopted a Director Retirement Age Policy which provides that a Director must retire and may not stand for re-election during the calendar year in which he or she attains age 80. Additionally, no Director may be nominated to a new term if he or she would attain age 80 by the end of the calendar year in which the election is held.

Report of the Audit Committee

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of MEDNAX’s filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that we specifically incorporate such report by reference.

We act under a written charter that has been adopted by MEDNAX’s Board of Directors. While we have the responsibilities set forth in this charter, it is not our duty to plan or conduct audits or to determine that MEDNAX’s financial statements are complete, accurate or in compliance with accounting principles generally accepted in the United States (“GAAP”). This is the responsibility of MEDNAX’s management and independent auditors.

Our primary function is to assist the Board of Directors in their evaluation and oversight of the integrity of MEDNAX’s financial statements and internal control over financial reporting, the qualifications and independence of MEDNAX’s independent auditors and the performance of MEDNAX’s audit functions. In addition, while we are also responsible for assisting the Board of Directors in their evaluation and oversight of MEDNAX’s compliance with applicable laws and regulations, it is not our duty to assure compliance with such laws and regulations or MEDNAX’s Compliance Plan and related policies. We are also responsible for overseeing, discussing and evaluating MEDNAX’s guidelines, policies and processes with respect to risk assessment and risk management and the steps management has taken to monitor and control risk exposure, and we advise the Board of Directors with respect to such matters, as appropriate.

We also oversee MEDNAX’s auditing, accounting and financial reporting processes generally. Management is responsible for MEDNAX’s financial statements and the financial reporting process, including the system of internal controls. We also review the preparation by management of MEDNAX’s quarterly and annual financial statements. MEDNAX’s independent auditors, who are accountable to us, are responsible for expressing an opinion as to whether the consolidated financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of MEDNAX in conformity with GAAP. MEDNAX’s independent auditors are also responsible for auditing and reporting on the effective operation of MEDNAX’s internal control over financial reporting. We are responsible for retaining MEDNAX’s independent auditors and maintain sole responsibility for their compensation, oversight and termination. We are also responsible for pre-approving all non-audit services to be provided by the independent auditors, and on an annual basis discussing with the independent auditors all significant relationships they have with MEDNAX to determine their independence.

In fulfilling our oversight role, we met and held discussions with MEDNAX’s management and independent auditors. Management advised us that MEDNAX’s consolidated financial statements were prepared in accordance with GAAP, and we reviewed and discussed the consolidated financial statements for the fiscal year ended December 31, 2016. In addition, we reviewed and discussed the Management’s Discussion and Analysis of Financial Condition and Results of Operations section of MEDNAX’s periodic reports, key accounting and reporting issues and the scope, adequacy and assessments of MEDNAX’s internal controls and disclosure controls and procedures with management and MEDNAX’s independent auditors. We discussed privately with the independent auditors matters deemed significant by the independent auditors, including those matters required to be discussed pursuant to U.S. Auditing Standard No. 16 (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board.

The independent auditors also provided us with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board, regarding the independent accountant’s communications with the Audit Committee concerning independence, and we discussed with the independent auditors matters relating to their independence. We also reviewed a report by the independent auditors describing the firm’s internal quality-control procedures and any material issues raised in the most recent internal-quality control review or external peer review or inspection performed by the Public Company Accounting Oversight Board.

Based on our review with management and the independent auditors of MEDNAX’s audited consolidated financial statements and internal controls over financial reporting and the independent auditors’ report on such financial statements and their evaluation of MEDNAX’s internal controls over financial reporting, and based on the discussions and written disclosures described above and our business judgment, we recommended to the Board of Directors that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2016, be included in MEDNAX’s Annual Report on Form 10-K for the year ended December 31, 2016, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors.

Paul G. Gabos

Karey D. Barker

Manuel Kadre

Enrique J. Sosa, Ph.D.

DIRECTORS AND EXECUTIVE OFFICERS

MEDNAX’s Directors and Executive Officers

MEDNAX’s Directors and Executive Officers are as follows:

Name	Age	Position with MEDNAX
Roger J. Medel, M.D. (1)	70	Chief Executive Officer and Director
Cesar L. Alvarez (1)	69	Chairman of the Board of Directors
Manuel Kadre (1)(2)(3)	51	Lead Independent Director
Karey D. Barker (2)	49	Director
Waldemar A. Carlo, M.D. (3)(4)(5)	64	Director
Michael B. Fernandez (3)(4)	64	Director
Paul G. Gabos (1)(2)	51	Director
Pascal J. Goldschmidt, M.D. (5)	62	Director
Donna E. Shalala, Ph.D. (5)	76	Director
Enrique J. Sosa, Ph.D. (2)(4)	77	Director
Joseph M. Calabro	56	President and Chief Operating Officer
Vivian Lopez-Blanco	59	Chief Financial Officer and Treasurer
Dominic J. Andreano	48	Senior Vice President, General Counsel and Secretary
David A. Clark	50	President, MEDNAX National Medical Group Division
John C. Pepia	54	Senior Vice President and Chief Accounting Officer

(1)	Member of the Executive Committee.
(2)	Member of the Audit Committee.
(3)	Member of the Compensation Committee.
(4)	Member of the Nominating and Corporate Governance Committee.
(5)	Member of the Medical Science and Technology Committee.

Roger J. Medel, M.D., has been a Director of the Company since he co-founded it in 1979. Dr. Medel served as the Company’s President until May 2000 and as Chief Executive Officer until December 2002. In March 2003, Dr. Medel reassumed the position of President, serving in that position until May 2004, and Chief Executive Officer, a position in which he continues to serve today. Dr. Medel has served as a member of the Board of Trustees of the Dana Farber Cancer Institute, Inc. since January 2016. Dr. Medel was a member of the Board of Trustees of the University of Miami from January 2004 to February 2012. Dr. Medel participates as a member of several medical and professional organizations and, from June 2006 to April 2009, served on the Board of Directors of MBF Healthcare Acquisition Corp. The Board of Directors has concluded that Dr. Medel’s qualifications to serve on the Board include his experience as our Chief Executive Officer and founder of the Company and a physician with training and experience in the Company’s historical base service line of neonatology.

Cesar L. Alvarez has been a Director since March 1997 and was elected as Chairman of the Board of Directors in May 2004. Mr. Alvarez is a Senior Chairman of the international law firm of Greenberg Traurig. He previously served as the firm’s Executive Chairman for more than three years and as its Chief Executive Officer for 13 years. Mr. Alvarez also serves on the Board of Directors of Fairholme Funds, Inc., Intrexon Corporation, Sears Holdings Corporation and St. Joe Company and previously served on the Board of Directors of Watsco, Inc. until May 2015. The Board of Directors has concluded that Mr. Alvarez’s qualifications to serve on the Board include his management experience as the current Senior Chairman and as former Chief Executive Officer and Executive Chairman of one of the nation’s largest law firms with professionals providing services in multiple locations across the country and abroad as well as his many years of corporate governance experience, both counseling and serving on the Boards of Directors of publicly traded and private companies.

Manuel Kadre was elected as a Director in May 2007 and designated as Lead Independent Director in March 2014. Since December 2012, Mr. Kadre has been the Chairman and Chief Executive Officer of MBB

Auto, LLC and also serves as the Chairman and Chief Executive Officer of many other luxury automobile dealerships in the Northeast. Mr. Kadre is a partner and director of Gold Coast Restaurants, which is the largest franchisee of TGI Friday’s in the United States. From July 2009 until 2013, Mr. Kadre was the Chief Executive Officer of Gold Coast Caribbean Importers, LLC. From 1995 until July 2009, Mr. Kadre served in various roles, including President, Vice President, General Counsel and Secretary of CC1 Companies, Inc., which distributes Coca-Cola and other beverage products in markets throughout the Caribbean. Mr. Kadre has served on the Board of Directors of Republic Services, Inc. since June 2014 and was appointed as Chairman of the Board of Directors of Republic Services, Inc. in February 2017. Mr. Kadre also serves on the Board of Trustees of the University of Miami and on the Board of Governors of University of Miami Hospital. The Board of Directors has concluded that Mr. Kadre’s qualifications to serve on the Board include his experience in acquiring and managing businesses, including those in regulated industries and in government relations, his financial expertise as well as his experience as a member of the Board of Trustees of the University of Miami.

Karey D. Barker was elected as a Director in May 2015. Ms. Barker founded Cross Creek Advisors, LLC in 2013 and has served as its Managing Director since that time. Ms. Barker previously served as Managing Director, Venture of Wasatch Advisors, Inc. from 2006 until 2012 and served as a member of its Board of Directors from 1995 until 2012. Ms. Barker also serves as a board observer for several investment companies on behalf of Cross Creek Advisors. The Board of Directors has concluded that Ms. Barker’s qualifications to serve on the Board include her financial expertise and experience in managing venture capital and private equity funds.

Waldemar A. Carlo, M.D., was elected as a Director in June 1999. Dr. Carlo has served as Professor of Pediatrics and Director of the Division of Neonatology at the University of Alabama School of Medicine since 1991. Dr. Carlo participates as a member of several medical and professional organizations. He has received numerous research awards and grants and has lectured extensively, both nationally and internationally. Additionally, Dr. Carlo is a recipient of the Apgar Award, the highest recognition given to neonatologists by the American Academy of Pediatrics. The Board of Directors has concluded that Dr. Carlo’s qualifications to serve on the Board include his experience as a nationally known Professor of Neonatology leading one of the nation’s largest academic neonatal practices as well as his experience performing scientific research and developing and implementing educational programs for physicians.

Michael B. Fernandez was elected as a Director in October 1995. Mr. Fernandez has served as Chairman and Chief Executive Officer of MBF Healthcare Partners, L.P., a private equity firm focused on investing in healthcare service companies, since February 2005. He also served as the Chairman of Simply Healthcare Holdings until its acquisition by Anthem, Inc. in February 2015, and Navarro Discount Pharmacies, LLC until its acquisition by CVS Caremark in September 2014. Mr. Fernandez has served as a member of the Board of Trustees of the University of Miami and was on the Board of Directors of various private entities, including Healthcare Atlantic, Inc., a holding company that operates various healthcare entities. The Board of Directors has concluded that Mr. Fernandez’s qualifications to serve on the Board include his experience over many years as a founder, investor and executive in a variety of successful healthcare businesses (including managed care companies), his financial and marketing expertise, as well as his experience as a member of the Board of Trustees of the University of Miami.

Paul G. Gabos was elected as a Director in November 2002. Mr. Gabos, who is presently retired, served as Chief Financial Officer of Lincare Holdings Inc. (“Lincare”) from June 1997 until December 2012, after its merger with a subsidiary of Linde AG, and prior thereto served as Vice President — Administration for Lincare. Prior to joining Lincare in 1993, Mr. Gabos worked for Coopers & Lybrand and for Dean Witter Reynolds, Inc. Mr. Gabos currently serves on the Board of Directors of Health Insurance Innovations, Inc. The Board of Directors has concluded that Mr. Gabos’ qualifications to serve on the Board include his management experience as a senior executive and financial expertise as Chief Financial Officer of a publicly traded healthcare services company and prior thereto as an investment banker with a large national firm.

Pascal J. Goldschmidt, M.D., was elected as a Director in March 2006. Dr. Goldschmidt currently serves as the Director of Strategic International Projects and Dean Emeritus at the University of Miami. Dr. Goldschmidt served as the Senior Vice President for Medical Affairs and Dean of the University of Miami Leonard M. Miller School of Medicine from April 2006 until May 2016. Dr. Goldschmidt also served as the Chief Executive Officer of the University of Miami Health System from November 2007 until January 2016. Previously, Dr. Goldschmidt was a faculty member with the Department of Medicine at Duke University Medical Center where he served as Chairman from 2003 to 2006 and as Chief of the Division of Cardiology from 2000 to 2003. Dr. Goldschmidt served on the Board of Directors of Health Management Associates from June 2011 until August 2013 and previously served as a director for Opko Health, Inc. from 2007 until 2011. The Board of Directors has concluded that Dr. Goldschmidt’s qualifications to serve on the Board include his experience as a Chief Executive Officer of a healthcare and hospital system, as Dean of a premier medical school managing physicians and other healthcare professionals, as a physician trained in cardiology, as well as his experience performing scientific research and developing and implementing educational programs for physicians.

Donna E. Shalala, Ph.D., was elected as a Director in May 2010. Dr. Shalala currently serves as President of the Clinton Foundation and as Trustee Professor at the University of Miami. Dr. Shalala served as President of the University of Miami and Professor of Political Science at the University of Miami from 2001 until 2015. From 1993 until 2001, Dr. Shalala served as the United States Secretary of Health and Human Services. Dr. Shalala served as Chancellor and Professor of Political Science at the University of Wisconsin—Madison from 1987 to 1993 and as President and Professor of Political Science at Hunter College from 1980 to 1987. From 1977 to 1980, Dr. Shalala served as Assistant Secretary of the Department of Housing and Urban Development. Dr. Shalala is a member of the National Academy of Medicine. Dr. Shalala has served as a director of Lennar Corporation since January 2017 and previously served as a director of Lennar Corporation from 2001 to April 2012. Dr. Shalala also served as a director of UnitedHealth Group Incorporated from 2001 to 2011 and as a director of Gannet Co., Inc. from 2001 to May 2011. The Board of Directors has concluded that Dr. Shalala’s qualifications to serve on the Board include her expertise in health policy, financing and administration and her experience as the former Secretary of the United States Department of Health and Human Services as well as the former President of the University of Miami, one of the top research universities in the country.

Enrique J. Sosa, Ph.D., was elected as a Director in May 2004. Dr. Sosa, who is presently retired, served as President of BP Amoco Chemicals from January 1999 to April 1999. From 1995 to 1998, he was Executive Vice President of Amoco Corporation. Prior to joining Amoco, Dr. Sosa served as Senior Vice President of The Dow Chemical Company, President of Dow North America and a member of its Board of Directors. Dr. Sosa was a director of FMC Corporation from June 1999 until April 2012 and a director of Northern Trust Corporation from April 2007 until April 2012. The Board of Directors has concluded that Dr. Sosa’s qualifications to serve on the Board include his management and financial expertise as a former executive officer of large international industrial businesses, his many years of experience with corporate governance, and his service on the Boards of Directors of other publicly traded companies.

Joseph M. Calabro joined the Company in January 1996 as Chief Information Officer. In January 2000, Mr. Calabro was appointed Executive Vice President, Management, in May 2000, he was appointed Chief Operating Officer, and in May 2004, he was appointed President. Prior to joining the Company, Mr. Calabro served as Director of Information Technology for the Ambulatory Surgery Group of Columbia/HCA. He served in various operational and technology positions for various healthcare companies from 1987 to 1994.

Vivian Lopez-Blanco joined the Company in May 2008 as Vice President and Treasurer and was appointed Chief Financial Officer in January 2010. Prior to joining the Company, from 2003 to 2008, Ms. Lopez-Blanco served as Chief Financial Officer of Carrols Corporation’s Hispanic Restaurants Division, which includes the Pollo Tropical and Taco Cabana concepts. Ms. Lopez-Blanco joined Pollo Tropical in 1997 as Controller, was promoted to Chief Financial Officer in 1998 and led the Company through its acquisition by Carrols. Prior to Pollo Tropical, Ms. Lopez-Blanco served in a variety of positions with an international accounting firm. Ms. Lopez-Blanco is a certified public accountant.

Dominic J. Andreano joined the Company in September 2001 and was appointed Senior Vice President, General Counsel and Secretary in May 2012. Prior to his appointment, Mr. Andreano previously served as Deputy General Counsel for the Company from January 2009 until May 2012, as Associate General Counsel for the Company from January 2004 until December 2008, and prior thereto as Director, Business Development. Prior to joining the Company, Mr. Andreano was an associate in the corporate securities department of Holland & Knight, LLP in Miami from June 2000 until September 2001, and an associate in the healthcare corporate department of Greenberg Traurig, P.A. in Miami from September 1997 until June 2000.

David A. Clark joined the Company in May 2001 and became President of our Mednax National Medical Group Division in January 2017. Prior to his appointment, Mr. Clark served as President of our Western Division since June 2015. Mr. Clark previously served as Chief Operating Officer of our Pediatrix Division from August 2008 until April 2015, with executive officer responsibilities beginning January 1, 2009. Mr. Clark served as Senior Vice President, Operations from December 2003 until August 2008, and as Vice President of Operations, South Central Region from November 2001 to November 2003. From June 2000 to October 2001, Mr. Clark was Vice President of Operations for Magella Healthcare, which we acquired in 2001, and prior thereto he was Vice President of Business Development for Magella Healthcare. Mr. Clark is a certified public accountant.

John C. Pepia joined the Company in February 2002 and served as Vice President, Accounting and Finance until May 2016, at which time Mr. Pepia was appointed Senior Vice President and Chief Accounting Officer. The Board of Directors appointed Mr. Pepia Principal Accounting Officer in August 2016. Prior to joining the Company, from 1996 to 2002, Mr. Pepia held several Vice President of Accounting & Finance positions at ANC Rental Corporation. He served in various financial positions in several public and private companies from 1985 to 1996.

Committees of the Board of Directors

Audit Committee

MEDNAX’s Audit Committee held six meetings in 2016. Messrs. Gabos and Kadre, Dr. Sosa and Ms. Barker were members of the committee throughout 2016. Mr. Gabos acted as chair of the committee throughout 2016. MEDNAX’s Board of Directors has determined that each of Messrs. Gabos and Kadre, Dr. Sosa and Ms. Barker qualify as “audit committee financial experts” as defined by the rules and regulations of the Securities and Exchange Commission and that each of Messrs. Gabos and Kadre, and Dr. Sosa and Ms. Barker meet the independence requirements under such rules and regulations and for a New York Stock Exchange listed company.

MEDNAX’s Board of Directors has adopted a written charter for the Audit Committee setting out the functions that it is to perform. A copy of the Audit Committee Charter is available on our Website at www.mednax.com.

Please refer to the Report of the Audit Committee, which is set forth above, for a further description of our Audit Committee’s responsibilities and its recommendation with respect to our audited consolidated financial statements for the year ended December 31, 2016.

Compensation Committee

MEDNAX’s Compensation Committee held five meetings in 2016. Dr. Carlo and Messrs. Fernandez and Kadre were members of the committee throughout 2016. Mr. Kadre acted as chair of the committee throughout 2016. MEDNAX’s Board of Directors has determined that each of Dr. Carlo and Messrs. Fernandez and Kadre meet the independence requirements for a New York Stock Exchange listed company.

MEDNAX’s Board of Directors has adopted a written charter for the Compensation Committee setting out the functions that it is to perform. A copy of the Compensation Committee Charter is available on our Website at www.mednax.com.

The primary purpose of MEDNAX’s Compensation Committee is to assist MEDNAX’s Board of Directors in the discharge of the Board of Directors’ responsibilities relating to compensation of executives. The scope of authority of MEDNAX’s Compensation Committee includes the following:

•	Evaluating the performance of and setting the compensation for MEDNAX’s Chief Executive Officer and other executive officers;

•	Supervising and making recommendations to MEDNAX’s Board of Directors with respect to incentive compensation plans and equity-based plans for executive officers;

•

Overseeing the review of the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking, including discussing at least annually the relationship between risk management policies and practices and compensation and considering, as appropriate, compensation policies and practices that could mitigate any such risk;

•

Evaluating whether or not to engage, retain, or terminate an outside consulting firm for the review and evaluation of MEDNAX’s compensation plans and approving such outside consulting firm’s fees and other retention terms; and

•	Conducting an annual self-assessment of the Compensation Committee.

Upon a determination of MEDNAX’s full Compensation Committee membership, matters may be delegated to a subcommittee for evaluation and recommendation back to the full committee. For a description of the role performed by executive officers and compensation consultants in determining or recommending the amount or form of executive and Director compensation, see “Executive Compensation: Compensation Discussion and Analysis — How Pay Decisions are Made.”

Nominating and Corporate Governance Committee

MEDNAX’s Nominating and Corporate Governance Committee held one meeting in 2016. Mr. Alvarez served as chairman of the committee until May 2016, at which time Dr. Carlo was appointed to replace Mr. Alvarez as chairman and as a member of the committee. Dr. Sosa and Mr. Fernandez were members of the committee throughout 2016.    MEDNAX’s Board of Directors has determined that each of Drs. Carlo and Sosa and Messrs. Alvarez and Fernandez meet the independence requirements for a New York Stock Exchange listed company.

MEDNAX’s Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee setting out the functions that it is to perform. A copy of the Nominating and Corporate Governance Committee Charter is available on our Website at www.mednax.com.

The Nominating and Corporate Governance Committee assists the Board of Directors with respect to nominating new Directors and committee members and taking a leadership role in shaping the corporate governance of MEDNAX. To fulfill its responsibilities and duties, the committee, among other things, reviews the qualifications and independence of existing Directors and new candidates; assesses the contributions of current Directors; identifies and recommends individuals qualified to be appointed to committees of the Board of Directors; considers rotation of committee members; reviews the charters of the committees and makes recommendations to the full Board of Directors with respect thereto; develops and recommends to the Board of Directors corporate governance principles, including a code of business conduct; and evaluates and recommends succession plans for MEDNAX’s Chief Executive Officer and other senior executives.

Although the Nominating and Corporate Governance Committee does not solicit director nominations, the committee will consider candidates suggested by shareholders in written submissions to MEDNAX’s Secretary in accordance with the procedures described below in the section entitled “Information Concerning Shareholder Proposals.” In evaluating nominees for Director, the committee does not differentiate between nominees recommended by shareholders and others. In identifying and evaluating candidates to be nominated for Director, the committee reviews the desired experience, mix of skills and other qualities required for appropriate Board composition, taking into account the current Board members and the specific needs of MEDNAX and its Board of Directors. Although the committee does not have a formal policy with regard to the consideration of diversity in identifying Director nominees, the committee’s review process is designed so that the Board of Directors includes members with diverse backgrounds, skills and experience, and represents appropriate financial, clinical and other expertise relevant to the business of MEDNAX. At a minimum, Director candidates must meet the following qualifications: high personal and professional ethics, integrity and values and a commitment to the representation of the long-term interests of our shareholders. Although the committee’s charter permits the committee to engage a search firm to identify Director candidates, MEDNAX did not pay any fees to third parties to assist in the process of identifying or evaluating Director candidates in 2016.

Risk Considerations in Our Compensation Programs

The Company has reviewed its compensation structures and policies as they pertain to risk and has determined that its compensation programs do not create or encourage the taking of risks that are reasonably likely to have a material adverse effect on the Company.

Certain Relationships and Related Person Transactions

Review and Approval of Related Person Transactions

MEDNAX has a written policy for the review and approval or ratification of transactions (i) between MEDNAX and any MEDNAX Director or any other entity in which any MEDNAX Director is a director, officer or has a financial interest; and (ii) in which MEDNAX is or will be a participant and any related person has or will have a direct or indirect material interest. For purposes of the policy, a related person includes any MEDNAX Director or Director nominee, executive officer or holder of more than 5% of the outstanding voting stock of MEDNAX or any of their respective immediate family members. The policy does not apply to transactions pertaining to (i) director or officer compensation that is approved or recommended to MEDNAX’s Board of Directors for approval by MEDNAX’s Compensation Committee or (ii) the employment by MEDNAX of any immediate family member of a related person in a non-officer position and at compensation levels commensurate with that paid to other similarly situated employees.

Pursuant to the terms of the policy, all covered transactions, if determined to be material by MEDNAX’s General Counsel or if the transaction involves the participation of a member of the MEDNAX Board of Directors, are required to be promptly referred to the disinterested members of the MEDNAX Audit Committee for their review or, if less than a majority of the members of MEDNAX Audit Committee are disinterested, to all the disinterested members of the MEDNAX Board of Directors. Pursuant to the terms of the policy, materiality determinations must be based on the significance of the information to investors in light of all circumstances, including, but not limited to, the (i) relationship of the related persons to the covered transaction, and with each other, (ii) importance to the person having the interest, and (iii) amount involved in the transaction. All transactions involving in excess of $120,000 are automatically deemed to be material pursuant to the terms of the policy.

The disinterested Directors of MEDNAX’s Audit Committee or Board of Directors, as applicable, are required to review such material covered transactions at their next regularly-scheduled meeting, or earlier if a special meeting is called by the Chairman of the Audit Committee and may only approve such a material covered transaction if it has been entered into in good faith and on fair and reasonable terms that are no less favorable to MEDNAX than those that would be available to MEDNAX in a comparable transaction in arm’s length dealings with an unrelated third party at the time it is considered by the disinterested Directors of MEDNAX’s Audit Committee or Board of Directors, as applicable.

All of the transactions described in “Transactions with Related Persons” below were covered transactions under our policy and the policies and procedures required by the policy were followed in connection with the review and approval or ratification of all of such transactions.

Transactions with Related Persons

Mr. Alvarez has served on MEDNAX’s Board of Directors since March 1997. Mr. Alvarez is the Senior Chairman of Greenberg Traurig, P.A., which serves as one of MEDNAX’s outside counsels and receives customary fees for legal services. In 2016, MEDNAX paid Greenberg Traurig, P.A. approximately $1,054,000 for such services and currently anticipates that this relationship will continue. Mr. Alvarez does not personally provide legal services to MEDNAX and derives no direct personal benefit from MEDNAX’s payment for legal services to Greenberg Traurig, P.A. Further, the fees derived from MEDNAX represent an immaterial portion of the overall revenue generated by Greenberg Traurig, P.A.

Compensation Committee Interlocks and Insider Participation

In 2016, none of our executive officers or Directors was a member of the Board of Directors of any other company where the relationship would be considered a compensation committee interlock under the SEC rules.

EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

SECTION I: A MESSAGE TO OUR SHAREHOLDERS

Dear MEDNAX Shareholders,

The principal responsibility of the Compensation Committee of the Board of Directors (“the Compensation Committee”) is to ensure that we have an executive compensation program in place that attracts and retains the best executive workforce in our industry. We believe that having the highest-quality, most-experienced leadership team in place is critical to our mission: “Take great care of the patient.”® We also recognize that to best serve our patients and shareholders, we must also fulfill our responsibility to “Take great care of the business.” Our executive officer compensation program is designed to ensure that we accomplish our mission while delivering value to our shareholders.

The healthcare and economic landscapes continue to change, and we are extremely fortunate to have one of the longest-serving leadership teams in our industry navigating MEDNAX through these changes. For more than a decade, Dr. Medel and his team have successfully led MEDNAX during highly-uncertain times. In 2016, MEDNAX further expanded upon its diversified portfolio of services, which consists of neonatal and pediatric care, anesthesia solutions, radiology and telemedicine, as well as a management services organization and other consulting services.

As the healthcare industry continues to consolidate and competition for executive talent within the healthcare industry increases, we believe that our executive compensation program plays a critical role in retaining, recruiting and expanding our leadership team, rewarding them for consistently achieving improving operating results, and aligning their interests with those of our shareholders. Retaining our leadership team is key to executing on our strategies to successfully navigate and grow our business, including the expansion of radiology services.

Beginning on the next page of this Proxy Statement, we present specific information about the compensation paid to our Chief Executive Officer (“CEO”) and other Named Executive Officers (“NEOs”) for 2016. We have provided information regarding how our executive compensation program works and the decisions made about pay, as well as how those decisions were made. Making sure you understand the rationale for our decisions is a top priority, as ongoing support for the executive compensation program is critical to our overall success.

Finally, we want to thank you for making MEDNAX part of your investment portfolio. You can be confident in our commitment to deliver exceptional performance that drives shareholder value over the long-term and quality care for the patients that depend on MEDNAX.

Sincerely,

Manuel Kadre

Compensation Committee Chairman

Lead Independent Director

Compensation Committee Report

The Compensation Committee determines the compensation for our CEO and other NEOs and oversees the administration of our executive compensation program. The Compensation Committee is composed entirely of independent Directors and is advised as necessary by independent consultants and legal counsel. Our CEO provides advice and recommendations to the Compensation Committee with respect to the compensation of other senior executive officers. Under the rules of the Securities and Exchange Commission, our NEOs for 2016 are:

•	Roger J. Medel, M.D., Chief Executive Officer

•	Vivian Lopez-Blanco, Chief Financial Officer and Treasurer

•	Joseph M. Calabro, President and Chief Operating Officer

•	Karl B. Wagner, President, Eastern Division, through December 31, 2016

•	Michael D. Stanley, M.D., President, Clinical Services Division, through December 31, 2016

In fulfilling our role, we met and held discussions with the Company’s management and reviewed and discussed this CD&A. Based on our review and such discussions, we recommended to the Board of Directors that the CD&A be included in this Proxy Statement.

Submitted by the Compensation Committee of the Board of Directors:

Manuel Kadre

Waldemar A. Carlo, M.D.

Michael B. Fernandez

This Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of MEDNAX’s filings under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate such report by reference.

SECTION II: EXECUTIVE SUMMARY

2016 Business Highlights

Stability and building long-term value are at the core of everything we do. Our unique healthcare model has been in place for over 30 years, allowing us to focus on what is most important in our industry — taking great care of our patients and improving patient outcomes. In 2016, we continued to position ourselves for the future of healthcare by concentrating on our long-term growth strategy. We remained disciplined in our spending, highly-selective in our acquisitions and resilient in the face of the changing healthcare landscape. Key financial results for the last three fiscal years are highlighted below:

Earnings before interest, taxes and depreciation and amortization (“EBITDA”) is a non-GAAP financial measure. For a description of the rationale for our presentation of EBITDA and a reconciliation of EBITDA to net income, the most directly comparable GAAP measure, for the years ended December 31, 2016, 2015 and 2014, please see the disclosure under the caption “Non-GAAP Measures” beginning on page 54 of our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Securities and Exchange Commission on February 10, 2017.

Our proven track record is also validated by the sustained growth of our diluted earnings per share and annual cash flow from operations over the last 10 years, as well as positive long-term annualized total shareholder returns, and strong stock prices, which we know are meaningful measures of performance for our shareholders:

Note: All share and per share amounts for all periods presented and discussed in this proxy statement reflect the two-for-one stock splits effected in 2006 and 2013.

Response to Say-on-Pay Vote and Shareholder Outreach

Each year, we provide our shareholders with the opportunity to approve, or vote against, the compensation of our NEOs (“say-on-pay”). We are committed to ensuring that our investors fully understand our executive compensation program, including how it aligns the interests of our executives with our shareholders and how it rewards the achievement of our strategic objectives. We believe that the continued delivery of sustainable long-term value to our shareholders requires regular dialogue. To this end, we regularly make efforts to engage in discussions with our shareholders in order to obtain a deeper understanding of our investors’ views regarding our compensation program and other important topics, including company performance and operations, strategic direction, risk and operational oversight and leadership, among other matters. Outside of formal engagement efforts, we interact throughout the year with our shareholders and make ourselves available to them at their request. During 2016, we met with over 30% of our active shareholders on over 75 occasions throughout the year during industry conferences, in meetings at our offices or at the offices of our shareholders and through conference telephone calls.

In response to feedback from our shareholders, we made significant changes to our executive compensation program in 2014, including changes to our equity award program and the adoption of certain corporate governance policies, which remained in effect since that time and for 2016. These changes are described in detail in this CD&A. We are pleased that at our 2016 annual meeting of shareholders, the compensation of our NEOs was approved by more than 91% of shares that voted on the matter.

CEO Pay At-A-Glance

The significant majority (approximately 87%) of our CEO’s pay is variable and linked to financial performance that is focused on long-term growth objectives and aligned with our stock performance. Dr. Medel’s target total compensation has not been increased since 2011. The chart shows the elements of actual CEO total direct compensation awarded to Dr. Medel for 2015 performance, as compared to the prior year. The chart below also reflects the currently anticipated target total direct compensation for 2016; the actual value of the June 1, 2016 award of restricted stock and performance shares granted to Dr. Medel and our other NEOs is not known as of the date of this proxy statement because the performance period for such awards will initially be measured over a one-year period from April 1, 2016 through March 31, 2017. For more information on the restricted stock awards and performance share awards for 2016, please see the section below entitled 2016 Equity-Based Awards.

Measuring Pay-for-Performance at

MEDNAX

In the healthcare services industry, company stock prices at any point in time can be significantly affected by changes (actual or anticipated) in the regulatory environment. Additionally, regulatory changes affect different healthcare companies in varying ways. For MEDNAX specifically, factors such as timing, size and type of acquisitions, effects of the continued diversification of our services, effects of reimbursement-related factors or payor mix shifts are often unpredictable.

For these reasons, we do not use relative total shareholder return as a key performance metric in our program. Instead, our performance goals are focused on internal key financial metrics that drive long-term value creation, such as revenue and profitability. Our past financial performance demonstrates, and we fully expect, that meeting these metrics will over time translate into increased shareholder value. For equity-based awards, our share price ultimately should reflect whether we have executed this strategy successfully and the three-year vesting schedule for equity grants ensures our officers maintain a long-term perspective. A look at our historical stock prices over the last 10 years shows a growth rate of 173%, from a stock price of $24.45 on December 31, 2006, to $66.66 on December 31, 2016, after giving effect to stock splits during this period. This growth demonstrates that the achievement of the performance goals set over this period resulted in creation of long-term value for shareholders.

For many of these same reasons, we do not incorporate financial goals over a multi-year period (such as cumulative earnings over three years) into our officer compensation program. Our long-term strategy emphasizes continued growth through a disciplined approach in acquiring established physician practices in our specialties, and any multi-year goals would necessarily need to reflect assumptions and projections about both the level and type of acquisitions made during the measurement period. We believe, however, that the multi-year vesting of our equity awards effectively encourages long-term growth and performance.

The Compensation Committee believes that this approach is in the best interests of all of MEDNAX’s constituents. Of course, we will continue to refine our approach as the healthcare landscape continues to evolve.

*	Includes performance shares earned in excess of targets due to achievement of performance conditions above targets.
**	Represents the grant-date fair value of the target equity-based awards for which the underlying measurement period has not yet lapsed. See Note 1 to the Summary Compensation Table.
***	Actual

Dr. Medel’s current target bonus opportunity of 150% of base salary was established in 2008 after evaluating actual CEO bonus payouts at our peer companies over the previous several years. An updated analysis conducted during 2016 confirmed that while most of our peer companies set a target bonus for the CEO at 100% of base salary (125% at the peer median), actual bonus payouts often are well above target. Despite our consistently strong operating performance results, our average bonus payout over the last 10 years has been approximately 100% of target, and for 2016 was 29.6% of target. Dr. Medel’s base salary has not been increased since 2011.

SECTION III: OVERVIEW OF THE EXECUTIVE COMPENSATION PROGRAM

The Guiding Principles of Our Pay Philosophy

The Compensation Committee has designed our executive compensation program with the following guiding principles in mind:

•

Quality of Personnel and Competitiveness. We are committed to employing the highest quality executive team in the healthcare services industry. We expect our executives to be of the highest caliber in terms of business acumen and integrity. We closely analyze and understand compensation for executives at similarly situated companies to help ensure we can effectively compete for and retain key talent.

•

Alignment of Interests. We must offer a total executive compensation package that best supports our leadership talent and growth strategies and focuses executives on financial and operational results. We use a mix of fixed and variable (at-risk) pay to support these objectives, by giving our executives a substantial equity stake in the business and rewarding them for performance that drives shareholder value over the long term.

•

Compliance with Regulatory Guidelines and Sensible Standards of Corporate Governance. We comply with applicable laws, rules, statutes, regulations and guidelines and monitor our compensation program on an ongoing basis to ensure it abides by applicable requirements. Specifically, we focus on relevant considerations in the areas of accounting cost, tax impact, cash flow constraints, risk management and other sensible standards of good corporate governance.

Elements of Pay

Our pay philosophy is supported by the following pay elements in our executive compensation program:

Element	Form	Purpose
Base Salary	Cash (Fixed)	Provides a competitive level of pay that reflects the executive’s experience, role and responsibilities and performance
Annual Bonus	Cash (Variable)	Rewards executives for achieving income from operations goals in the most recent performance year
Long-Term Incentives	Equity (Variable)	Provide meaningful incentives for management to execute on longer-term financial and strategic growth goals that drive shareholder value creation and support the Company’s retention strategy

Pay Mix

The charts below show that most of our NEOs’ total direct compensation is variable (87% for the CEO and an average of 80% for our other NEOs) based upon actual awarded and anticipated 2016 compensation:

How Pay Decisions Are Made

The Compensation Committee, composed solely of independent Directors, is responsible for making pay decisions for the NEOs. The Compensation Committee works very closely with its independent consultant, which for 2016 was Willis Towers Watson & Co. (“Willis Towers Watson”), and management to examine pay and performance matters throughout the year. The Compensation Committee held five meetings over the course of 2016. The Compensation Committee’s written charter can be accessed on the MEDNAX website at www.mednax.com.

The Role of the Compensation Committee and Management

The primary role of the Compensation Committee is to assist MEDNAX’s Board of Directors in the discharge of the Board’s responsibilities related to executive compensation matters. The Compensation Committee’s responsibilities include:

•	Evaluating the performance of and setting pay for the CEO and other NEOs;

•	Supervising and making recommendations to the Board of Directors about changes to the executive compensation program;

•

Overseeing the annual review of the Company’s incentive compensation elements to determine whether they encourage excessive risk taking, including discussing the relationship between risk management policies and practices and pay;

•

Evaluating whether or not to engage, retain, or terminate an outside consulting firm for the review and evaluation of MEDNAX’s executive compensation program and approving such outside consulting firm’s fees and other retention terms; and

•	Conducting an annual self-assessment of the Compensation Committee’s performance.

The CEO does not play any role in the Compensation Committee’s determination of his own pay; however, the Compensation Committee solicits input from the CEO concerning the performance and compensation of the other NEOs. The CEO bases his recommendations on his assessment of each individual’s performance, tenure and experience in the role, external market pay practices, retention risk and MEDNAX’s overall pay philosophy.

The Role of Independent Consultants

The Compensation Committee continually reviews executive compensation to ensure that it reflects our pay philosophy and, as necessary, retains the services of an independent consultant to assist in such review. During 2016, the Compensation Committee retained Willis Towers Watson to provide data and analysis with respect to the compensation paid to our NEOs. The Compensation Committee has assessed the independence of Willis Towers Watson pursuant to applicable SEC rules, NYSE listing standards and its own committee charter and concluded that no conflict of interest exists that would prevent Willis Towers Watson from independently advising the Compensation Committee.

Assessing External Market Practice

As part of our pay philosophy, our executive compensation program is designed to attract, motivate and retain our executives in an increasingly competitive and complex talent market. To this end, we regularly evaluate industry-specific and general market compensation practices and trends to ensure that our program features and NEO pay opportunities remain appropriately competitive. The Compensation Committee considers publicly available data, provided by its independent compensation consultant, for informational purposes when making its pay decisions. However, market data are not the sole determinants of the Company’s practices or executive pay levels. When determining salaries, target bonus opportunities and annual equity grants for NEOs, the Compensation Committee also considers the performance of the Company and the individual, the nature of an individual’s role within the Company, internal comparisons to the compensation of other Company officers, tenure with the Company and experience in the officer’s current role.

The Compensation Committee last authorized a complete evaluation of NEO pay by its compensation consultant in 2011, at the time it was in discussions with the CEO about an extension of his employment agreement. The Company’s independent compensation consultant at the time prepared a report that included market references at various percentiles for all elements of direct compensation — base salary, bonus opportunity (target and actual), long-term incentive grant values and total direct compensation. These references were developed using publicly disclosed officer pay information from a group of 17 public companies in the healthcare services industry (our peer group).

During 2016, the Compensation Committee reviewed updated peer CEO compensation information from the same group, with three additional public companies that were added to replace those that no longer disclosed CEO pay information (for a total of 16 companies in the updated analysis). The companies included in our peer group were as follows:

• Acadia Healthcare Company, Inc.**	• Gentiva Health Services, Inc.*	• Lincare Holdings Inc.*
• Amedisys, Inc.	• Health Management Associates, Inc.*	• Magellan Health Services, Inc.
• AmSurg Corp.	• HealthSpring, Inc.*	• Select Medical Corporation**
• Brookdale Senior Living Inc.	• HealthSouth Corporation	• Team Health Holdings, Inc.
• Chemed Corporation	• Kindred Healthcare, Inc.	• Tenet Healthcare Corporation,
• DaVita Inc.	• Laboratory Corporation of America Holdings	• Universal Health Services, Inc.
• Envision Healthcare Corporation**	• LifePoint Hospitals, Inc.
*	Gentiva Health Services, Inc., HealthSpring, Inc., Health Management Associates, Inc. and Lincare Holdings Inc. were acquired after the 2011 market study was completed and so were not included in the 2016 updated analysis.
**	Acadia Healthcare Company, Inc., Envision Healthcare Corporation and Select Medical Corporation were added for the 2016 updated market analysis but were not included in the 2011 study peer group.

In determining the peer group for both the original 2011 study and the 2016 update, the Compensation Committee considered a variety of factors including revenue, income from operations, net income, market capitalization and enterprise value. Based on the advice of its consultant, the Compensation Committee established that top executive pay levels at publicly-traded companies in the healthcare services industry were more closely correlated to factors other than revenue. As such, the peer group was determined with an objective of placing MEDNAX near the median for both income from operations and enterprise value. Given MEDNAX’s profitability, this meant that MEDNAX would rank in the lower quartile of its peers in terms of revenue and in the upper quartile of its peers in terms of net income and market capitalization.

An updated analysis of the remaining peer companies showed that as of year-end 2015, MEDNAX ranked at the peer 25th percentile in terms of revenue, at the peer 56th percentile in terms of operating income, near the peer 90th percentile in terms of net income, near the peer 70th percentile in terms of enterprise value and above the peer 80th percentile in terms of market capitalization. MEDNAX also ranked at the peer 60th percentile in terms of three-year growth rates for net income, at the peer 60th percentile in terms of three-year growth rates for annualized total shareholder return and near the peer 70th percentile in terms five-year growth rates for annualized total shareholder return. Data from the updated peer analysis are summarized in the tables below:

	Revenue	Income From Operations(1)	Net Income(1)	Market Capitalization(2)	Enterprise Value(3)
75th Percentile	$7,054.9	$581.8	$181.9	$4,016.7	$8,580.1
Median	$4,597.4	$405.2	$126.9	$2,826.0	$6,386.9
25th Percentile	$2,780.0	$189.4	$31.4	$2,212.3	$4,046.0
MEDNAX, Inc.	$2,780.0	$557.9	$336.3	$6,199.4	$7,422.8
MEDNAX, Inc. PERCENTILE RANK	25%	56%	88%	81%	69%
(1)	Peer companies with an operating loss or net loss in either the base year or the most current year were assumed to rank at the bottom.
(2)	Market capitalization calculated as of February 2016.
(3)	Enterprise value is equal to market capitalization value plus net debt as reported for year-end 2015.

	3-Year Compound Annual Growth Rates			Annualized Total Shareholder
				Return
	Revenue	Income From Operations	Net Income	3-year	5-year
75th Percentile	19.7%	21.3%	32.9%	32.1%	20.6%
Median	15.2%	8.8%	8.2%	17.7%	13.5%
25th Percentile	12.8%	5.6%	-5.7%	8.0%	4.9%
MEDNAX, Inc.	15.2%	12.7%	11.8%	21.7%	16.3%
MEDNAX, Inc. PERCENTILE RANK	44%	69%	60%	60%	67%

The Compensation Committee reviews a variety of other areas including key incentive design features, equity grant programs, historical CEO bonus payout levels, stock ownership policies, Board of Directors compensation and other policies relating to officer and Board member compensation from time to time relative to MEDNAX’s peers. In addition, the Compensation Committee periodically reviews information relating to NEO compensation practices as developed from companies considered to be MEDNAX peers by proxy advisory firms. However, since some of these advisory firms determine peers based primarily on comparable revenue, the Compensation Committee has not used information from these companies in evaluating NEO salaries, bonus opportunities and annual equity-based award values. The Compensation Committee believes that information from the peer group it has selected is more relevant.

SECTION IV: THE EXECUTIVE COMPENSATION PROGRAM IN DETAIL

Base Salary

The Compensation Committee reviews and approves base salary levels at the beginning of each year. Base salary decisions generally reflect the Compensation Committee’s consideration of the external market practices of our peer group for comparable positions, published survey data, and subjective factors including the individual’s experience, role, responsibilities and performance.

2016 Base Salary Decisions

For 2016, the Compensation Committee determined not to increase the base salaries for any of the NEOs, with the exception of Ms. Lopez-Blanco, whose salary was increased from $425,000 to $475,000. The 2016 base salaries for the NEOs were as follows:

NEO	2016 Base Salary
Roger J. Medel, M.D.	$1,000,000
Vivian Lopez-Blanco	$475,000
Joseph M. Calabro	$600,000
Karl B. Wagner	$500,000
Michael D. Stanley, M.D.	$450,000

Annual Bonuses

The Company’s NEOs participate in an annual bonus program, which is administered under the shareholder-approved MEDNAX, Inc. Amended and Restated 2008 Incentive Compensation Plan, as amended. The annual bonus is designed to recognize performance achievements focused on growth in our Company’s results of operations during its fiscal year.

The Compensation Committee uses guidelines and may apply either positive or negative discretion to adjust the bonuses based on the actual level of income from operations achieved. In addition, the Compensation Committee uses a performance range at the target bonus level to minimize the variability of potential payouts. The bonus adjustment guidelines established for 2016 were as follows:

Income From Operations: Performance Goals	% of Target Bonus Payout
Less than $557,900,000	0%
$569,550,000	25%
$581,200,000	50%
$592,850,000	75%
$604,500,000 to $630,000,000	100%
$635,500,000	125%
$641,000,000	150%
$646,500,000	175%
$652,000,000	200%
Income from operations in 2016 was $571,687,000

Actual target bonus payout percentages increase proportionately between each percentage amount based on the actual income from operations achieved by the Company.

Why We Use Income From Operations

The Compensation Committee uses income from operations as its primary performance measure for annual bonuses and has for several years. This measure is used to encourage our NEOs to focus on efficiently managing our business and to execute on our acquisition growth strategy. Each year, the goal is set to exceed the prior year’s results; we strive to set financial targets that are both challenging and realistic. Since this approach was first implemented a decade ago, actual bonus payouts for NEOs have averaged slightly above target, while income from operations growth rates have consistently exceeded those of our peer group. In the last 10 years, bonus payouts have been less than 100% of the targets three times and have exceeded 120% of the targets twice.

The income from operations goal and maximum bonus award opportunities are also designed to satisfy the requirements of §162(m) of the Internal Revenue Code.

2016 Annual Bonus Decisions

The Compensation Committee establishes each NEO’s maximum annual bonus opportunity as a percentage of base salary in effect at the beginning of the year. The target bonus opportunity for each NEO is equal to 50% of the NEO’s maximum bonus opportunity. The Compensation Committee determined that the Company’s 2016 income from operations corresponded to a payment of 29.6% of the target bonus payment under the guidelines for each of Dr. Medel, Ms. Lopez-Blanco and Mr. Calabro. In the case of Mr. Wagner and Dr. Stanley, the Compensation Committee delegated authority under the guidelines to the Chief Executive Officer and the President and Chief Operating Officer to determine Mr. Wagner’s and Dr. Stanley’s bonuses, subject to the maximum bonus opportunity approved by the Compensation Committee. In exercising this authority, the Chief Executive Officer and the President and Chief Operating Officer considered the operating performance of the Company’s Eastern Division (in the case of Mr. Wagner) and the Company’s Clinical Services Division (in the case of Dr. Stanley) and the performance of the Company as a whole for 2016. They also considered Mr. Wagner’s and Dr. Stanley’s individual performances for the year. In considering these factors, the Chief Executive Officer and the President and Chief Operating Officer concluded that Mr. Wagner’s and Dr. Stanley’s bonuses should each be equal to 29.6% of his respective target bonus percentage. The bonuses paid to the NEOs in 2016 demonstrate that their pay is aligned with the Company’s performance. Additionally, the level of income from operations required for the NEOs to earn a target bonus was significantly higher than the income from operations the Company achieved in 2015, therefore creating a rigorous goal for the Company’s CEO and other NEOs that is designed to align their pay with the interests of our shareholders.

Name	Maximum Annual Bonus as a % of Base Salary	Target Annual Bonus as a % of Base Salary	Actual Annual Bonus as a % of Target	Actual Bonus ($)
Dr. Medel	300%	150%	29.6%	$444,000
Ms. Lopez-Blanco	200%	100%	29.6%	$140,600
Mr. Calabro	200%	100%	29.6%	$177,600
Mr. Wagner	200%	100%	29.6%	$148,000
Dr. Stanley	150%	75%	29.6%	$99,900

Equity-Based Awards

2016 Equity-Based Awards

The Compensation Committee approved the June 1, 2016 equity-based awards outlined below in May 2016. These equity-based awards were divided equally into performance share awards and time-based restricted stock awards. The actual number of shares earned from the June 1, 2016 award of restricted stock and performance shares granted to Dr. Medel and our other NEOs has not been determined as of the date of this proxy statement because the performance period for such awards will initially be measured over a one-year period from April 1, 2016 through March 31, 2017.

50% of the equity-based award is granted in performance shares that:

Use two metrics:

Shares are earned based on the achievement of revenue and earnings before interest, taxes and depreciation and amortization (“EBITDA”) goals, both of which we believe drive shareholder value creation. In particular, EBITDA is a key driver of market capitalization value and EBITDA is linked to shareholder returns.

Have rigorous performance goals:

No shares will be earned unless some level of growth is achieved and a target award for each metric will be earned only if revenue or EBITDA growth equals or exceeds 8%, respectively. NEOs may receive an above-target award if growth in those goals exceeds 14%. These goals are expected to vary year-to-year, based on various factors that may have a direct impact on the results for the performance period, including the effects of reimbursement-related factors and acquisition-related activities.

In 2016, the Compensation Committee began using EBITDA as one of the performance measures for the equity-based awards. The Company began using EBITDA as an additional measure of performance in 2015. A chart depicting the Company’s EBITDA growth since 2014 is presented in the Business Highlights Section of the CD&A. EBITDA is generally calculated by taking consolidated net income attributable to MEDNAX, determined in accordance with GAAP, and adding back any deductions for interest expense, net (which is composed of interest expense, investment and other and equity in earnings of unconsolidated affiliate), income taxes and depreciation and amortization.

The approach described in the table above reflects the Compensation Committee’s desire to set rigorous performance goals in a highly volatile and uncertain environment, while also rewarding NEOs when the Company achieves these goals and delivers sustained results for our shareholders.

In setting financial performance goals for these performance share awards, the Compensation Committee received recommendations from management based on the Company’s strategic plan for the performance measurement period. The Compensation Committee, working with its independent compensation consultant and Company management, evaluated the impact of various drivers on revenue, EBITDA and earnings per share using sensitivity analyses in determining the 2016 grants.

The 2016 performance goals were set to appropriately reflect specific factors that were expected to have a direct impact on the results for this performance period. The growth rate targets for the 2016 performance period differ from the Company’s historical 5-year average growth rates because of volatility in the various drivers that impact results from year to year. Other drivers considered in setting the performance goals included, but were not necessarily limited to: acquisition-related activities, including size, type, timing and volume of acquisitions, the continued diversification of our services, same-unit volume growth, expense-related initiatives and reimbursement-related factors, including payor mix. Consideration was also given to those factors that impacted previous year results (positively or negatively) but were not anticipated to impact 2016 results.

As the Company continues to grow, the base on which performance goals are set will continue to increase, and it will become increasingly challenging to maintain historical growth rates for both revenue and EBITDA. This factor was also taken into account when setting growth rate targets for the 2016 performance period.

The Committee believes the above approach used to establish financial performance goals for performance share awards results in goals that are challenging yet realistic and achievable, adequately rigorous and effective in continuing to motivate the executive team to drive the strong shareholder returns historically generated by the Company. Accordingly, the Committee believes the performance shares awarded appropriately align Company performance with executive compensation.

While this discussion of 2016 equity awards relates to growth targets for the 2016 performance period, we believe our approach to granting performance shares also creates long-term alignment, given that the value of the award realized by the NEOs will depend on the value of our stock when the shares vest over a multi-year period. As a result, we believe our NEOs are incentivized not only to execute the Company’s growth strategy but also to maintain discipline in its acquisition-related activities and processes in order to generate sustainable longer-term growth and increased shareholder value. We believe our approach also addresses our critical need to retain the highest-caliber executives in our industry — especially as the challenges in the healthcare sector grow increasingly more complex and competition for executive talent in the healthcare sector increases.

The table below outlines the 2016 equity award program:

Equity Component	How It Works
Performance Share Awards (50%) Purpose: To have the percentage of shares earned vary with Company performance achievement compared to pre-established goals

•    50% of the performance share award is tied to net revenue results and 50% is tied to EBITDA results; results for each metric are considered separately.

•    Performance will initially be measured over a one-year period from April 1, 2016 through March 31, 2017.

•    If shares are earned during this initial measurement period, they will vest over the first three anniversaries of the grant date (June 2017, 2018 and 2019) subject to continued employment.

•    Shares earned may vary from 0% to 150% of target based on growth rates of revenue and EBITDA during the initial measurement period:

	Growth Rate Achieved	Shares Earned
	0% or Below	0%
	>0% to 7.99%	See Footnote (1) below
	8% to 14%	100%
	14.01% to 19%	See Footnote (1) below
	Over 19%	150%

(1) Actual percentage of shares earned will be determined by linear interpolation based on the actual growth rate achieved. For example, for each 1% of net revenue growth achieved between >0% and 7.99%, 12.5% of the performance shares would be earned for that metric, and for each 1% of net revenue growth achieved between 14.01% and 19%, 10% of the performance shares would be earned. In each case, any earned performance shares are subject to additional time-based vesting.

•    If the number of shares earned by March 31, 2017 is below 100% for each metric, the NEOs can earn up to (but not to exceed) 100% of the award for that metric based on performance results between April 1, 2017 and March 31, 2018. In this case, shares will only be earned if results represent a 20% increase over the baseline period. Although these are significant hurdles to achieve in the second measurement period, they provide the NEOs an incentive to continue to drive shareholder value over the long term. Any shares earned via this feature will vest on the third anniversary of the grant date (June 2019) subject to continued employment.

•    Any shares not earned by March 31, 2018 will be forfeited.

Restricted Stock Awards (50%)

Purpose: To encourage the retention of executives, while providing a continuing incentive to increase shareholder value since the realized value of the award will depend on the Company’s share price at the times an award vests

•    Based on pro-rata vesting over the first three anniversaries of the grant.

•    Vesting will be contingent upon the Company achieving a performance goal established at the time of the grant to preserve tax deductibility under §162(m) of the Internal Revenue Code consisting of EBITDA for the 12 months ended March 31, 2017 of not less than $635 million. Once the performance goal is satisfied, shares will vest at the rate of one-third per year beginning on the first anniversary of the grant date.

•    If the performance goal is not achieved by the first anniversary of the grant date, all shares will be forfeited.

Actual Performance and Shares Earned in 2016 for 2015 Performance Share Awards:

For the period from April 1, 2015 to March 31, 2016, the Company’s revenue and income from operations, the metrics on which the 2015 performance share awards were measured, grew by 15.2% and 8.4%, respectively. In accordance with the pre-established target growth rates of 7% and 3% for revenue and income from operations, respectively, our NEOs earned 122.9% and 102.9% of their target performance share awards for each metric, respectively. The shares earned vest over the first three anniversaries of the grant date, subject to continued employment.

Other Practices, Policies & Guidelines

Equity Grant Practices

The Compensation Committee determines the effective date of annual equity-based awards without regard to current or anticipated stock price levels. Although usually made around mid-year, the Compensation Committee may also make, and in the past has made, grants during the course of the year, primarily for new hires, promotions, to retain valued employees or to reward exceptional performance. These grants may be subject to performance conditions and/or time-based vesting, and are issued on the date of grant approval or upon a date certain following the grant approval date.

We follow equity grant procedures designed to promote the proper authorization, documentation and accounting for all equity grants. Pursuant to these procedures the Compensation Committee or the Board of Directors must formally approve all equity awards during an in person or telephonic meeting or by the unanimous written consent executed by all members of the Compensation Committee or the Board of Directors, as the case may be, it being understood that no equity award granted pursuant to any such written consent may have an effective date earlier than the date that all executed counterparts of such unanimous written consent are delivered to the General Counsel of the Company.

The grant-date fair value of our equity-based awards will be the closing sales price for a share of our common stock as reported on the New York Stock Exchange on the effective date of the grant as approved by the Compensation Committee or the Board of Directors, which date may not be prior to either the date such grant was approved or the commencement date of employment of the employee to whom the equity award is being made.

Subject to these policies and procedures, the Compensation Committee or the Board of Directors may approve grants of equity-based awards at any time. However, grants to employees may be effective only on a date within a “trading window” as defined by the Company’s Policy Statement on Inside Information and Insider Trading, as amended from time to time (the “Insider Trading Policy”). For example, a grant approved by the Compensation Committee or the Board of Directors during a “black-out” period (as defined in such policy) will be effective on a date during the next “trading window” as determined by the Compensation Committee or the Board of Directors on the date such grant is approved.

Our “insiders” can only buy or sell Company stock in accordance with our Insider Trading Policy, and our employees generally can only buy or sell Company stock in accordance with our Policy Statement on Inside Information and Insider Trading for All Employees.

NEOs are allowed to vote restricted stock and performance awards as a shareholder based on the number of shares held under restriction. Any dividends declared with respect to any restricted stock awards would be held until the awards vest, at which time the dividends would be paid to the NEOs. If restricted stock is forfeited, the NEO’s rights to receive the dividends declared with respect to that stock would be forfeited as well. At present, the Company does not pay dividends and it has no current intention to do so in the future.

Clawback Policy

The Company has adopted a “clawback policy” that permits the Company to seek to recover certain amounts of incentive compensation, including both cash and equity, awarded to any executive officer (as defined in the Exchange Act ) on or after January 1, 2014 if payment of such compensation was based on the achievement of financial results that were subsequently the subject of a restatement of our financial statements due to misconduct, and if the executive officer engaged in improper conduct that materially contributed to the need for restatement, and a lower amount of incentive compensation would have been earned based on the restated financial results.

Stock Ownership and Retention Policy

The Compensation Committee believes that the Company’s Board of Directors and NEOs should maintain a material personal financial stake in the Company through the ownership of shares of the Company’s common stock to promote a long-term perspective in managing the enterprise and to align shareholder, director and executive interests.

Each of our NEOs are required to own shares of MEDNAX common stock with a value of not less than a specified multiple of his or her base salary. The policy also requires NEOs to retain 50% of net after-tax shares acquired during the year upon vesting (or exercise of stock options) unless his or her ownership level was satisfied as of the beginning of the year. These multiples were determined in accordance with current market practice.

The chart below shows the multiple of base salary ownership requirements and actual ownership levels as of December 31, 2016:

Name	Ownership Requirement	Ownership Level as of December 31, 2016
Dr. Medel	6x base salary	80.5x base salary
Mr. Calabro	4x base salary	22.3x base salary
Mr. Wagner	3x base salary	12.5x base salary
Ms. Lopez-Blanco	2x base salary	10.5x base salary
Dr. Stanley	2x base salary	4.3 x base salary

As the table above reflects, our NEOs hold a significant investment in MEDNAX, which is a strong reflection of our culture and aligns with our compensation philosophy.

Shares that count toward the ownership requirement are as follows:

•	Owned outright by the NEO or Director, or by spouse or dependent children;

•	Held in trust for economic benefit of the NEO or Director, or spouse or dependent children;

•	Held in the MEDNAX 401(k) plan or other Company-sponsored benefit plan; and

•

Restricted shares/units for which the underlying performance conditions have been met and only remain subject to time-based vesting requirements or any restricted shares/units only subject to time-based vesting requirements.

The Compensation Committee will evaluate NEO ownership levels annually and will review this policy from time to time and, following consultation with the Board of Directors, make modifications as necessary or appropriate.

Anti-Hedging and Anti-Pledging Policy

All MEDNAX directors, management, financial and other insiders are prohibited from engaging in transactions in MEDNAX securities or derivatives of MEDNAX securities that might be considered hedging, such as selling short or buying or selling options. In addition, it is against the policy for such persons to hold securities in margin accounts or pledge MEDNAX securities as collateral for a loan, unless such person clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities.

Retirement and Deferred Compensation Plans

We maintain a Thrift and Profit Sharing Plan (the “401(k) Plan”), which is a 401(k) plan, to enable eligible employees to save for retirement through a tax-advantaged combination of elective employee contributions and our discretionary matching contributions, and provide employees the opportunity to directly manage their retirement plan assets through a variety of investment options. The 401(k) Plan allows eligible employees to elect to contribute from 1% to 60% of their eligible compensation to an investment trust on a pre-tax and/or Roth after-tax basis, up to the maximum dollar amounts permitted by law. The 401(k) Plan also offers employees the option to voluntarily contribute additional funds on a non-deductible after-tax basis subject to certain limits. In 2016, the maximum employee pre-tax and/or Roth elective contribution to the 401(k) Plan was $18,000, plus an additional $6,000 for employees who were at least 50 years old in 2016. Eligible compensation generally means all wages, salaries and fees for services from the Company, up to a maximum specified amount permitted by law. Matching contributions under the 401(k) Plan are discretionary. For 2016, the Company matched 100% of the first 4% of eligible compensation that each eligible participant contributed to the 401(k) Plan on his or her behalf. The portion of an employee’s account under the 401(k) Plan that is attributable to matching contributions vests as follows: 30% after one year of service, 60% after two years of service, and 100% after three years of service. However, regardless of the number of years of service, an employee is fully vested in our matching contributions (and the earnings thereon) if the employee retires at age 65 or later, or terminates employment by reason of death or total and permanent disability. The 401(k) Plan provides for a variety of different investment options, in which the employee’s and the Company’s contributions are invested.

Although the Company maintains a non-qualified deferred compensation plan, none of the NEOs participate in that Plan.

The amounts of the Company’s matching contributions under the 401(k) Plan for 2016 for each of the NEOs are included in the “All Other Compensation” column of the Summary Compensation Table.

Benefits and Perquisites

We provide our NEOs with certain benefits designed to protect them and their immediate families in the event of illness, disability, or death. We believe it is necessary to provide these benefits in order for us to be successful in attracting and retaining executives in a competitive marketplace, and to provide financial security in these circumstances. NEOs are eligible for health and welfare benefits available to similarly situated eligible Company employees during active employment under the same terms and conditions. These benefits include medical, dental, vision, short-term and long-term disability and group-term life insurance coverage.

Pursuant to the terms of their Employment Agreements, Dr. Medel and Messrs. Calabro and Wagner and Ms. Lopez-Blanco each are entitled to 38 days, and Dr. Stanley is entitled to 28 days paid time off each year for vacation, illness, injury, personal days and other similar purposes in accordance with our policies in effect from time to time. Any paid time off not used during a calendar year may be carried over to the next year to the extent permitted under those policies. Dr. Medel and Mr. Calabro each are entitled under their Employment Agreements to utilize, for personal travel, the aircraft that the Company leases. Dr. Medel’s personal use of the aircraft may not exceed 95 hours of flight in any calendar year and Mr. Calabro’s personal use of the aircraft may not exceed 50 hours of flight in any calendar year without the consent of the Compensation Committee. The incremental cost to the Company of these benefits for Dr. Medel and Mr. Calabro is included in the “All Other Compensation” column of the Summary Compensation Table.

The Compensation Committee has reviewed our perquisites expenditures, and believes they continue to be an important element of the overall compensation package to retain current officers, and in fact command a higher perceived value than the actual cost.

Termination of Employment and Change in Control Agreements

As described in greater detail below, the Employment Agreements between the Company and each of the NEOs provide for the payment of certain compensation and benefits in the event of the termination of an executive’s employment, the amount of which varies depending upon the reason for such termination. The Compensation Committee has reviewed the essential terms of these termination provisions, and believes they are reasonable, appropriate, and generally consistent with market practice. Those provisions include a reimbursement by the Company to each of Messrs. Calabro and Wagner of any excise tax imposed upon the executive pursuant to Section 4999 of the Code with respect to any “excess parachute payments,” as that term is defined in Section 280G of the Code, that the executive receives as a result of a Change in Control. In the case of Dr. Medel, his current Employment Agreement provides that, if any amount payable to Dr. Medel in connection with a Change in Control would be subject to excise tax under Section 4999 of the Code, then the Company will reduce the payment to an amount equal to the largest portion of such payment that would result in no portion of such payment being subject to excise tax (unless such reduction would result in Dr. Medel receiving, on an after tax basis, an amount lower than the unreduced payment after taking into account all applicable federal, state and local employment taxes, income taxes and excise taxes, in which case the payment amount would not be reduced).

In certain situations pursuant to the terms of the award agreement or an executive’s Employment Agreement, the service requirement may be waived and vesting accelerated. However, in no situations except those involving a change-in-control of MEDNAX will any shares vest unless the performance goal has first been achieved.

Additionally, any unvested restricted stock is generally forfeited upon termination of the employment of the NEOs. The Employment Agreements with our NEOs provide however, that their restricted stock may vest or continue to vest after termination of employment in certain circumstances. In the event of termination of Dr. Medel and Messrs. Calabro and Wagner by the Company without Cause (as defined in his Employment Agreement) or due to the executive’s Disability (as defined in his Employment Agreement) or by the executive for Good Reason (as defined in his Employment Agreement), due to the executive’s health becoming impaired to any extent that makes the continued performance of his duties hazardous to the executive’s physical or mental health or life (“Poor Health”) or due to death, all restricted stock granted prior to termination of employment will continue to vest until fully vested. Furthermore, in the event of a Change in Control (as defined in his Employment Agreement), for Dr. Medel and Messrs. Calabro and Wagner, all unvested restricted stock will automatically vest. In the event that Ms. Lopez-Blanco’s or Dr. Stanley’s employment is terminated due to Disability or death, all unvested restricted stock granted to her or him by the Company will continue to vest until fully vested following the termination of her or his employment. In the event that Ms. Lopez-Blanco’s or Dr. Stanley’s termination date as a result of a Change in Control (as defined in her or his Employment Agreement) occurs within the 12-month period of a Change in Control, any unvested restricted stock will automatically vest.

On November 1, 2016, Mr. Wagner informed the Company of his intent to resign from the Company in order to pursue personal opportunities. Mr. Wagner served as an executive officer of the Company in his role as President, Eastern Division through December 31, 2016. The Company anticipates that Mr. Wagner will remain with the Company in a full-time role through the first half of 2017. Also on November 1, 2016, Dr. Stanley informed the Company of his intent to step-down from his position as President, Clinical Services Division, of the Company, effective December 31, 2016. Dr. Stanley served as an executive officer of the Company in such role until December 31, 2016 and continues to serve the Company in a full-time role reporting to the Company’s President and Chief Operating Officer.

Summary Compensation Table

The following table sets forth the 2016, 2015 and 2014 compensation for our principal executive officer, principal financial officer, and our other NEOs for the time they were deemed to be NEOs.

Name and Principal Position	Year	Salary			Stock Awards(1)		Non-Equity Incentive Plan Compensation		All Other Compensation			Total Compensation
Roger J. Medel, M.D. Chief Executive Officer	2016 2015 2014	$ $ $	1,000,000 1,000,000 1,000,000		$ $ $	6,150,035 6,150,045 6,150,043	$ $ $	444,000 1,687,500 1,916,543	$ $ $	230,750 172,868 156,939	(4) (4) (4)	$ $ $	7,824,785 9,010,413 9,223,525

Vivian Lopez-Blanco Chief Financial Officer and Treasurer	2016 2015 2014	$ $ $	454,167 425,000 414,583	(2) (3)	$ $ $	1,300,037 1,150,040 1,150,007	$ $ $	140,600 478,125 543,021	$ $ $	13,301 12,816 12,901	(5) (5) (5)	$ $ $	1,908,105 2,065,981 2,120,512

Joseph M. Calabro President and Chief Operating Officer	2016 2015 2014	$ $ $	600,000 600,000 600,000		$ $ $	3,750,056 3,750,057 3,750,042	$ $ $	177,600 675,000 766,617	$ $ $	142,749 60,517 79,528	(6) (6) (6)	$ $ $	4,670,405 5,085,574 5,196,187

Karl B. Wagner President, Eastern Division	2016 2015 2014	$ $ $	500,000 500,000 500,000		$ $ $	1,625,029 1,625,010 1,400,006	$ $ $	148,000 562,500 575,000	$ $ $	13,002 12,687 12,563	(7) (7) (7)	$ $ $	2,286,031 2,700,197 2,487,569

Michael D. Stanley, M.D. President, Clinical Services Division	2016 2015 2014	$ $ $	450,000 450,000 450,000		$ $ $	825,059 825,038 825,031	$ $ $	99,900 379,688 388,125	$ $ $	15,364 12,452 18,150	(8) (8) (8)	$ $ $	1,390,323 1,667,178 1,681,306

(1)	Stock awards consist of performance-based and time-based restricted stock awards. The amounts in this column reflect the grant-date fair value of the restricted stock awards, calculated in accordance with the accounting guidance for stock-based compensation, but excluding the impact of estimated forfeitures. The amounts included for any performance-based restricted stock awards are calculated based on the most probable outcome of the performance conditions for such awards on the grant date. See the Grants of Plan-Based Awards in 2016 table for information on restricted stock awards granted in 2016. For information regarding the assumptions made in calculating the amounts reflected in this column, see Note 13, “Stock Incentive Plans and Stock Purchase Plans,” to our Consolidated Financial Statements included in our 2016 Annual Report to Shareholders.
(2)	The salary amount provided represents actual paid salary for 2016. Ms. Lopez-Blanco received an increase in base salary effective June 1, 2016.
(3)	The salary amount provided represents actual paid salary for 2014. Ms. Lopez-Blanco received an increase in base salary effective June 1, 2014.
(4)	Reflects incremental costs in 2016, 2015 and 2014 of $217,870, $159,863 and $144,416, respectively, for Dr. Medel’s personal use of an aircraft, which MEDNAX leases, in accordance with his Employment Agreement, additional compensation in 2016, 2015 and 2014 of $10,600, $10,600 and $10,400, respectively, for 401(k) thrift and profit sharing matching contributions, and costs incurred by MEDNAX of $141, $156 and $156, respectively, for term life insurance coverage. Also includes costs incurred by MEDNAX in 2016, 2015 and 2014 for spousal travel to and entertainment (recreational activities) at MEDNAX’s annual board retreat which do not exceed the greater of $25,000 or 10% of the total amount of perquisites and personal benefits received in any year.
(5)	Reflects additional compensation of $10,600, $10,600 and $10,400, for 401(k) thrift and profit sharing matching contributions in 2016, 2015 and 2014, respectively, and other compensation of $260, $240 and $240, respectively, for term life insurance coverage in 2016, 2015 and 2014. Also includes costs incurred by MEDNAX in 2016, 2015 and 2014 for spousal travel to and entertainment (recreational activities) at MEDNAX’s annual board retreat which does not exceed the greater of $25,000 or 10% of the total amount of perquisites and personal benefits received in any year.
(6)	Reflects incremental costs in 2016, 2015 and 2014 of $129,726, $49,677 and $68,888, respectively, for Mr. Calabro’s personal use of an aircraft, which MEDNAX leases, in accordance with his Employment Agreement, additional compensation in 2016, 2015 and 2014 of $10,600, $10,600 and $10,400, respectively, for 401(k) thrift and profit sharing matching contributions, and costs incurred by MEDNAX in 2016, 2015 and 2014 of $260, $240 and $240, respectively, for term life insurance coverage. Also includes costs incurred by MEDNAX in 2016 for guest travel to and entertainment (recreational activities) at MEDNAX’s annual board retreat which does not exceed the greater of $25,000 or 10% of the total amount of perquisites and personal benefits received in any year.
(7)	Reflects additional compensation in 2016, 2015 and 2014 of $10,600, $10,600 and $10,400, respectively, for 401(k) thrift and profit sharing matching contributions and costs incurred by MEDNAX of $260, $240 and $240, respectively, for term life insurance coverage. Also includes costs incurred by MEDNAX in 2016, 2015 and 2014 for spousal travel to and entertainment (recreational activities) at MEDNAX’s annual board retreat which does not exceed the greater of $25,000 or 10% of the total amount of perquisites and personal benefits received in any year.
(8)	Reflects additional compensation in 2016, 2015 and 2014 of $10,600, $10,600 and $10,400, respectively, for 401(k) thrift and profit sharing matching contributions and $164, $156 and $156, respectively, for term life insurance coverage as well as, incremental costs in 2016 and 2014 of $2,545 and $4,150, respectively, for Dr. Stanley’s share of personal travel on an aircraft, which MEDNAX leases, which use of such aircraft occurred during travel with either Dr. Medel or Mr. Calabro under the terms of each executive’s Employment Agreement. Also includes costs incurred by MEDNAX in 2016, 2015 and 2014 for spousal travel to and entertainment (recreational activities) at MEDNAX’s annual board retreat which does not exceed the greater of $25,000 or 10% of the total amount of perquisites and personal benefits received in any year.

Grants of Plan-Based Awards in 2016

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (Shares)(2)			All Other Stock Awards (Shares)(3)	Grant- Date Fair Value of Stock Awards(4)
		Threshold	Target	Maximum	Threshold	Target	Maximum
Roger J. Medel, M.D.
Annual cash incentive		$0	$1,500,000	$3,000,000
Performance share award	6/1/16				0	45,228	67,842		$3,075,018
Restricted stock award	6/1/16							45,277	$3,075,017

Vivian Lopez-Blanco
Annual cash incentive		$0	$475,000	$950,000
Performance share award	6/1/16				0	9,560	14,340		$650,018
Restricted stock award	6/1/16							9,561	$650,019

Joseph M. Calabro
Annual cash incentive		$0	$600,000	$1,200,000
Performance share award	6/1/16				0	27,578	41,367		$1,875,028
Restricted stock award	6/1/16							27,578	$1,875,028

Karl B. Wagner
Annual cash incentive		$0	$500,000	$1,000,000
Performance share award	6/1/16				0	11,950	17,925		$812,514
Restricted stock award	6/1/16							11,951	$812,515

Michael D. Stanley, M.D.
Annual cash incentive		$0	$337,500	$675,000
Performance share award	6/1/16				0	6,068	9,102		$412,530
Restricted stock award	6/1/16							6,067	$412,529

(1)	These columns reflect the range of payouts for 2016 annual cash bonuses under the MEDNAX, Inc. Amended and Restated 2008 Incentive Compensation Plan, as amended. Amounts actually earned in 2016 are reported as Non-Equity Incentive Plan Compensation in the Summary Compensation Table. For a more detailed description of the annual cash awards, see the section entitled “Annual Bonuses” in CD&A.
(2)	Represents performance share awards granted under the MEDNAX, Inc. Amended and Restated 2008 Incentive Compensation Plan, as amended. Shares earned may vary from 0% to 150% of target based on growth rates of revenue and earnings before interest, taxes and depreciation and amortization (“EBITDA”) during the initial measurement period. Award amounts are divided equally into performance share awards (50%) and time-based restricted stock (50%). The performance share awards vest as follows: 50% of the performance share award is tied to the Company’s revenue results and 50% of the performance share award is tied to the Company’s EBITDA results; results for each metric are considered separately. Performance will initially be measured over a one-year period from April 1, 2016 through March 31, 2017. If shares are earned during this initial measurement period, they will vest in three equal increments over the first three anniversaries of the grant date (June 1, 2017, June 1, 2018 and June 1, 2019) subject to continued employment. If the number of shares earned by March 31, 2017 is below 100% for either metric, the participant can earn up to (but not to exceed) 100% of the award for that metric based on performance results between April 1, 2017 and March 31, 2018. In this case, shares will only be earned if results represent a 20% increase over the baseline period. Any shares earned via this feature will vest on the third anniversary of the grant date, or June 1, 2019, subject to continued employment. Any shares not earned by March 31, 2018 will be forfeited. For a more detailed description of our performance share awards and equity-based award granting policies, see the section entitled “2016 Equity-Based Awards” in CD&A.
(3)	Represents restricted stock awards granted under the MEDNAX, Inc. Amended and Restated 2008 Incentive Compensation Plan, as amended, for which the vesting is contingent upon the Company achieving a performance goal established at the time of the grant to preserve tax deductibility under §162(m) of the Internal Revenue Code. The restricted stock awards vest as follows: if the Company’s EBITDA for the twelve months ended March 31, 2017, equals or exceeds $635 million, then the restricted shares will vest in three equal increments over the first three anniversaries of the grant date (June 1, 2017, June 1, 2018 and June 1, 2019) subject to continued employment. If, however, EBITDA does not equal or exceed $635 million for that period, then the restricted shares shall terminate and become null and void. For a more detailed description of our restricted stock and equity-based award granting policies, see the section entitled “2016 Equity-Based Awards” in CD&A.
(4)	The grant-date fair value of the performance share awards and restricted stock awards is determined pursuant to the accounting guidance for stock-based compensation and represents the total amount that we will expense in our financial statements over the relevant vesting periods. For information regarding the assumptions made in calculating the amounts reflected in this column, see Note 13, “Stock Incentive Plans and Stock Purchase Plans,” to our Consolidated Financial Statements included in our 2016 Annual Report to Shareholders

Outstanding Equity Awards at 2016 Fiscal Year-End

Name	Option Awards				Stock Awards
	Number of Securities Underlying Options Exercisable		Option Exercise Price	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Yet Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Yet Vested(1)
Roger J. Medel, M.D.	—		—	—	35,572	(3)	$2,371,230
					62,164	(4)	$4,143,852
					90,455	(5)	$6,029,730

Vivian Lopez-Blanco	40,000	(2)	$25.14	5/27/2018	6,652	(3)	$443,422
					11,624	(4)	$774,856
					19,121	(5)	$1,274,606

Joseph M. Calabro	—		—	—	21,690	(3)	$1,445,855
					37,905	(4)	$2,526,747
					55,156	(5)	$3,676,699

Karl B. Wagner	—		—	—	8,098	(3)	$539,813
					16,425	(4)	$1,094,891
					23,901	(5)	$1,593,241

Michael D. Stanley, M.D.	—		—	—	4,772	(3)	$318,102
					8,340	(4)	$555,944
					12,135	(5)	$808,919

(1)	Based on a stock price of $66.66, which was the closing price of a share of our common stock on the New York Stock Exchange on December 30, 2016 (as December 31, 2016 was not a market trading day).
(2)	These stock options vested in three equal increments on May 27, 2010, May 27, 2011 and May 27, 2012.
(3)	These restricted stock awards vest on June 1, 2017.
(4)	These restricted stock awards vest in two equal increments on each of June 1, 2017 and June 1, 2018.
(5)	Represents performance share awards and restricted stock awards granted under the MEDNAX, Inc. Amended and Restated 2008 Incentive Compensation Plan, as amended. Award amounts are divided equally into performance share awards (50%) and time-based restricted stock (50%). The performance share awards vest as follows: 50% of the performance share award is tied to the Company’s revenue results and 50% of the performance share award is tied to the Company’s earnings before interest, taxes and depreciation and amortization (“EBITDA”) results; results for each metric are considered separately. Performance will initially be measured over a one-year period from April 1, 2016 through March 31, 2017. If shares are earned during this initial measurement period, they will vest in three equal increments over the first three anniversaries of the grant date (June 1, 2017, June 1, 2018 and June 1, 2019) subject to continued employment. If the number of shares earned by March 31, 2017 is below 100% for each metric, the participant can earn up to (but not to exceed) 100% of the award for that metric based on performance results between April 1, 2017 and March 31, 2018. In this case, shares will only be earned if results represent a 20% increase over the baseline period. Any shares earned via this feature will vest on the third anniversary of the grant date, or June 1, 2019, subject to continued employment. Any shares not earned by March 31, 2018 will be forfeited. The restricted stock awards vest as follows: if the Company’s income from EBITDA for the twelve months ended March 31, 2017, equals or exceeds $635 million, then the restricted shares will vest in three equal increments over the first three anniversaries of the grant date (June 1, 2017, June 1, 2018 and June 1, 2019) subject to continued employment. If, however, income from operations does not equal or exceed $635 million for that period, then the restricted shares shall terminate and become null and void. For a more detailed description of our restricted stock and restricted stock granting policies, see the section entitled “2016 Equity-Based Awards” in CD&A.

Stock Vested in Fiscal Year 2016

Name	Stock Awards(1)
	Number of Shares Acquired Upon Vesting	Value of Shares Acquired Upon Vesting(2)
Roger J. Medel, M.D.	110,820	$7,585,629
Vivian Lopez-Blanco	19,646	$1,344,769
Joseph M. Calabro	67,573	$4,625,372
Karl B. Wagner	27,980	$1,915,231
Michael D. Stanley, M.D.	14,778	$1,011,554

(1)	These columns reflect restricted stock previously awarded to the NEO that vested during 2016.
(2)	Calculated based on the closing price of a share of our common stock on the New York Stock Exchange on the vesting date.

No stock options were exercised by our Named Executive Officers during 2016.

Potential Payments Upon Termination or Change in Control

In August 2011, the Company entered into a new Employment Agreement with Dr. Medel that replaced his previous Employment Agreement entered into in August 2008. In August 2008, the Company entered into Employment Agreements with each of Messrs. Calabro and Wagner. The Company entered into an Employment Agreement with Ms. Lopez-Blanco in 2010. In addition, the Company entered into an Employment Agreement with Dr. Stanley in 2012. Each of these Employment Agreements provides for the Company to make certain payments and provide certain benefits to the executive upon termination of employment with the Company. Those provisions are summarized below.

Termination by Company for Cause. In the event that an executive’s employment with the Company is terminated by the Company for Cause, then the Company will pay the executive his or her base salary through the termination date at the rate in effect at the termination date and reimburse the executive for any reasonable business expenses incurred through the date of termination.

The term “Cause” is defined in each of the Employment Agreements for Dr. Medel and Messrs. Calabro and Wagner to mean the executive’s (i) engagement in (A) willful misconduct resulting in material harm to the Company, or (B) gross negligence; (ii) conviction of, or pleading nolo contendere to, a felony or any other crime involving fraud, financial misconduct, or misappropriation of the Company’s assets; (iii) willful and continual failure, after written notice, to (A) perform substantially his employment duties consistent with his position and authority, or (B) follow, consistent with his position, duties, and authorities, the reasonable lawful mandates of his supervisor; or (iv) breach of the requirements of his employment agreement with respect to the Company’s confidential information. For purposes of this definition, acts or omissions taken by the executive in a good faith belief that they were in the best interests of the Company or if done at the express direction of the Company’s Board of Directors will not be deemed willful or grossly negligent. In each of the Employment Agreements for Ms. Lopez-Blanco and Dr. Stanley, the term “Cause” is defined to mean (i) any act or omission of the executive which is materially contrary to the business interests, reputation or goodwill of the Company; (ii) a material breach by the executive of his or her obligations under the Employment Agreement, which breach is not promptly remedied upon written notice from the Company; (iii) the executive’s refusal to perform his or her duties as assigned pursuant to the Employment Agreement other than a refusal which is remedied by the executive promptly after receipt of written notice thereof by the Company; or (iv) the executive’s failure or refusal to comply with a reasonable policy, standard or regulation of the Company in any material respect.

Termination by Executive due to Poor Health or due to Executive’s Death. In the event that an executive terminates his or her employment because of Poor Health or the executive’s employment terminates because of his or her death, then the Company will pay to the executive (or his or her estate) his or her base salary to the termination date, pay the executive a pro rata portion of the bonus that the executive would have received had his or her employment not terminated (as determined in accordance with the Employment Agreement) and reimburse the executive for any reasonable business expenses incurred through the date of termination. In addition, if the executive terminates his or her employment due to Poor Health, the executive will receive any disability payments otherwise payable under any plans provided by the Company.

Termination due to Disability. If the Company terminates the employment of Dr. Medel, Messrs. Calabro or Wagner by reason of his Disability, then the Company will continue to pay Dr. Medel and Messrs. Calabro or Wagner base salary for a period of 12 months after the termination date and the actual performance bonus, on a pro rata basis, that would have been payable to the executive for the fiscal year if the executive had not been terminated. If the Company terminates the employment of Ms. Lopez-Blanco or Dr. Stanley by reason of his or her Disability, the Company will pay the executive 50% of his or her base salary for a period of six months after the termination date and the actual performance bonus, on a pro rata basis, that would have been payable to the executive for the fiscal year if he or she had not been terminated.

Termination by Company without Cause or by Executive for Good Reason or due to Change in Control. If the Company terminates the employment of Dr. Medel, Messrs. Calabro or Wagner without Cause (which requires not less than 90 days’ notice), or Messrs. Calabro or Wagner terminates his employment for any reason within one year after a Change in Control, the Company terminates the employment of Messrs. Calabro or Wagner within 24 months following a Change in Control, or Dr. Medel, Messrs. Calabro or Wagner terminates his employment for Good Reason, then the Company will (a) pay that executive’s base salary through the termination date plus any reimbursement owed to that executive for any reasonable business expenses incurred through the date of termination, (b) continue to pay the executive’s base salary for a period of 24 months after the termination date, (c) on the first and second anniversaries of the termination date, pay the executive an amount equal to the greater of his “average annual performance bonus” or his bonus for the year immediately preceding his termination and (d) pay the executive a pro rata portion of the bonus he would have received for the year in which his employment terminates. If the termination is due to a Change in Control, then the performance bonuses referred to in (c) above would be paid to the executive in a lump sum within 90 days of the termination date. If the Company terminates the employment of Dr. Medel without Cause or Dr. Medel terminates his employment for Good Reason in either case within 24 months following a Change in Control, the Company will pay his base salary through the termination date plus any reimbursement owed to him for any reasonable business expenses incurred through the date of termination and continue to pay Dr. Medel’s base salary for 36 months after the termination date and, within 90 days following such termination date, an amount equal to three times the greater of his “average annual performance bonus” or his bonus for the year immediately preceding his termination. For this purpose, “average annual performance bonus” means the average of the executive’s earned performance bonus as a percentage of base salary for the three years preceding such termination date, multiplied by the executive’s base salary at the time of termination. If Ms. Lopez-Blanco or Dr. Stanley terminates his or her employment for Good Reason (other than, in the case of Ms. Lopez-Blanco, a Change in Control Good Reason, as defined below), then the Company will (a) pay him or her base salary through the termination date plus any reimbursement owed to him or her for any reasonable business expenses incurred through the date of termination, (b) continue to pay him or her base salary for a period of six months (12 months if termination is in connection with a Change in Control) after the termination date, and (c) pay him or her a pro rata portion of the performance bonus he or she would have received for the year in which his or her employment terminates, subject to reduction in order to avoid such payments being deemed “excess parachute payments,” as that term is defined in Section 280G of the Code. If Ms. Lopez-Blanco terminates her employment for a Change in Control Good Reason, then the Company will pay her the performance bonus she would have received for the year in which her employment terminates as if she had worked for the entire fiscal year and met all goals and objectives of such year. If the Company terminates the employment of Ms. Lopez-Blanco or Dr. Stanley without Cause, then the Company will (a) pay his or her base salary through the termination date plus any reimbursement owed to him or her for any reasonable business expenses incurred through the date of termination, (b) continue to pay his or her base salary for a period of 12 months after the termination date, (c) pay him or her a pro rata portion of the performance bonus he or she would have received for the year in which his or her employment terminates, and (d) within 30 days of the first anniversary of the termination date, pay him or her an amount equal to his or her “average annual performance bonus.” For this purpose, “average annual performance bonus” means (i) the average of the performance bonuses paid to the executive in his or her current position for the three full calendar years prior to the termination date or (ii) in the event that a three year average cannot be determined, the executive’s bonus in his or her current position for the year immediately preceding his or her termination. For purposes of this definition, “Good Reason” will not be deemed to exist unless the executive provides the Company with written notice of the existence of such condition within 90 days after the initial existence of the condition and the Company fails to remedy the condition within 30 days after its receipt of such notice.

The Employment Agreement for each of Dr. Medel and Messrs. Calabro and Wagner defines “Good Reason” to mean (i) a material diminution in the executive’s base salary or performance bonus eligibility; (ii) a material diminution in the executive’s authority, duties, or responsibilities; (iii) a material diminution in the authority, duties or responsibilities of the supervisor to whom the executive is required to report, including, in the case of the Chief Executive Officer, a requirement that Dr. Medel report to a corporate officer or employee instead of reporting directly to the Board of Directors of the Company; (iv) a material diminution in the budget over which the executive retains authority; (v) a material change in the geographic location at which the executive must perform the services under his Employment Agreement; or (vi) any other action or inaction that constitutes a material breach by the Company under his Employment Agreement. The Employment Agreement for each of Ms. Lopez-Blanco and Dr. Stanley defines “Good Reason” to mean (i) a decrease in the executive’s base salary; (ii) a decrease in the performance bonus potential utilized by the Company in determining a performance bonus for the executive; (iii) within a one year period after a Change in Control, the executive is either (a) assigned any position, duties, responsibilities or compensation that are significantly diminished when compared with his or her position, duties, responsibilities or compensation prior to such Change in Control, or (b) forced to relocate to another location more than 25 miles from the Company’s location prior to the Change in Control (each of (iii)(a) and (b) a “Change in Control Good Reason”); (iv) the assignment to the executive of any officer position inconsistent with his or her present position other than any isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of written notice; (v) the requirement by the Company that the executive be based in any office or location outside of the metropolitan area where the Company’s present corporate offices are located, except for travel reasonably required in the performance of the executive’s duties; (vi) (in the case of Ms. Lopez-Blanco), a material diminution in Ms. Lopez-Blanco’s authority, duties or responsibilities; or (vii) (in the case of Ms. Lopez-Blanco), any other action or inaction that constitutes a material breach by the Company under Ms. Lopez-Blanco’s Employment Agreement.

The term “Change in Control” is defined in each executive’s Employment Agreement to mean (i) the acquisition by a person or an entity or a group of persons and entities, directly or indirectly, of more than 50% of the Company’s common stock in a single transaction or a series of transactions (hereinafter referred to as a “50% Change in Control”); (ii) a merger or other form of corporate reorganization resulting in an actual or de facto 50% Change in Control; or (iii) the failure of Applicable Directors (as defined below) to constitute a majority of the Company’s Board of Directors during any two (2) consecutive year period after the date of each of the executive’s Employment Agreement (the “Two-Year Period”). “Applicable Directors” means those individuals who are members of the Company’s Board of Directors at the inception of the Two-Year Period and any new Director whose election to the Board of Directors or nomination for election to the Board of Directors was approved (prior to any vote thereon by the shareholders) by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the Two-Year Period at issue or whose election or nomination for election during such Two-Year Period was previously approved as provided in this sentence.

Termination by Executive. An executive may terminate his or her employment, other than for Good Reason or due to a Change in Control, upon 90 days’ notice to the Company, or in the case of Dr. Stanley, upon 45 days’

notice. In such event, the Company will continue to pay the executive his or her base salary through the termination date, and in the case of Dr. Medel and Messrs. Calabro and Wagner, if in connection with such termination the executive gives sufficient notice and executes a general release of the Company, then the Company will pay the executive a pro rata portion of the bonus that the executive would have received had his employment not terminated (as determined in accordance with his Employment Agreement). In addition, the Company will reimburse each executive for any reasonable business expenses incurred through the date of termination. If the Company specifies a termination date for the employment of Dr. Medel, Messrs. Calabro or Wagner or Ms. Lopez-Blanco that is less than 90 days (45 days in the case of Dr. Stanley), as applicable after the Company’s receipt of written notice of such termination from the executive, then the Company will continue to pay to the executive his or her base salary for a period ending on such 90th day (45th day in the case of Dr. Stanley).

Employment Transition and Severance Agreement. If the Company so requests within five business days following a termination of the employment of Dr. Medel, Messrs. Calabro or Wagner by reason of the executive’s Disability, termination by the Company without Cause, termination by the executive due to Poor Health, or termination by the executive for Good Reason, then the executive will continue to be employed by the Company on a part-time basis for a period (the “transition period”) to be determined by the Company of up to 90 days, unless extended by mutual agreement. During this transition period, the executive is required to perform such services as may reasonably be required for the transition to others of matters previously within the executive’s responsibilities. Unless otherwise mutually agreed, the executive will not be required to serve more than five days per month during the transition period. For services during the transition period, the executive will be compensated at a daily rate equal to his base salary immediately prior to the termination of his employment divided by 365.

Continuation of Group Health Coverage. The Employment Agreement for each of Dr. Medel and Messrs. Calabro and Wagner also provides for the continuation in any self-insured, group health plan sponsored by the Company as if the executive were still an employee of the Company during any severance period or transition period. For this purpose, “severance period” means the period after the termination date during which the executive continues to receive base salary payments following the termination of employment as described above. In addition, upon termination of the executive’s employment for any reason (in the case of Dr. Medel or, in the case of the other executives for any reason other than Cause) and only if the executive and his eligible dependents first irrevocably decline any continuation coverage provided pursuant to the applicable provisions in the Employee Retirement Income Security Act of 1974, the executive and his eligible dependents will be entitled to elect to continue in any self-insured, group health plan sponsored by the Company as if the executive were still an employee of the Company (the “Enhanced Coverage”), during a period of five years following the later of the termination date, the end of the severance period or the end of the transition period. In its sole discretion, the Company may provide healthcare insurance to the executive and his eligible dependents through one or several insurance carriers selected by the Company in lieu of the Enhanced Coverage (the “Alternate Enhanced Coverage”), provided the coverage is substantially comparable. The executive will pay the full cost of the Enhanced Coverage or the cost of the Alternate Enhanced Coverage, up to the cost of the plan for such period of coverage for similarly situated employees and covered beneficiaries.

Payments in the Event of a Change in Control. The Employment Agreement for each of Messrs. Calabro and Wagner requires the Company to increase or “gross-up” any amounts payable to an executive that are contingent upon a Change in Control by an amount that will reimburse the executive, on an after-tax basis, for any excise tax imposed under Section 4999 of the Code, on any amounts that are deemed to be “excess parachute payments,” and for any interest or penalties incurred by an executive with respect to any such excise tax.

Vesting of Equity Awards. The Employment Agreement for each of Dr. Medel and Messrs. Calabro and Wagner provides that all unvested stock options, stock appreciation rights, restricted stock and other stock based awards granted to an executive by the Company will continue to vest until fully vested following the termination of an executive’s employment due to Disability, termination without Cause, Good Reason, Poor Health or death.

In addition, in the event of a Change in Control, for each of Dr. Medel and Messrs. Calabro and Wagner, such awards will automatically vest and, in the case of stock options and stock appreciation rights, become immediately exercisable. In the event Ms. Lopez-Blanco’s or Dr. Stanley’s employment is terminated due to Disability or death, all unvested stock options, stock appreciation rights, restricted stock and other stock based awards granted to her by the Company will continue to vest until fully vested following the termination of her employment. Further, in the event Ms. Lopez-Blanco’s or Dr. Stanley’s termination date as a result of a Change in Control occurs within the 12 month period of a Change in Control, any unvested stock options, unvested restricted stock and, in the case of Ms. Lopez-Blanco, any unvested stock appreciation rights and other unvested incentive compensation awards, held by the executive on the termination date will automatically vest and, in the case of stock options, become immediately exercisable.

Payments of Unused Leave Time. In accordance with the Company’s paid time off policies, an executive officer will be paid any earned but unused paid time off upon termination. This payment will occur in all termination events. In addition to the leave time that the executive accrues in any year, such executive may carry forward 15 days of leave time from the prior year; therefore, the maximum payout upon termination for each executive would be the value of such executive’s contracted annual leave time plus 15 carry-over days.

Restrictive Covenants. Pursuant to his or her Employment Agreement, each executive officer is subject to certain restrictive covenants that survive termination of employment. If the executive fails to comply with any of those restrictive covenants, he or she will not be entitled to receive any further payments or benefits as a result of the termination of his or her employment (other than his or her base salary through the date of termination and reimbursement of any reasonable business expenses incurred through the date of termination). In addition, the Company then will have the right to terminate without advance notice any future payments and benefits of every kind that otherwise would be due to the executive on account of his or her termination of employment.

The following tables illustrate the payments and benefits that each of Drs. Medel and Stanley, Messrs. Calabro and Wagner and Ms. Lopez-Blanco would have received under his or her Employment Agreement if his or her employment with the Company had terminated for any of the reasons described above on December 31, 2016. The amounts presented in the tables, reflect compensation (including equity ownership) at such year end, are estimates only and do not necessarily reflect the actual value of the payments and other benefits that would be received by the NEOs, which would only be known at the time that employment actually terminates.

		TRIGGERING EVENT
Executive	Compensation Components	Change in Control	By Executive without Good Reason	By Company for Cause		By Company without Cause	By Executive for Good Reason	By the Company by Reason of Executive’s Disability	By Executive Due to Poor Health or Due to Executive’s Death
Roger J. Medel, M.D.	Cash Severance(1)	$8,100,000	$444,000	$—	(5)	$5,844,000	$5,844,000	$1,444,000	$444,000
	Long-term Incentives(6)	12,544,812	—	—		12,544,812	12,544,812	12,544,812	12,544,812
	Other Compensation(7)	198,000	198,000	198,000		198,000	198,000	198,000	198,000
	Total Benefit to Employee	$20,842,812	$642,000	$198,000		$18,586,812	$18,586,812	$14,186,812	$13,186,812

Vivian Lopez-Blanco	Cash Severance(2)	$615,600	$—	$—	(5)	$1,161,850	$378,100	$378,100	$140,600
	Long-term Incentives(8)	2,492,884	—	—		—	—	2,492,884	2,492,884
	Total Benefit to Employee	$3,108,484	$—	$—		$1,161,850	$378,100	$2,870,984	$2,633,484

Joseph M. Calabro	Cash Severance(2)	$2,745,600	$177,600	$—	(5)	$2,745,600	$2,745,600	$777,600	$177,600
	Long-term Incentives(3)	7,649,301	—	—		7,649,301	7,649,301	7,649,301	7,649,301
	Section 280G Gross-up(4)	—	—	—		—	—	—	—
	Total Benefit to Employee	$10,394,901	$177,600	$—		$10,394,901	$10,394,901	$8,426,901	$7,826,901

Karl B. Wagner	Cash Severance(2)	$2,273,000	$148,000	$—	(5)	$2,273,000	$2,273,000	$648,000	$148,000
	Long-term Incentives(3)	3,227,945	—	—		3,227,945	3,227,945	3,227,945	3,227,945
	Section 280G Gross-up(4)	—	—	—		—	—	—	—
	Total Benefit to Employee	$5,500,945	$148,000	$—		$5,500,945	$5,500,945	$3,875,945	$3,375,945

Michael D. Stanley, M.D.	Cash Severance(2)	$549,900	$—	$—	(5)	$929,588	$324,900	$324,900	$99,900
	Long-term Incentives(8)	1,682,965	—	—		—	—	1,682,965	1,682,965
	Total Benefit to Employee	$2,232,865	$—	$—		$929,588	$324,900	$2,007,865	$1,782,865

(1)	Cash severance includes: (i) in the case of a termination by the executive without Good Reason, base salary through the date of termination, the actual performance bonus, on a pro rata basis, that would have been payable to the executive for the fiscal year, as set forth in the Summary Compensation Table, if the executive had not been terminated so long as the executive gives sufficient notice and executes a general release of Company plus any reimbursement owed to the executive for reasonable business expenses incurred through the date of termination, (ii) in the case of termination by the Company without Cause or by the executive for Good Reason, (a) continuation of base salary through the termination date, plus any reimbursement owed to the executive for any reasonable business expenses incurred through the date of termination, (b) continuation of base salary for 24 months after the termination date, (c) on the first and second anniversaries of the termination date, the greater of the executive’s “average annual performance bonus” (as defined in the executive’s Employment Agreement) or his prior year’s bonus (this amount is paid as a lump sum within 90 days of the termination date if the termination is in connection with a Change in Control) and (d) the actual performance bonus, on a pro rata basis, that would have been payable to the executive for the fiscal year if the executive had not been terminated, (iii) in the case of termination by the Company without Cause or Dr. Medel for Good Reason, in either case within 24 months following a Change in Control: (a) continuation of base salary through the termination date, plus any reimbursement owed to the executive for any reasonable business expenses incurred through the date of termination, (b) continuation of base salary for 36 months after the termination date, (c) within 90 days following such termination, an amount equal to three times the greater of the executive’s “average annual performance bonus” (as defined in the executive’s Employment Agreement) or his prior year’s bonus, and (iv) in the case of termination by the Company on account of the executive’s Disability, continuation of base salary for a period of 12 months after the termination date and the actual performance bonus, on a pro rata basis, that would have been payable to executive for the fiscal year if executive had not been terminated, and (v) in the case of termination by the executive due to executive’s Poor Health or Death, the executive’s base salary through the termination date, the actual performance bonus, on a pro rata basis, that would have been payable to the executive for the fiscal year if the executive had not been terminated plus any reimbursement owed to the executive for reasonable business expenses incurred through the date of termination.
(2)

Cash severance includes: (i) in the case of a termination by the executive without Good Reason, base salary through the date of termination, the actual performance bonus, on a pro rata basis, that would have been payable to the executive for the fiscal year, as set forth in the Summary Compensation Table (except in the case of Ms. Lopez-Blanco or Dr. Stanley), if executive had not been terminated so long as the executive gives sufficient notice and executes a general release of Company plus any reimbursement owed to the executive for reasonable business expenses incurred through the date of termination, (ii) in the case of termination by the Company without Cause or by the executive for Good Reason or due to Change in Control (except in the case of Ms. Lopez-Blanco or Dr. Stanley), (a) continuation of base salary through the termination date, plus any reimbursement owed to the executive for any reasonable business expenses incurred through the date of termination, (b) (except in the case of Ms. Lopez-Blanco or Dr. Stanley) continuation of base salary for 24 months after the termination date, (c) (except in the case of Ms. Lopez-Blanco or Dr. Stanley) on the first and second anniversaries of the termination date, the greater of the executive’s “average annual performance bonus” (as defined in the executive’s Employment Agreement) or his prior year’s bonus (this amount is paid as a lump sum within 90 days of the termination date if the termination is in connection with a Change in Control) and (d) the actual performance bonus, on a pro rata basis, that would have been payable to the executive for the fiscal year if the executive had not been terminated, (iii)(a) in the case of termination of Ms. Lopez-Blanco or Dr. Stanley by the Company without Cause or by Ms. Lopez-Blanco or Dr. Stanley for Good Reason (other than a Change in Control Good Reason, as defined above): (1) continuation of base salary through the termination date, plus any reimbursement owed to Ms. Lopez-Blanco or Dr. Stanley for any reasonable business expenses incurred through the date of termination, (2) continuation of base salary for 12 months after the termination date (six months if terminated for Good Reason other than in connection with a Change in Control), (3) the actual performance bonus, on a pro rata basis, that would have been payable to Ms. Lopez-Blanco or Dr. Stanley for the fiscal year if Ms. Lopez-Blanco or Dr. Stanley had not been terminated (in the case of termination by Ms. Lopez-Blanco or Dr. Stanley for Good Reason, subject to reduction in order to avoid such payments being deemed “excess parachute payments,” as that term is defined in Section 280G of the Code), and (4) in the case of termination of Ms. Lopez-Blanco or Dr. Stanley by the Company without Cause within 30 days of the first anniversary of the termination date, Ms. Lopez-Blanco’s and Dr. Stanley’s “average annual performance bonus” (as defined in his or her Employment Agreement) and (b) in the case of termination by Ms. Lopez-Blanco for a Change in Control Good Reason, the performance bonus Ms. Lopez-Blanco would have received for the year in which her employment terminates as if she had worked for the entire fiscal year and met all goals and objectives of such year; (iv) in the case of termination by the Company on account of the executive’s Disability, continuation of base salary for a period of 12 months after the termination date (50% of base salary for a period of six months in the case of Ms. Lopez-Blanco or Dr. Stanley) and the actual performance bonus, on a pro rata basis, that would have been payable to the executive for the fiscal year if the executive had not been terminated, and (v) in the case of termination by the executive due to the executive’s Poor Health or Death, the executive’s base salary through the termination date, the actual performance bonus, on a pro rata basis, that would have been payable to the executive for the fiscal year if the executive had not been terminated plus any reimbursement owed to the executive for reasonable business expenses incurred through the date of termination.
(3)	This amount reflects the value of each of the executive’s unvested restricted stock as of December 31, 2016, that would become vested if a specified termination event had occurred on December 31, 2016. In the case of a Change in Control, this accelerated vesting will occur whether or not the executive’s employment is terminated.
(4)	If both a Change in Control occurred and the executive’s employment terminated on December 31, 2016, and the executive received the estimated payments shown in the Change in Control column of this table on that date, those payments would not have resulted in any excess parachute payment under Section 280G of the Code and thus no gross-up payments would have been required with respect to those payments. Whether or not a payment will constitute an “excess parachute payment,” however, depends not only upon the value of the payments that are contingent upon a Change in Control but also upon the average of an executive’s W-2 compensation for the five years immediately prior to the year in which the Change in Control occurs. Thus, facts and circumstances at the time of any Change in Control and termination thereafter, as well as changes in the executive’s compensation history preceding the Change in Control, could materially impact whether and to what extent any excise tax would be imposed and therefore the amount of any gross-up payment.
(5)	If the executive is terminated for Cause, then the Company will continue to pay the executive his or her base salary through the termination date plus any reimbursement owed to the executive for any reasonable business expenses incurred through the date of termination.
(6)	This amount reflects the value of Dr. Medel’s unvested restricted stock as of December 31, 2016, that would become vested if a specified termination event had occurred on December 31, 2016.
(7)	If Dr. Medel’s employment is terminated for any reason, the Company will reimburse Dr. Medel for mutually agreed upon lease space and reasonable wages to an administrative assistant for two years from his date of termination. This amount represents the approximate cost of lease space and reasonable wages to an administrative assistant for two years.
(8)	This amount reflects the value of Ms. Lopez-Blanco’s or Dr. Stanley’s unvested restricted stock as of December 31, 2016, that would become vested in the event that Ms. Lopez-Blanco’s or Dr. Stanley’s termination date as a result of a Change in Control occurs within the 12 month period of a Change in Control.

DIRECTOR COMPENSATION

Each non-employee Director receives the following annual compensation for their service: (i) an annual retainer fee of $65,000, payable quarterly, (ii) an annual fee of $7,500 for attendance at meetings, payable quarterly, (iii) an additional annual retainer fee of $50,000, payable quarterly, for the Chairman of the Board of Directors and an additional annual retainer fee of $25,000, payable quarterly, for the Lead Independent Director, (iv) an additional annual retainer fee of $20,000, payable quarterly, for the chair of the Audit Committee, and (v) an additional annual retainer fee of $10,000 per committee, payable quarterly, for the chair of any committee of the Board of Directors other than the Audit Committee. In addition, in June of each year, each non-employee Director is granted restricted stock with a grant date fair value of $127,500, vesting in equal annual increments over a three-year period commencing on the anniversary of the date of grant.

The Board of Directors’ policy for awarding restricted stock also applies to each non-employee Director upon his or her initial election or appointment to the Board of Directors. The grant date fair value of the award will be $200,000 with a three-year vesting period. We provide grants of equity to our Directors because we believe that it helps foster a long-term perspective and aligns our Directors’ interests with that of our shareholders. All non-management members of our Board of Directors are required to own MEDNAX common stock worth three times their annual base cash retainer fee. MEDNAX also reimburses all of its Directors for out-of-pocket expenses incurred in connection with the rendering of services as a Director.

The following table includes all non-employee Directors who served in 2016. Dr. Medel does not earn additional income for his service as a Director.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	All Other Compensation	Total Compensation
Cesar L. Alvarez (3)	$126,126	$127,549	$—	$253,675
Manuel Kadre	$107,500	$127,549	$—	$235,049
Karey D. Barker	$72,500	$127,549	$—	$200,049
Waldemar A. Carlo, M.D. (4)	$78,874	$127,549	$—	$206,423
Michael B. Fernandez	$72,500	$127,549	$—	$200,049
Paul G. Gabos	$92,500	$127,549	$—	$220,049
Pascal J. Goldschmidt, M.D.	$82,500	$127,549	$—	$210,049
Donna E. Shalala, Ph.D.	$72,500	$127,549	$—	$200,049
Enrique J. Sosa, Ph.D.	$72,500	$127,549	$—	$200,049

(1)	This column reports the amount of cash compensation earned in 2016 for Board and committee service.
(2)	The amounts in this column reflect the grant-date fair value of the restricted stock awards, calculated in accordance with the accounting guidance for stock-based compensation, but excluding the impact of estimated forfeitures. The following Directors had outstanding stock option awards and restricted stock awards, respectively, at the 2016 fiscal year end: Mr. Alvarez (39,538 and 3,824), Mr. Kadre (-0- and 3,824), Ms. Barker (-0- and 3,772), Dr. Carlo (41,120 and 3,824), Mr. Fernandez (-0- and 3,824), Mr. Gabos (39,538 and 3,824), Dr. Goldschmidt (29,688 and 3,824), Dr. Shalala (28,634 and 3,824) and Dr. Sosa (57,122 and 3,824).
(3)	The amount for Mr. Alvarez includes the cash compensation earned for his role as Chairman of the Nominating and Corporate Governance Committee up to May 11, 2016, the date on which his service in this capacity ended.
(4)	The amount for Dr. Carlo includes the cash compensation earned for his role as Chairman of the Nominating and Corporate Governance Committee since May 12, 2016, the date on which his service in this capacity began.

SHARE OWNERSHIP INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires MEDNAX’s Directors and executive officers, and persons who own more than 10% of our common stock, to file with the Securities and Exchange Commission reports of ownership and changes in ownership of our common stock. Our Directors, executive officers and greater than 10% shareholders are also required by rules promulgated by the Securities and Exchange Commission to furnish MEDNAX with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such reports furnished to MEDNAX, the absence of a Form 3, 4 or 5, or representations from certain reporting persons that no Forms 5 were required, MEDNAX believes that all Section 16(a) filing requirements applicable to its Directors, officers and greater than 10% beneficial owners were complied with during the fiscal year ended December 31, 2016, except that Dr. Pascal J. Goldschmidt filed a late Form 4 on December 21, 2016 reporting the purchase of 2,100 shares of common stock on December 7, 2016.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information concerning the beneficial ownership of common stock of MEDNAX as of March 7, 2017, for the following:

•	Each person known to us to be a beneficial owner of more than 5% of our outstanding shares of common stock;

•	Each of our Directors;

•	Our Chief Executive Officer and our other NEOs; and

•	All of our Directors and executive officers as a group.

Name of Beneficial Owner (1)	Common Stock Beneficially Owned (2)
	Shares	Percent
T. Rowe Price Associates, Inc. (3)	9,410,828	10.1%
BlackRock, Inc. (4)	7,720,994	8.3%
The Vanguard Group (5)	7,172,553	7.7%
FMR LLC (6)	5,245,567	5.6%
Roger J. Medel, M.D. (7)	1,254,975	1.4%
Cesar L. Alvarez (8)	70,793	*
Karey D. Barker (9)	4,720	*
Waldemar A. Carlo, M.D. (10)	47,041	*
Michael B. Fernandez (11)	91,947	*
Paul G. Gabos (12)	29,457	*
Pascal J. Goldschmidt, M.D. (13).	17,749	*
Manuel Kadre (14)	89,551	*
Donna E. Shalala, Ph.D. (15)	40,939	*
Enrique J. Sosa, Ph.D. (16)	57,709	*
Joseph M. Calabro (17)	228,981	*
Vivian Lopez-Blanco (18)	99,097	*
Michael D. Stanley, M.D. (19)	35,247	*
Karl B. Wagner (20)	105,932	*
All Directors and executive officers as a group (17 persons) (21)	2,265,434	2.4%

*	Less than one percent
(1)	Unless otherwise specified, the address of each of the beneficial owners identified is c/o MEDNAX, Inc., 1301 Concord Terrace, Sunrise, Florida 33323. Each holder is a beneficial owner of common stock of MEDNAX.

(2)	Based on 92,889,873 shares of common stock issued and outstanding as of March 7, 2017. The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act and the information is not necessarily indicative of beneficial ownership for any other purpose. Under that rule, beneficial ownership includes any shares as to which the individual or entity has voting power or investment power and any shares that the individual or entity has the right to acquire within 60 days of March 7, 2017, through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes or table, each individual or entity has sole voting and investment power, or shares such powers with his or her spouse, with respect to the shares shown as beneficially owned.
(3)	Based on a Schedule 13G/A filed with the SEC on February 7, 2017. T. Rowe Price Associates, Inc.’s address is 100 E. Pratt Street, Baltimore, Maryland 21202.
(4)	Based on a Schedule 13G/A filed with the SEC on January 25, 2017. BlackRock, Inc.’s address is 55 East 52nd Street, New York, New York 10055.
(5)	Based on a Schedule 13G/A filed with the SEC on February 10, 2017. The Vanguard Group’s address is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.
(6)	Based on a Schedule 13G filed with the SEC on February 14, 2017. FMR LLC’s address is 245 Summer Street, Boston, Massachusetts 02210.
(7)	Includes (i) 1,066,784 shares of common stock directly owned; and (ii) 188,191 shares of unvested restricted stock which Dr. Medel presently has the power to vote.
(8)	Includes (i) 27,431 shares of common stock directly owned; (ii) 39,538 shares of common stock subject to options exercisable within 60 days of March 7, 2017; and (iii) 3,824 shares of unvested restricted stock which Mr. Alvarez presently has the power to vote.
(9)	Includes (i) 948 shares of common stock directly owned; and (ii) 3,772 shares of unvested restricted stock which Ms. Barker presently has the power to vote.
(10)	Includes (i) 7,431 shares of common stock directly owned; (ii) 35,786 shares of common stock subject to options exercisable within 60 days of March 7, 2017; and (iii) 3,824 shares of unvested restricted stock which Mr. Carlo presently has the power to vote.
(11)	Includes (i) 65,803 shares of common stock directly owned; (ii) 22,320 shares of common stock beneficially owned through a self-directed IRA; and (iii) 3,824 shares of unvested restricted stock which Mr. Fernandez presently has the power to vote.
(12)	Includes (i) 7,431 shares of common stock directly owned; (ii) 18,202 shares of common stock subject to options exercisable within 60 days of March 7, 2017; and (iii) 3,824 shares of unvested restricted stock which Mr. Gabos presently has the power to vote.
(13)	Includes (i) 13,925 shares of common stock directly owned; and (ii) 3,824 shares of unvested restricted stock which Dr. Goldschmidt presently has the power to vote.
(14)	Includes (i) 85,727 shares of common stock directly owned; and (ii) 3,824 shares of unvested restricted stock which Mr. Kadre presently has the power to vote.
(15)	Includes (i) 8,481 shares of common stock directly owned; (ii) 28,634 shares of common stock subject to options exercisable within 60 days of March 7, 2017; and (iii) 3,824 shares of unvested restricted stock which Dr. Shalala presently has the power to vote.
(16)	Includes (i) 7,431 shares of common stock directly owned; (ii) 46,454 shares of common stock subject to options exercisable within 60 days of March 7, 2017; and (iii) 3,824 shares of unvested restricted stock which Dr. Sosa presently has the power to vote.
(17)	Includes (i) 114,230 shares of common stock directly owned; and (ii) 114,751 shares of unvested restricted stock which Mr. Calabro presently has the power to vote.
(18)	Includes (i) 18,074 shares of common stock directly owned; (ii) 3,626 shares of common stock directly owned that were acquired through the Company’s Employee Stock Purchase Plan; (iii) 40,000 shares of common stock subject to options exercisable within 60 days of March 7, 2017; and (iv) 37,397 shares of unvested restricted stock which Ms. Lopez-Blanco presently has the power to vote.
(19)	Includes (i) 10,000 shares of common stock directly owned; and (ii) 25,247 shares of unvested restricted stock which Dr. Stanley presently has the power to vote.
(20)	Includes (i) 47,030 shares of common stock directly owned; (ii) 10,478 shares of common stock beneficially owned by RMMR Properties, L.P., a Delaware limited partnership controlled by Mr. Wagner; and (iii) 48,424 shares of unvested restricted stock which Mr. Wagner presently has the power to vote.
(21)	Includes (i) 1,502,969 shares of common stock directly owned; (ii) 226,614 shares of common stock subject to options exercisable within 60 days of March 7, 2017; and (iii) 488,942 shares of unvested restricted stock which certain executive officers presently have the power to vote.

INDEPENDENT AUDITORS

Independent Auditors

MEDNAX’s independent auditors for the year ended December 31, 2016, was the firm of PricewaterhouseCoopers LLP. Subject to shareholder ratification, the Audit Committee has reappointed PricewaterhouseCoopers LLP as the independent registered certified public accounting firm to perform audit services for MEDNAX in 2017. MEDNAX expects that representatives of PricewaterhouseCoopers LLP will attend the annual meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Fees Paid to Independent Auditors

The aggregate fees billed by PricewaterhouseCoopers LLP for the indicated services rendered during fiscal years 2016 and 2015 were as follows:

Audit Fees

PricewaterhouseCoopers LLP billed MEDNAX $1,545,879, in the aggregate, for professional services for the audit of the Company’s consolidated financial statements and internal control over financial reporting for the year ended December 31, 2016, reviews of MEDNAX’s interim consolidated financial statements, which are included in each of MEDNAX’s Quarterly Reports on Form 10-Q for the year ended December 31, 2016 and the statutory audit of MEDNAX’s wholly owned captive insurance subsidiary. During 2015, PricewaterhouseCoopers LLP billed MEDNAX $1,272,335, in the aggregate, for professional services for the audit of the Company’s consolidated financial statements and internal control over financial reporting for the year ended December 31, 2015, reviews of MEDNAX’s interim consolidated financial statements, which are included in each of MEDNAX’s Quarterly Reports on Form 10-Q for the year ended December 31, 2015 and the statutory audit of MEDNAX’s wholly owned captive insurance subsidiary.

Audit-Related Fees

PricewaterhouseCoopers LLP did not bill MEDNAX for any audit-related fees in 2016 or 2015.

Tax Fees

PricewaterhouseCoopers LLP did not bill MEDNAX for any tax services in 2016 or 2015.

All Other Fees

PricewaterhouseCoopers LLP did not bill MEDNAX for any other services in 2016. During 2015, PricewaterhouseCoopers LLP billed MEDNAX $65,000, in the aggregate, for the review of an offering memorandum, the related issuance of a comfort letter and for the review of a registration statement.

Pre-Approval Policies and Procedures

The Audit Committee is required to review and approve the proposed retention of independent auditors to perform any proposed auditing and non-auditing services as outlined in its charter. The Audit Committee has not established policies and procedures separate from its charter concerning the pre-approval of auditing and non-auditing related services. As required by Section 10A of the Exchange Act, our Audit Committee has authorized all auditing and non-auditing services provided by PricewaterhouseCoopers LLP during 2016 and the fees paid for such services.

PROPOSAL 2: RE-APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS OF THE MEDNAX, INC. AMENDED AND RESTATED 2008 INCENTIVE COMPENSATION PLAN, AS AMENDED FOR PURPOSES OF SECTION 162(M) OF THE INTERNAL REVENUE CODE

Background and Purpose

Our shareholders are being asked to reapprove the material terms of the performance goals of the MEDNAX, Inc. Amended and Restated 2008 Incentive Plan, as amended, so that incentive awards granted under the plan to certain of our named executive officers may qualify as deductible performance-based compensation under Section 162(m) of the Internal Revenue Code. We are not seeking approval of any additional shares for issuance under the plan and we are not asking our shareholders to approve any changes to the material terms of the performance goals or any other terms of the plan at this time.

Shareholder re-approval of the material terms of the performance goals of the plan is required every five years in order to comply with certain exclusions from the limitations of Section 162(m) of the Internal Revenue Code. Section 162(m) generally disallows a public company’s tax deduction for compensation to “covered employees” (as defined below) in excess of $1 million in any tax year. Compensation that qualifies as “performance-based compensation” is excluded from the $1 million deductibility limitation, and therefore remains fully deductible by the company that pays it. Performance awards granted to persons whom the Compensation Committee of our Board of Directors expects will, for the year in which a deduction arises, be “covered employees” will, unless otherwise specified by the Compensation Committee, be subject to provisions that are intended to qualify such awards as “performance-based compensation” not subject to the limitation on tax deductibility by MEDNAX under Internal Revenue Code Section 162(m). For purposes of Section 162(m), the term “covered employee” means MEDNAX’s chief executive officer and each other person whose compensation is required to be disclosed in MEDNAX’s filings with the Securities and Exchange Commission by reason of that person being among the three highest compensated officers of MEDNAX as of the end of a taxable year. Because the material terms of the performance goals of the plan were last approved in 2012, our Board of Directors is seeking re-approval of the performance goals at this year’s annual meeting.

For purposes of Section 162(m), the material terms of the performance goals of the plan include (a) the class of eligible persons who may receive compensation under the plan, (b) the business criteria on which the performance goals are based and (c) the maximum amount of certain types of compensation that may be paid to a participant under the plan during certain periods.

MEDNAX’s Board of Directors recommends that shareholders reapprove the material terms of the performance goals of the plan. If the requisite shareholder approval of the performance goals is not obtained, we may continue to grant awards under the plan in accordance with its current terms; however, certain awards granted under the plan that might otherwise have been intended to qualify as “performance-based compensation” under Section 162(m), may not qualify as such and accordingly may not be deductible by us depending on the facts and circumstances.

Our Board of Directors originally adopted the plan on March 24, 2008. The plan was approved by our shareholders in May of 2008 and subsequently amended in connection with our holding company reorganization. Our Board of Directors amended and restated the plan on March 15, 2012, which amendment and restatement was approved by our shareholders on May 10, 2012.

The purpose of the plan is to provide a means for MEDNAX and its related entities, including subsidiaries, other designated affiliates and its affiliated professional associations, corporations and partnerships, to attract key personnel to provide services to MEDNAX and its related entities, as well as to provide a means whereby those key persons can acquire and maintain stock ownership, thereby strengthening their commitment to the welfare of MEDNAX and its related entities and promoting the mutuality of interests between participants and MEDNAX’s shareholders. A further purpose of the plan is to provide participants with additional incentive and reward opportunities designed to enhance the profitable growth of MEDNAX and its related entities, and provide participants with annual and long term performance incentives to expend their maximum efforts in the creation of shareholder value. The terms of the plan provide for grants of stock options, stock appreciation rights, restricted stock, deferred stock, other stock-related awards and performance awards that may be settled in cash, stock or other property.

Summary of the MEDNAX, Inc. Amended and Restated 2008 Incentive Compensation Plan, as amended

The following is a summary of certain principal features of the MEDNAX, Inc. Amended and Restated 2008 Incentive Compensation Plan, as amended. This summary is qualified in its entirety by reference to the complete text of plan. Shareholders are urged to read the actual text of the MEDNAX, Inc. Amended and Restated 2008 Incentive Compensation Plan, as amended, in its entirety, which is set forth as Exhibit A to this proxy statement.

Shares Available for Awards; Annual Per-Person Limitations

Under the plan, the total number of shares of MEDNAX common stock that may be subject to the granting of awards is equal to 9,750,000 shares. Any shares subject to awards of options or stock appreciation rights will be counted against this limit as one share for every one share granted whereas shares subject to any other awards will be counted as 2.0 shares for every one share granted.

As of March 7, 2017, there were options granted and outstanding covering 312,397 shares of common stock. The weighted average exercise price for these outstanding options was $27.78 per share and their weighted average term to expiration was two years. Also, as of March 7, 2017, there were 950,541 non-vested shares of restricted common stock outstanding with a weighted average fair value of $67.02 per share. As of March 7, 2017, a total of 4,479,731shares of common stock were available for future grants and awards under the plan.

The maximum aggregate number of shares that may be delivered as a result of “incentive stock options,” as defined in Section 422 of the Internal Revenue Code (“ISOs”), is 9,750,000 shares. Awards granted or shares issued in substitution for rewards or related obligations by a company acquired by us after May 10, 2012 (the “Effective Date”) do not reduce the total number of available shares under the plan.

In addition, the plan imposes individual limitations on the amount of certain awards in part to comply with Internal Revenue Code Section 162(m). Under these limitations, during any fiscal year the number of options or stock appreciation rights granted to any one participant may not exceed 1 million shares and the number of restricted stock, deferred stock, performance shares and other stock-based awards may not exceed 750,000 shares, subject to adjustment in certain circumstances. The maximum dollar amount that may be paid to any one participant in respect of a performance award that is payable other than in stock with respect to a 12-month performance period is $10 million and with respect to any performance period that is more than 12 months, $10 million multiplied by the number of full 12 months in such performance period.

The Compensation Committee of our Board of Directors administers the plan. The Compensation Committee is authorized to adjust the limitations described in the two preceding paragraphs and is authorized to adjust outstanding awards (including adjustments to exercise prices of options and other affected terms of awards) in the event that an extraordinary dividend or other distribution (whether in cash, shares of MEDNAX common stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event affects the MEDNAX common stock so that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants. The Compensation Committee is also authorized to adjust performance conditions and other terms of awards in response to these kinds of events, upon the occurrence of a change in control, or in response to changes in applicable laws, regulations or accounting principles, provided that no adjustments may be made with respect to any performance awards if and to the extent that such adjustment would cause the award to fail to qualify as “performance based compensation” under Internal Revenue Code
Section 162(m).

Eligibility

The persons eligible to receive awards under the plan are the officers, Directors, employees, consultants and other persons who provide services to MEDNAX or any of its related entities. An employee on leave of absence may be considered as still in the employ of MEDNAX or a related entity for purposes of eligibility for participation in the plan. As of December 31, 2016, there were approximately 3,600 practicing physicians, 3,615 other clinical professionals and 7,400 other full-time and part-time employees and nine non-employee directors who may be eligible to participate in the plan.

Administration

The Compensation Committee of MEDNAX’s Board of Directors administers the plan. The plan must be administered by members of our Board of Directors who are “non-employee directors” as defined by Rule 16b-3 of the Exchange Act, “outside directors” for purposes of Section 162(m) of the Internal Revenue Code, and “independent” as defined by the New York Stock Exchange (or any other national securities exchange on which any securities of MEDNAX may be listed for trading in the future). However, to the extent that our Board of Directors elects and is permitted to administer the plan under its terms, only the “independent” members of the Board may exercise any power or authority granted to administer the plan. Subject to the terms of the plan, the Compensation Committee is authorized to select eligible persons to receive awards, determine the type and number of awards to be granted and the number of shares of MEDNAX common stock to which awards will relate, specify times at which awards will be exercisable or settleable (including performance conditions that may be required as a condition thereof), set other terms and conditions of awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the plan and make all other determinations that may be necessary or advisable for the administration of the plan.

Stock Options and Stock Appreciation Rights

The Compensation Committee is authorized to grant stock options, including non-qualified stock options and ISOs, which can result in potentially favorable tax treatment to the participant, and stock appreciation rights. Stock appreciation rights may be granted without regard to any option (“Stand-Alone Stock Appreciation Rights”) or in conjunction with all or part of any option granted under the plan (“Tandem Stock Appreciation Rights”). Stock appreciation rights entitle the participant to receive the amount by which the fair market value of a share of MEDNAX common stock on the date of exercise exceeds the grant price of the stock appreciation right, as determined by the Compensation Committee.

The exercise price per share of an option and the grant price of a stock appreciation right must not be less than 100% of the fair market value of a share of MEDNAX common stock on the date of grant or, in the case of a Tandem Stock Appreciation Right, less than the associated option exercise price. For purposes of the plan, the term “fair market value” means the fair market value of MEDNAX common stock, awards or other property as determined by the Compensation Committee or under procedures established by the Compensation Committee. Unless otherwise determined by the Compensation Committee or MEDNAX’s Board of Directors, the fair market value of MEDNAX common stock as of any given date shall be the closing sales price per share of MEDNAX common stock as reported on the principal stock exchange or market on which MEDNAX common stock is traded on the date as of which such value is being determined (or as of such later measurement date as determined by the Compensation Committee on the date the award is granted) or, if there is no sale on that date, the last previous day on which a sale was reported. The maximum term of each option or stock appreciation right, the times at which each option or stock appreciation right will be exercisable, and provisions requiring forfeiture of unexercised options or stock appreciation rights at or following termination of employment or service generally are fixed by the Compensation Committee except that no option or stock appreciation right may have a term exceeding 10 years. Options may be exercised by payment of the exercise price in cash, shares, outstanding awards or other property, as the Compensation Committee may determine from time to time. Methods of exercise and settlement and other terms of the stock appreciation rights are determined by the Compensation Committee.

A Tandem Stock Appreciation Right may be granted at the same time as the related option is granted or, for options that are not ISOs, at any time thereafter before exercise or expiration of such option. A Tandem Stock Appreciation Right may only be exercised when the related option would be exercisable and the fair market value of the shares subject to the related option exceeds the option’s exercise price. Any option related to a Tandem Stock Appreciation Right will no longer be exercisable to the extent the Tandem Stock Appreciation Right has been exercised and any Tandem Stock Appreciation Right will no longer be exercisable to the extent the related option has been exercised.

Restricted and Deferred Stock

The Compensation Committee is authorized to grant restricted stock and deferred stock. Restricted stock is a grant of shares of MEDNAX common stock which may not be sold or disposed of for a specified period, and with a risk of forfeiture and other restrictions specified by the Compensation Committee. Risks of forfeiture may include continuous service requirements and performance requirements, among others. A participant granted restricted stock generally has all of the rights of a shareholder of MEDNAX, unless otherwise determined by the Compensation Committee. An award of deferred stock confers upon a participant the right to receive shares of MEDNAX common stock at the end of a specified deferral period, and may be subject to possible risks of forfeiture of the award as the Compensation Committee may determine. Prior to settlement, an award of deferred stock carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

Dividend Equivalents

The Compensation Committee is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, shares of MEDNAX common stock, other awards or other property equal in value to dividends paid on a specific number of shares of MEDNAX common stock or other periodic payments. Dividend equivalents may be granted alone or in connection with another award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional shares of MEDNAX common stock, awards or otherwise as specified by the Compensation Committee.

Bonus Stock and Awards in Lieu of Cash Obligations

The Compensation Committee is authorized to grant shares of MEDNAX common stock as a bonus free of restrictions, or to grant shares of MEDNAX common stock or other awards in lieu of MEDNAX obligations to pay cash under the plan or other plans or compensatory arrangements, subject to such terms as the Compensation Committee may specify.

Other Stock-Based Awards

The Compensation Committee is authorized to grant awards under the plan that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of MEDNAX common stock. The Compensation Committee determines the terms and conditions of such awards. Except for certain limited situations, other stock-based awards subject solely to future service requirements shall be subject to restrictions for a period of not less than three years from the date of the grant, but may vest on a pro-rata basis over such three-year period.

Performance Awards

The right of a participant to exercise or receive a grant or settlement of any award, and the timing thereof, may be subject to such performance conditions (including subjective individual goals) as may be specified by the Compensation Committee. In addition, the plan authorizes the Compensation Committee to grant specific performance awards, which represent a conditional right to receive cash, shares of MEDNAX common stock or other awards upon achievement of certain performance goals during a relevant performance period. The performance criteria and the length of the performance period will be determined by the Compensation Committee upon the grant of each performance award. Performance awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with procedures established by the Compensation Committee, on a deferred basis, in a manner that does not violate the requirements of Section 409A of the Internal Revenue Code.

Performance awards granted to persons whom the Compensation Committee expects will, for the year in which a deduction arises, be “covered employees” (as defined below) will, unless otherwise specified by the Compensation Committee, be subject to provisions that are intended to qualify such awards as “performance-based compensation” not subject to the limitation on tax deductibility by MEDNAX under Internal Revenue Code Section 162(m). For purposes of Section 162(m), the term “covered employee” means MEDNAX’s chief executive officer and each other person whose compensation is required to be disclosed in MEDNAX’s filings with the Securities and Exchange Commission by reason of that person being among the three highest compensated officers of MEDNAX as of the end of a taxable year. If and to the extent required under Section 162(m) of the Internal Revenue Code, any power or authority relating to a performance award intended to qualify under Section 162(m) of the Internal Revenue Code is to be exercised by the Compensation Committee, not MEDNAX’s Board of Directors.

Subject to the requirements of the plan, the Compensation Committee will determine performance award terms, including the required levels of performance with respect to specified objective business criteria, the corresponding amounts payable upon achievement of such levels of performance, termination and forfeiture provisions and the form of settlement. One or more of the following business criteria for MEDNAX, on a consolidated basis, and/or for related entities, or for business or geographical units of MEDNAX and/or a related entity (except with respect to the total shareholder return and earnings per share criteria), will be used by the Compensation Committee in establishing performance goals for performance awards granted to persons whom the Compensation Committee expects will, for the year in which a deduction arises, be “covered employees”: (1) earnings per share; (2) revenues or margins; (3) cash flow; (4) operating margin; (5) return on net assets, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income or income from operations; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total shareholder return; (13) debt reduction; (14) market share; (15) entry into new markets, either geographically or by business unit; (16) customer retention and satisfaction; (17) strategic plan development and implementation, including turnaround plans; and/or (18) the Fair Market Value of a share of our common stock. Any of the above goals may be determined on an absolute or relative basis in comparison to prior periods or as compared to the performance of a published or special index deemed applicable by the Compensation Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies. Performance goals must be established not later than 90 days after the beginning of the performance period applicable to the performance awards or at such other date as may be required for performance-based compensation treatment under Section 162(m) of the Internal Revenue Code.

After the end of each performance period, the Compensation Committee will determine and certify whether the performance goals have been achieved. At the time the Compensation Committee establishes performance goals for performance awards granted to persons whom the Compensation Committee expects will, for the year in which a deduction arises, be “covered employees,” the Compensation Committee may provide that in determining the achievement of performance goals, the Compensation Committee will exclude the impact of any (i) restructurings, discontinued operations, extraordinary items (as defined pursuant to generally accepted accounting principles), and other unusual or non-recurring charges, (ii) a change in accounting standards required by generally accepted accounting principles, or (iii) such other exclusions or adjustments as the Compensation Committee specifies at the time the award is granted. The Compensation Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with awards granted to persons whom the Compensation Committee expects will, for the year in which a deduction arises, be “covered employees,” but may not exercise discretion to increase any such amount payable to a “covered employee” in respect of an award granted to persons whom the Compensation Committee expects will, for the year in which a deduction arises, be “covered employees,” if and to the extent that such adjustment would cause the award to fail to qualify as performance based compensation under Section 162(m) of the Internal Revenue Code.

Other Terms of Awards

Generally, restricted stock awards, deferred stock awards, performance awards valued by reference to MEDNAX common stock and other stock-based awards (i) that are not subject to performance-based vesting requirements must vest over a period of not less than three years from date of grant (but permitting pro-rata vesting over such time) or be non-transferable (other than certain permitted transfers) for a period of not less than three years from the date of grant (but permitting release from these nontransferability pro-rata over such time) and (ii) that are subject to performance-based vesting requirements must vest over a period of not less than one year.

Awards may be settled in the form of cash, shares of MEDNAX common stock, other awards or other property, in the discretion of the Compensation Committee. The Compensation Committee may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the Compensation Committee may establish, provided that such deferral will satisfy the requirements of Section 409A of the Internal Revenue Code. The Compensation Committee is authorized to place cash, shares of MEDNAX common stock or other property in trusts or make other arrangements to provide for payment of MEDNAX’s obligations under the plan. MEDNAX is authorized to provide that a portion of any shares of MEDNAX common stock or other property to be distributed will be withheld (or previously acquired shares of MEDNAX common stock or other property be surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the Compensation Committee may, in its discretion, permit transfers for estate planning or other purposes subject to any applicable restrictions under Rule 16b-3 of the Exchange Act.

If any award constitutes a “nonqualified deferred compensation plan” under Section 409A of the Internal Revenue Code, then the award will be subject to additional restrictions on payment and other requirements if and to the extent required to comply with Section 409A.

Awards under the plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Compensation Committee may, however, grant awards in exchange for other awards under the plan awards or under other Company plans, or other rights to payment from MEDNAX, and may grant awards in addition to and in tandem with such other awards, rights or other awards.

Acceleration of Vesting; Change in Control

Subject to certain limitations, the Compensation Committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions or the expiration of deferral or vesting periods of any award. In the event of a “change in control” of MEDNAX, as defined in the plan, and only to the extent provided in any employment or other agreement between the participant and MEDNAX or any related entity, or in any award agreement, or to the extent otherwise determined by the Compensation Committee in its sole discretion in each particular case, (i) any option or stock appreciation right that was not previously vested and exercisable at the time of the change in control will become immediately vested and exercisable; (ii) any restrictions, deferral of settlement and forfeiture conditions applicable to a restricted stock award, deferred stock award or another stock-based award subject only to future service requirements will lapse and such awards will be deemed fully vested; and (iii) performance goals and conditions applicable to any outstanding award will be deemed met as of the date of the change in control.

Adjustments, Amendment and Termination

Subject to certain limitations, the Compensation Committee is authorized to make adjustments and alterations to awards (including, in some cases, in a manner adverse to a participant) in connection with a change in control, stock dividends or distributions, recapitalizations, mergers and other corporate events, as well as in recognition of other unusual or nonrecurring events affecting MEDNAX or its related entities and changes in financial reporting, laws, regulations, taxes, business strategy and other matters. MEDNAX’s Board of Directors may amend, alter, suspend, discontinue or terminate the plan or the Compensation Committee’s authority to grant awards without further shareholder approval (and the Compensation Committee may alter, amend or terminate any award including, in any case, in a manner adverse to the rights of a participant under an outstanding award), except shareholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of the New York Stock Exchange or any stock exchange or quotation system on which shares of MEDNAX common stock are then listed or quoted, including any change in the exercise price of an option if such change would constitute a repricing under such rules. Thus, shareholder approval may not necessarily be required for every amendment to the plan which might increase the cost of the plan or alter the eligibility of persons to receive awards. Shareholder approval will not be deemed to be required under laws or regulations, such as those relating to ISOs, that condition favorable treatment of participants on such approval, although MEDNAX’s Board of Directors may, in its discretion, seek shareholder approval in any circumstance in which it deems such approval advisable. The plan will terminate at the earliest of (i) such time as no shares remain available for issuance under the plan, (ii) termination of the plan by MEDNAX’s Board of Directors or (iii) the tenth anniversary of the Effective Date. Awards outstanding upon expiration of the plan shall remain in effect until they have been exercised or terminated, or have expired.

Clawback

Any award granted pursuant to the plan on or after January 1, 2014 is subject to mandatory repayment by the recipient to MEDNAX to the extent the recipient is, or in the future becomes, subject to (1) any MEDNAX “clawback” or recoupment policy adopted by MEDNAX’s Board of Directors or the Compensation Committee to comply with the requirements of any applicable law, rule or regulation, or otherwise, or (2) any law, rule or regulation which imposes mandatory recoupment, under the circumstances set forth in any such law, rule or regulation.

Federal Income Tax Consequences of Awards

The plan is not qualified under the provisions of section 401(a) of the Internal Revenue Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

Nonqualified Stock Options

On exercise of a nonqualified stock option granted under the plan, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the shares of stock acquired on exercise of the option over the exercise price. If the optionee is an employee of MEDNAX or a related entity, that income will be subject to the withholding of Federal income tax. The optionee’s tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and the holding period for those shares will begin on that date.

If an optionee pays for shares of stock on exercise of an option by delivering shares of MEDNAX’s stock, the optionee will not recognize gain or loss on the shares delivered, even if their fair market value at the time of exercise differs from the optionee’s tax basis in them. The optionee, however, will be taxed on the exercise of the option in the manner described above as if he had paid the exercise price in cash. If a separate identifiable stock certificate is issued for that number of shares equal to the number of shares delivered on exercise of the option, the optionee’s tax basis in the shares represented by that certificate will be equal to his or her tax basis in the shares delivered, and the holding period for those shares will include the holding period for the shares delivered. The optionee’s tax basis and holding period for the additional shares received on exercise of the option will be the same as if the optionee had exercised the option solely in exchange for cash.

MEDNAX will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the optionee, provided that amount constitutes an ordinary and necessary business expense for MEDNAX and is reasonable in amount, and either the employee includes that amount in income or MEDNAX timely satisfies its reporting requirements with respect to that amount.

Incentive Stock Options

The plan provides for the grant of stock options that qualify as ISOs, as defined in section 422 of the Internal Revenue Code. Under the Internal Revenue Code, an optionee generally is not subject to tax upon the grant or exercise of an ISO. In addition, if the optionee holds a share received on exercise of an ISO for at least two years from the date the option was granted and at least one year from the date the option was exercised (the “Required Holding Period”), the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, however, an optionee disposes of a share acquired on exercise of an ISO before the end of the Required Holding Period (a “Disqualifying Disposition”), the optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. If, however, the Disqualifying Disposition is a sale or exchange on which a loss, if realized, would be recognized for Federal income tax purposes, and if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

An optionee who exercises an ISO by delivering shares of stock acquired previously pursuant to the exercise of an ISO before the expiration of the Required Holding Period for those shares is treated as making a Disqualifying Disposition of those shares. This rule prevents “pyramiding” on the exercise of an ISO (that is, exercising an ISO for one share and using that share, and others so acquired, to exercise successive ISOs) without the imposition of current income tax.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionee’s alternative minimum taxable income for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the share in the year in which the option is exercised, there will be no adjustment with respect to that share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the optionee’s alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

MEDNAX is not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired on exercise of an ISO after the Required Holding Period. However, if there is a Disqualifying Disposition of a share, MEDNAX is allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, provided that amount constitutes an ordinary and necessary business expense for MEDNAX and is reasonable in amount, and either the employee includes that amount in income or MEDNAX timely satisfies its reporting requirements with respect to that amount.

Stock Awards

Generally, the recipient of a stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is non-vested when it is received under the plan (for example, if the recipient is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired as stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested. Upon the disposition of any stock received as a stock award under the plan, the difference between the sale price and the recipient’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more the one year from the date as of which he or she would be required to recognize any compensation income.

Stock Appreciation Rights

MEDNAX may grant Stand-Alone Stock Appreciation Rights or Tandem Stock Appreciation Rights, under the plan. Generally, the recipient of a Stand-Alone Stock Appreciation Right will not recognize any taxable income at the time the Stand-Alone Stock Appreciation Right is granted.

With respect to Stand-Alone Stock Appreciation Rights, if the recipient receives the appreciation inherent in the stock appreciation rights in cash, the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received. If the recipient receives the appreciation inherent in the stock appreciation rights in shares of stock, the recipient will recognize ordinary compensation income equal to the excess of the fair market value of the stock on the day it is received over any amounts paid by the recipient for the stock.

With respect to Tandem Stock Appreciation Rights, if the recipient elects to surrender the underlying option in exchange for cash or shares of stock equal to the appreciation inherent in the underlying option, the tax consequences to the recipient will be the same as discussed above relating to the Stand-Alone Stock Appreciation Rights. If the recipient elects to exercise the underlying option, the holder will be taxed at the time of exercise as if he or she had exercised a nonqualified stock option (discussed above), i.e., the recipient will recognize ordinary income for Federal tax purposes measured by the excess of the then fair market value of the shares of stock over the exercise price.

In general, there will be no Federal income tax deduction allowed to MEDNAX upon the grant or termination of Stand-Alone Stock Appreciation Rights or Tandem Stock Appreciation Rights. Upon the exercise of either a Stand-Alone Stock Appreciation Right or a Tandem Stock Appreciation Right, however, MEDNAX will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Internal Revenue Code.

Dividend Equivalents

Generally, the recipient of a dividend equivalent award will recognize ordinary compensation income at the time the dividend equivalent award is received equal to the fair market value of the award received. MEDNAX generally will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the dividend equivalent award, provided that the deduction is not otherwise disallowed under the Internal Revenue Code.

Section 409A of the Internal Revenue Code

The plan is intended to comply with Section 409A of the Internal Revenue Code to the extent that such section would apply to any award under the plan. Section 409A of the Internal Revenue Code governs the taxation of deferred compensation. Any participant that is granted an award that is deemed to be deferred compensation, such as a grant of deferred stock, and does not comply with Section 409A could be subject to immediate taxation on the award (even if the award is not exercisable) and an additional 20% tax on the award.

Section 162 Limitations

The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code, which generally disallows a public company’s tax deduction for compensation to covered employees in excess of $1 million in any tax year, beginning on or after January 1, 1994. Compensation that qualifies as “performance-based compensation” is excluded from the $1 million deductibility limitation, and therefore remains fully deductible by the company that pays it. MEDNAX intends that options granted to employees, who the Compensation Committee expects to be covered employees at the time a deduction arises in connection with such options, will qualify as such “performance-based compensation,” so that such options will not be subject to the Section 162(m) deductibility limitation of $1 million. MEDNAX also intends that performance awards will be performance-based as described above so that such awards will not be subject to Section 162(m) limitations. Future changes in Section 162(m) or the regulations thereunder may adversely affect the ability of MEDNAX to ensure that options under the plan will qualify as “performance-based compensation” that is fully deductible by MEDNAX under Section 162(m).

Importance of Consulting Tax Adviser

The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon current Federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any recipient may depend on his particular situation, each recipient should consult his or her tax adviser as to the Federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award.

New Plan Benefits

Future grants under the plan will be made at the discretion of the Compensation Committee and, accordingly, are not yet determinable. In addition, the value of the awards granted under the plan will depend on a number of factors, including the fair market value of our common stock on future dates, the exercise decisions made by the participants and the extent to which any applicable performance goals necessary for vesting or payment are achieved. Consequently, it is not possible to determine the benefits that might be received by participants receiving discretionary grants under the plan.

Proxies will be voted “FOR” the re-approval of the amendment and restatement of the material terms of the performance goals under the plan absent contrary instructions.

MEDNAX’s Board of Directors recommends a vote “FOR” the re-approval of the material terms of the performance goals under the MEDNAX, Inc. Amended and Restated 2008 Incentive Compensation Plan, as amended.

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has selected and appointed the firm of PricewaterhouseCoopers LLP to act as our independent registered certified public accounting firm for the 2017 fiscal year. PricewaterhouseCoopers LLP was our independent auditor for the fiscal year ended December 31, 2016. Although ratification is not required by our bylaws or otherwise, the Board of Directors is submitting the appointment of PricewaterhouseCoopers LLP to our shareholders for ratification as a matter of good corporate practice. If the appointment is not ratified, the Audit Committee will re-evaluate its appointment, taking into consideration our shareholders’ vote. However, the Audit Committee is solely responsible for the appointment and termination of our auditors and may do so at any time in its discretion.

Proxies will be voted “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered certified public accounting firm for the 2017 fiscal year absent contrary instructions.

MEDNAX’s Board of Directors recommends a vote “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered certified public accounting firm for the 2017 fiscal year.

PROPOSAL 4: ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by Section 14A of the Exchange Act, MEDNAX is providing its shareholders the opportunity to cast a non-binding advisory vote “FOR” or “AGAINST” the compensation paid to named executive officers in 2016 as disclosed and described in the “Executive Compensation: Compensation Discussion and Analysis” section of this Proxy Statement, including the section entitled “Overview of the Executive Compensation Program,” the compensation tables and the narrative disclosures that accompany the compensation tables.

As described in detail in our “Executive Compensation: Compensation Discussion and Analysis” section of this Proxy Statement, the compensation tables and related narrative discussion, the compensation of executive officers is designed to have strong links to performance achievements, both in terms of operational and financial results as well as in optimizing shareholder value. We evaluate the relationship between compensation cost, shareholder value and company performance on a regular basis. At-risk elements such as performance-based cash incentives and stock-based compensation comprise a significant portion of our overall executive remuneration. For incentive plans, we establish performance goals so that the level of compensation received appropriately corresponds to the level of performance achieved. In addition, the vesting of stock-based compensation is designed to encourage ownership that results in business decisions that build long-term shareholder value and thus stock price appreciation, and retention of our named executive officers. We believe that the compensation paid to our named executive officers for 2016 appropriately considers our demonstrated ability to increase revenue, net income and profitability over the long-term as a result of the continued leadership of these named executive officers. The introduction of performance shares with rigorous financial goals in 2014 and the continued use of such awards since that time and in 2016 further aligns executive pay with Company performance and our clawback policy, required minimum share ownership for our executive officers and enhanced anti-hedging policies further align executive compensation with our shareholders’ long-term interests.

Shareholders are urged to read the section entitled “Executive Compensation: Compensation Discussion and Analysis,” which discusses our executive compensation programs in detail, as well as the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing in our 2016 Annual Report that accompanies this Proxy Statement.

Accordingly, MEDNAX requests your approval of the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the section entitled “Executive Compensation: Compensation Discussion and Analysis,” compensation tables and related narrative discussion, is hereby APPROVED.

MEDNAX’s Board of Directors recommends a vote “FOR” the approval of the compensation paid to its named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission and described in the section entitled “Executive Compensation: Compensation Discussion and Analysis,” including the compensation tables and the related narrative discussion.

Although the vote is non-binding and advisory, the Board of Directors and the Compensation Committee will review the voting results in connection with their ongoing evaluation of the Company’s compensation program.

PROPOSAL 5: ADVISORY VOTE AS TO THE FREQUENCY WITH WHICH FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION SHOULD BE HELD

Section 14A of the Exchange Act also requires MEDNAX, at least once every six years, to provide its shareholders with the opportunity to cast a non-binding advisory vote as to the frequency with which future non-binding advisory votes on executive compensation should be held. Shareholders may indicate their preference to hold the future advisory votes on executive compensation every year, every two years, every three years, or may abstain from voting.

The Company, the Compensation Committee and the Board of Directors believe that it is appropriate and in the best interest of the Company for the Company’s shareholders to continue to cast an advisory vote on executive compensation every year.

The optimal frequency of the executive compensation vote necessarily turns on a judgment about the relative benefits and burdens of each of the options. There have been diverging views expressed on this question and the Board of Directors believes there is a reasonable basis for each of the options.

Those who have argued for a less frequent vote point out that this option would allow shareholders to focus on overall design issues rather than details of individual decisions, would align with the goal of compensation programs, such as that of MEDNAX, which are designed to reward performance that promotes long-term shareholder value, and would avoid the burden that annual votes would impose on shareholders required to evaluate the compensation programs of a large number of companies each year.

Others believe that an annual vote is needed to give shareholders the opportunity to react promptly to emerging trends in compensation, provide feedback before those trends become pronounced over time, and give the Board of Directors and the Compensation Committee the opportunity to evaluate individual compensation decisions each year in light of the ongoing feedback from shareholders.

In formulating its recommendation, our Board of Directors considered that an annual advisory vote on executive compensation will allow our shareholders to continue to provide us with their direct input on our compensation programs every year.

Accordingly, MEDNAX’s shareholders are being asked to vote on the following resolution:

“RESOLVED, that the Company’s shareholders advise the Company to include a non-binding, advisory vote on the compensation of the Company’s named executive officers pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, every:

•	year;

•	two years; or

•	three years.”

MEDNAX’s Board of Directors recommends that shareholders vote to hold the advisory vote on executive compensation every year.

OTHER BUSINESS

The Board of Directors knows of no other business to be brought before the annual meeting. If, however, any other business should properly come before the annual meeting, it is the intention of the persons named in the accompanying proxy card to vote the shares they represent in accordance with the recommendation of MEDNAX’s Board of Directors.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (without exhibits or documents incorporated by reference therein) are available without charge to shareholders upon written request to Investor Relations at 1301 Concord Terrace, Sunrise, Florida 33323, by calling (954) 384-0175 or via the Internet at www.mednax.com.

INFORMATION CONCERNING SHAREHOLDER PROPOSALS

As more specifically provided in our Articles of Incorporation, no business may be brought before an annual meeting unless it is specified in the notice of the meeting or is otherwise properly brought before the meeting by or at the direction of our Board of Directors or by a shareholder entitled to vote who has delivered proper notice to us, together with the information required by our Articles of Incorporation, not less than 120 days nor more than 180 days prior to the first anniversary of the preceding year’s notice of annual meeting. Accordingly, any shareholder proposal to be considered at the 2018 Annual Meeting of Shareholders must be properly submitted to us on or before November 17, 2017, but not earlier than September 18, 2017, or such proposal will be considered untimely. A copy of the provision of MEDNAX’s Articles of Incorporation relating to shareholder nominations is available upon request from MEDNAX’s Secretary at 1301 Concord Terrace, Sunrise, Florida 33323. These requirements are separate from the Securities and Exchange Commission’s requirements that a shareholder must meet in order to have a shareholder proposal included in our Proxy Statement for the 2018 Annual Meeting of Shareholders.

Shareholders interested in submitting a proposal for inclusion in our proxy materials for the 2018 Annual Shareholders’ Meeting may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act and MEDNAX’s Articles of Incorporation. To be eligible for inclusion in such proxy materials, shareholder proposals must be received by our Secretary, at the address noted above, not later than November 17, 2017. No shareholder proposal was properly received for inclusion in this Proxy Statement.

EXHIBIT A

MEDNAX, INC.

AMENDED AND RESTATED

2008 INCENTIVE COMPENSATION PLAN

AS AMENDED FEBRUARY 6, 2014

MEDNAX, INC.

AMENDED AND RESTATED

2008 INCENTIVE COMPENSATION PLAN

AS AMENDED FEBRUARY 6, 2014

A-i

MEDNAX, INC.

AMENDED AND RESTATED

2008 INCENTIVE COMPENSATION PLAN

AS AMENDED FEBRUARY 6, 2014

1. Purpose. The purpose of this 2008 INCENTIVE COMPENSATION PLAN (the “Plan”) is to assist MEDNAX, INC., a Florida corporation (the “Company”) and its Related Entities (as hereinafter defined) in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors, consultants and other persons who provide services to the Company or its Related Entities by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company’s shareholders, and providing such persons with annual and long term performance incentives to expend their maximum efforts in the creation of shareholder value. This Plan was originally adopted by Pediatrix Medical Group, Inc., a Florida corporation (“PMG”) and PMG assigned all of its outstanding obligations under the Plan to the Company pursuant to the terms of a Merger Agreement between the Company, PMG and PMG Merger Sub Inc., a Florida corporation, effective as of December 31, 2008. The terms and conditions of the Plan are hereby amended and restated in their entirety to read as specified herein as of the Effective Date of Restated Plan.

2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof and elsewhere herein.

(a) “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award, Share granted as a bonus or in lieu of another Award, Dividend Equivalent, Other Stock-Based Award or Performance Award, together with any other right or interest, granted to a Participant under the Plan.

(b) “Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder.

(c) “Beneficiary” means the person, persons, trust or trusts that have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(b) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(d) “Beneficial Owner” and “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such Rule.

(e) “Board” means the Company’s Board of Directors.

(f) “Change in Control” means a Change in Control as defined in Section 9(b) of the Plan.

(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(h) “Committee” means the Compensation Committee of the Board, excluding any member who is not (i) a “non-employee director” within the meaning of Rule 16b-3 (or any successor rule) under the Exchange Act, unless administration of the Plan by “non-employee directors” is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, (ii) an “outside director” within the meaning of

Section 162(m) of the Code, and (iii) Independent”. The failure of the Committee to be so comprised shall not invalidate any Award that otherwise satisfies the terms of the Plan.

(i) “Consultant” means any Person (other than an Employee or a Director, solely with respect to rendering services in such Person’s capacity as a director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(j) “Continuous Service” means the uninterrupted provision of services to the Company or any Related Entity in any capacity of Employee, Director, Consultant or other service provider. Continuous Service shall not be considered to be interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entities, or any successor entities, in any capacity of Employee, Director, Consultant or other service provider, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director, Consultant or other service provider (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

(k) “Covered Employee” means each Person who shall be considered a “covered employee” for purposes of Section 162(m) of the Code.

(l) “Deferred Stock” means a right to receive Shares, including Restricted Stock, cash measured based upon the value of Shares, or a combination thereof, at the end of a specified deferral period.

(m) “Deferred Stock Award” means an Award of Deferred Stock granted to a Participant under Section 6(e) hereof.

(n) “Director” means a member of the Board or the Board of Directors of any Related Entity.

(o) “Disability” means a permanent and total disability (within the meaning of Section 22(e) of the Code), as determined by a medical doctor satisfactory to the Committee.

(p) “Dividend Equivalent” means a right, granted to a Participant under Section 6(g) hereof, to receive cash, Shares, other Awards or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments.

(q) “Effective Date” means May 23, 2008.

(r) “Effective Date of Restated Plan” means the date on which this Plan, as amended and restated, is approved by the shareholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Sections 162(m) and 422 of the Code, Rule 16b-3 under the Exchange Act, and applicable requirements under the rules of the Listing Market.

(s) “Eligible Person” means each officer, Director, Employee, Consultant and other person who provides services to the Company or any Related Entity. The foregoing notwithstanding, only employees of the Company, or any parent corporation or subsidiary corporation of the Company (as those terms are defined in Sections 424(e) and (f) of the Code, respectively), shall be Eligible Persons for purposes of receiving any Incentive Stock Options. An Employee on leave of absence may, in the discretion of the Committee, be considered as still in the employ of the Company or a Related Entity for purposes of eligibility for participation in the Plan.

(t) “Employee” means any person, including an officer or Director, who is an employee of the Company or any Related Entity. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(u) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(v) “Fair Market Value” means the fair market value of Shares, Awards or other property as determined by the Committee, or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of a Share as of any given date shall be the closing sale price per Share reported on a consolidated basis for stock listed on the principal stock exchange or market on which Shares are traded on the date as of which such value is being determined (or as of such later measurement date as determined by the Committee on the date the Award is authorized by the Committee) or, if there is no sale on that date, then on the last previous day on which a sale was reported.

(w) “Incentive Stock Option” means any Option intended to be designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.

(x) “Independent”, when referring to either the Board or members of the Committee, shall have the same meaning as used in the rules of the Listing Market.

(y) “Incumbent Board” means the Incumbent Board as defined in Section 9(b)(ii) hereof.

(z) “Listing Market” means the New York Stock Exchange or any other national securities exchange on which any securities of the Company are listed for trading, and if not listed for trading, by the rules of the Nasdaq Market.

(aa) “Option” means a right granted to a Participant under Section 6(b) hereof, to purchase Shares or other Awards at a specified price during specified time periods.

(bb) “Optionee” means a person to whom an Option is granted under this Plan or any person who succeeds to the rights of such person under this Plan.

(cc) “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(i) hereof.

(dd) “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(ee) “Performance Award” means any Award of Performance Shares or Performance Units granted pursuant to Section 6(h) hereof.

(ff) “Performance Period” means that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

(gg) “Performance Share” means any grant pursuant to Section 6(h) hereof of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(hh) “Performance Unit” means any grant pursuant to Section 6(h) hereof of a unit valued by reference to a designated amount of property (including cash) other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(ii) “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 13(d) thereof.

(jj) “Prior Plan” means the Pediatrix Medical Group, Inc. 2004 Incentive Compensation Plan.

(kk) “Related Entity” means any Subsidiary, and any business, corporation, partnership, limited liability company or other entity designated by the Board, in which the Company or a Subsidiary holds a substantial ownership interest, directly or indirectly, as well as any professional association, corporation or partnership that is affiliated with the Company.

(ll) “Restriction Period” means the period of time specified by the Committee that Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose.

(mm) “Restricted Stock” means any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such risks of forfeiture and other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

(nn) “Restricted Stock Award” means an Award granted to a Participant under Section 6(d) hereof.

(oo) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(pp) “Shares” means the shares of common stock of the Company, par value $.01 per share, and such other securities as may be substituted (or resubstituted) for Shares pursuant to Section 10(c) hereof.

(qq) “Stock Appreciation Right” means a right granted to a Participant under Section 6(c) hereof.

(rr) “Subsidiary” means any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or in which the Company has the right to receive 50% or more of the distribution of profits or 50% or more of the assets on liquidation or dissolution.

(ss) “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company (i) acquired by the Company or any Related Entity, (ii) which becomes a Related Entity after the date hereof, or (iii) with which the Company or any Related Entity combines.

3. Administration.

(a) Authority of the Committee. The Plan shall be administered by the Committee, except to the extent (and subject to the limitations imposed by Section 3(b) hereof) the Board elects to administer the Plan, in which case the Plan shall be administered by only those members of the Board who are Independent members of the Board, in which case references herein to the “Committee” shall be deemed to include references to the Independent members of the Board. The Committee shall have full and final authority, subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award Agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award Agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. In exercising any discretion granted to the Committee under the Plan or pursuant to any Award, the Committee shall not be required to follow past practices, act in a manner consistent with past practices, or treat any Eligible Person or Participant in a manner consistent with the treatment of other Eligible Persons or Participants.

(b) Manner of Exercise of Committee Authority. The Committee, and not the Board, shall exercise sole and exclusive discretion (i) on any matter relating to a Participant then subject to Section 16 of the Exchange Act with respect to the Company to the extent necessary in order that transactions by such Participant shall be exempt under Rule 16b-3 under the Exchange Act, (ii) with respect to any Award that is intended to qualify as “performance-based compensation” under Section 162(m), to the extent necessary in order for such Award to so qualify; and (iii) with respect to any Award to an Independent Director. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its Related Entities, Eligible Persons, Participants, Beneficiaries, transferees under Section 10(b) hereof or other persons claiming rights from or through a Participant, and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Related Entity, or committees thereof, the authority, subject to such terms and limitations as the Committee shall determine, to perform such functions, including administrative functions as the Committee may determine to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as “performance-based compensation” under Code Section 162(m) to fail to so qualify. The Committee may appoint agents to assist it in administering the Plan. Any such delegations shall be set forth in a written instrument that specifies the persons authorized to act thereunder and the terms and limitations of such authority, which writing shall be delivered to the Company’s Chief Financial Officer, Principal Accounting Officer and General Counsel before any authority may be exercised.

(c) Limitation of Liability. The Committee and the Board, and each member thereof, shall be entitled to, in good faith, rely or act upon any report or other information furnished to it, him or her by any officer or Employee, the Company’s independent auditors, Consultants or any other agents assisting in the administration of the Plan. Members of the Committee and the Board, and any officer or Employee acting at the direction or on behalf of the Committee or the Board, shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4. Shares Subject to Plan.

(a) Limitation on Overall Number of Shares Available for Delivery Under Plan. Subject to adjustment as provided in Section 10(c) hereof, the total number of Shares reserved and available for delivery under the Plan shall be 9,750,000, inclusive of any Shares remaining available for grant under the Prior Plan on the Effective Date of the Plan. Any Shares that are subject to Awards of Options or Stock Appreciation Rights shall be counted against this limit as one (1) Share for every one (1) Share with respect to which such Award is granted. Any Shares that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as 2.0 Shares (2.2 Shares for any such Awards granted prior to the Effective Date of Restated Plan) for every one (1) Share with respect to which such Award is granted. Any Shares delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

(b) Application of Limitation to Grants of Awards. No Award may be granted if the number of Shares to be delivered in connection with such an Award or, in the case of an Award relating to Shares but settled only in cash (such as cash-only Stock Appreciation Rights), the number of Shares to which such Award relates, exceeds the number of Shares remaining available for delivery under the Plan, minus the number of Shares deliverable in settlement of or relating to then outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of Shares actually delivered differs from the number of Shares previously counted in connection with an Award.

(c) Availability of Shares Not Delivered under Awards and Adjustments to Limits.

(i) If any Awards are forfeited, expire or otherwise terminate without issuance of such Shares, or any Award is settled for cash, or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, the Shares to which those Awards were subject, shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for delivery with respect to Awards under the Plan, subject to Section 4(c)(iv) below; provided, however, that Shares tendered or withheld to pay the exercise price for any Award or to pay taxes relating to any Award shall not again be available for delivery with respect to Awards under the Plan and, provided further, that Stock Appreciation Rights that are settled in Shares shall count against the limit in Section 4(a) of this Plan based upon the full number of Shares that are subject to the Award.

(ii) Substitute Awards shall not reduce the Shares authorized for delivery under the Plan or authorized for delivery to a Participant in any period. Additionally, in the event that a company acquired by the Company or any Related Entity or with which the Company or any Related Entity combines, has shares available under a pre-existing plan approved by its shareholders, the shares available for delivery pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for delivery under the Plan if and to the extent that the use of such Shares would not require approval of the Company’s shareholders under the rules of the Listing Market.

(iii) Any Share that again becomes available for delivery pursuant to this Section 4(c) shall be added back as one (1) Share if such Share was subject to an Option or Stock Appreciation Right granted under the Plan or an option or stock appreciation right granted under the Prior Plan, and as 2.0 Shares (2.2 Shares for any such Awards granted prior to the Effective Date of Restated Plan) if such Share was subject to an Award other than an Option or Stock Appreciation Right granted under the Plan or an option or stock appreciation right granted under the Prior Plan.

(iv) Notwithstanding anything in this Section 4(c) to the contrary but subject to adjustment as provided in Section 10(c) hereof, the maximum aggregate number of Shares that may be delivered under the Plan as a result of the exercise of the Incentive Stock Options shall be 9,750,000 shares.

(d) No Further Awards Under Prior Plan. In light of the adoption of this Plan, no further awards shall be made under the Prior Plan after the Effective Date, except to the extent that the number of Shares subject to such further awards do not exceed the number of Shares subject to awards under the Prior Plan that are forfeited, expire or otherwise terminate without issuance of Shares after the Effective Date.

5. Eligibility; Per-Person Award Limitations. Awards may be granted under the Plan only to Eligible Persons. Subject to adjustment as provided in Section 10(c), in any fiscal year of the Company during any part of which the Plan is in effect, no Participant may be granted (i) Options or Stock Appreciation Rights with respect to more than 1,000,000 Shares, or (ii) Restricted Stock, Deferred Stock, Performance Shares and/or Other Stock-Based Awards with respect to more than 750,000 Shares. In addition, the maximum dollar value payable to any one Participant with respect to Performance Units is (x) $10,000,000 with respect to any 12 month Performance Period (pro-rated for any Performance Period that is less than 12 months based upon the ratio of the number of days in the Performance Period as compared to 365), and (y) with respect to any Performance Period that is more than 12 months, $10,000,000 multiplied by the number of full 12 month periods that are in the Performance Period.

6. Specific Terms of Awards.

(a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of the Participant’s Continuous Service and terms permitting a Participant to make elections relating to his or her Award. Except as otherwise expressly provided herein, the Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of Florida law, no consideration other than services may be required for the grant (as opposed to the exercise) of any Award.

(b) Options. The Committee is authorized to grant Options to any Eligible Person on the following terms and conditions:

(i) Exercise Price. Other than in connection with Substitute Awards, the exercise price per Share purchasable under an Option shall be determined by the Committee, provided that such exercise price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of the Option and shall not, in any event, be less than the par value of a Share on the date of grant of the Option. If an Employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and an Incentive Stock Option is granted to such Employee, the exercise price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value of a Share on the date such Incentive Stock Option is granted. Other than pursuant to Section 10(c)(i) and (ii), the Committee shall not be permitted to (A) lower the exercise price per Share of an Option after it is granted, (B) cancel an Option when the exercise price per Share exceeds the Fair Market Value of the underlying Shares in exchange for another Award (other than in connection with Substitute Awards), or (C) take any other action with respect to an Option that may be treated as a repricing pursuant to the applicable rules of the Listing Market, without approval of the Company’s shareholders.

(ii) Time and Method of Exercise. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Options shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the methods by which the exercise price may be paid or deemed to be paid (including in the discretion of the Committee a cashless exercise procedure), the form of such payment, including, without limitation, cash, Shares (including without limitation the withholding of Shares otherwise deliverable pursuant to the Award), other Awards or awards granted under other plans of the Company or a Related Entity, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis provided that such deferred payments are not in violation of Section 13(k) of the Exchange Act, or any rule or regulation adopted thereunder or any other applicable law), and the methods by or forms in which Shares will be delivered or deemed to be delivered to Participants.

(iii) Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options (including any Stock Appreciation Right issued in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code, unless the Participant has first requested, or consents to, the change that will result in such disqualification. Thus, if and to the extent required to comply with Section 422 of the Code, Options granted as Incentive Stock Options shall be subject to the following special terms and conditions:

(A) the Option shall not be exercisable for more than ten years after the date such Incentive Stock Option is granted; provided, however, that if a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and the Incentive Stock Option is granted to such Participant, the term of the Incentive Stock Option shall be (to the extent required by the Code at the time of the grant) for no more than five years from the date of grant; and

(B) The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options granted under the Plan and all other option plans of the Company (and any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) that become exercisable for the first time by the Participant during any calendar year shall not (to the extent required by the Code at the time of the grant) exceed $100,000.

(c) Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights to any Eligible Person in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option (a “Tandem Stock Appreciation Right”), or without regard to any Option (a “Freestanding Stock Appreciation Right”), in each case upon such terms and conditions as the Committee may establish in its sole discretion, not inconsistent with the provisions of the Plan, including the following:

(i) Right to Payment. A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Share on the date of exercise over (B) the grant price of the Stock Appreciation Right as determined by the Committee. The grant price of a Stock Appreciation Right shall not be less than 100% of the Fair Market Value of a Share on the date of grant, in the case of a Freestanding Stock Appreciation Right, or less than the associated Option exercise price, in the case of a Tandem Stock Appreciation Right. Other than pursuant to Section 10(c)(i) and (ii), the Committee shall not be permitted to (A) lower the grant price per Share of a Stock Appreciation Right after it is granted, (B) cancel a Stock Appreciation Right when the grant price per Share exceeds the Fair Market Value of the underlying Shares in exchange for another Award (other than in connection with Substitute Awards), or (C) take any other action with respect to a Stock Appreciation Right that may be treated as a repricing pursuant to the applicable rules of the Listing Market, without shareholder approval.

(ii) Other Terms. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Stock Appreciation Rights shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Shares will be delivered or deemed to be delivered to Participants, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award, and any other terms and conditions of any Stock Appreciation Right.

(iii) Tandem Stock Appreciation Rights. Any Tandem Stock Appreciation Right may be granted at the same time as the related Option is granted or, for Options that are not Incentive Stock Options, at any time thereafter before exercise or expiration of such Option. Any Tandem Stock Appreciation Right related to an Option may be exercised only when the related Option would be exercisable and the Fair Market Value of the Shares subject to the related Option exceeds the exercise price at which Shares can be acquired pursuant to the Option. In addition, if a Tandem Stock Appreciation Right exists with respect to less than the full number of Shares covered by a related Option, then an exercise or termination of such Option shall not reduce the number of Shares to which the Tandem Stock Appreciation Right applies until the number of Shares then exercisable under such Option equals the number of Shares to which the Tandem Stock Appreciation Right applies. Any Option related to a Tandem Stock Appreciation Right shall no longer be exercisable to the extent the Tandem Stock Appreciation Right has been exercised, and any Tandem Stock Appreciation Right shall no longer be exercisable to the extent the related Option has been exercised.

(d) Restricted Stock Awards. The Committee is authorized to grant Restricted Stock Awards to any Eligible Person on the following terms and conditions:

(i) Grant and Restrictions. Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, or as otherwise provided in this Plan during the Restriction Period. The terms of any Restricted Stock Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to a Restricted Stock Award, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the period that the Restricted Stock Award is subject to a risk of forfeiture, subject to Section 10(b) below and except as otherwise provided in the Award Agreement, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participant’s Continuous Service during the applicable Restriction Period, the Participant’s Restricted Stock that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited and reacquired by the Company; provided that, subject to the limitations set forth in Section 6(j)(ii) hereof, the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to Restricted Stock Awards shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv) Dividends and Splits. As a condition to the grant of a Restricted Stock Award, the Committee may require or permit a Participant to elect that any cash dividends paid on a Share of Restricted Stock be automatically reinvested in additional Shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Committee, Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Shares or other property have been distributed.

(e) Deferred Stock Awards. The Committee is authorized to grant Deferred Stock Awards to any Eligible Person on the following terms and conditions:

(i) Award and Restrictions. Satisfaction of a Deferred Stock Award shall occur upon expiration of the deferral period specified for such Deferred Stock Award by the Committee (or, if permitted by the

Committee, as elected by the Participant). In addition, a Deferred Stock Award shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. A Deferred Stock Award may be satisfied by delivery of Shares, cash equal to the Fair Market Value of the specified number of Shares covered by the Deferred Stock, or a combination thereof, as determined by the Committee at the date of grant or thereafter. Prior to satisfaction of a Deferred Stock Award, a Deferred Stock Award carries no voting or dividend or other rights associated with Share ownership.

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participant’s Continuous Service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Deferred Stock Award), the Participant’s Deferred Stock Award that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited; provided that, subject to the limitations set forth in Section 6(j)(ii) hereof, the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to a Deferred Stock Award shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of any Deferred Stock Award.

(iii) Dividend Equivalents. Unless otherwise determined by the Committee at the date of grant, any Dividend Equivalents that are granted with respect to any Deferred Stock Award shall be either (A) paid with respect to such Deferred Stock Award at the dividend payment date in cash or in Shares of unrestricted stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock Award and the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles, as the Committee shall determine or permit the Participant to elect.

(f) Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Shares to any Eligible Persons as a bonus, or to grant Shares or other Awards in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Eligible Persons subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Shares or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Shares or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

(g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to any Eligible Person entitling the Eligible Person to receive cash, Shares, other Awards, or other property equal in value to the dividends paid with respect to a specified number of Shares, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.

(h) Performance Awards. The Committee is authorized to grant Performance Awards to any Eligible Person payable in cash, Shares, or other Awards, on terms and conditions established by the Committee, subject to the provisions of Section 8 if and to the extent that the Committee shall, in its sole discretion, determine that an Award shall be subject to those provisions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. Except as provided in Section 9 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 8(b), or in the case of an Award that the Committee determines shall not be subject to Section 8 hereof, any other criteria that the Committee, in its sole discretion, shall determine should be used for that purpose. The amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis in a manner that does not violate the requirements of Section 409A of the Code.

(i) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to any Eligible Person such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan. Other Stock-Based Awards may be granted to Participants either alone or in addition to other Awards granted under the Plan, and such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. The Committee shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(i) shall be purchased for such consideration, (including without limitation loans from the Company or a Related Entity provided that such loans are not in violation of Section 13(k) of the Exchange Act, or any rule or regulation adopted thereunder or any other applicable law) paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards or other property, as the Committee shall determine.

(j) Certain Vesting Requirements and Limitations on Waiver of Forfeiture Restrictions. Except for certain limited situations (including death, disability, retirement, a Change in Control referred to in Section 9, grants to new hires to replace forfeited compensation, grants representing payment of earned Performance Awards or other incentive compensation, Substitute Awards or grants to Independent Directors):

(i) Restricted Stock Awards, Deferred Stock Awards, Performance Share Awards and Other Stock-Based Awards (A) that are not subject to performance-based vesting requirements shall either (x) vest over a period of not less than three years from date of grant (but permitting pro-rata vesting over such time) or (y) be non-transferable (other than transfers permitted under Section 10(b) hereof, for a period of not less than three years from the date of grant (but permitting release from these nontransferability pro-rata over such time); (B) that are subject to performance-based vesting requirements shall vest over a period of not less than one year; and

(ii) The Committee shall not waive the vesting requirements set forth in the foregoing clause (i).

The limitations set forth in this Section 6(j) shall not apply (x) with respect to up to 487,500 Shares (subject to adjustment as provided in Section 10(c) hereof) with respect to which Awards have been made by Independent Directors, or (y) to any Awards made to any Independent Directors.

7. Certain Provisions Applicable to Awards.

(a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Related Entity, or any business entity to be acquired by the Company or a Related Entity, or any other right of a Participant to receive payment from the Company or any Related Entity. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Related Entity, in which the value of Shares subject to the Award is equivalent in value to the cash compensation (for example, Deferred Stock or Restricted Stock), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Shares minus the value of the cash compensation surrendered (for example, Options or Stock Appreciation Right granted with an exercise price or grant price “discounted” by the amount of the cash compensation surrendered);

provided, however, that any such determination to grant an Award in lieu of cash compensation shall be made in a manner intended to comply with Section 409A of the Code.

(b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or Stock Appreciation Right exceed a period of ten years (or in the case of an Incentive Stock Option such shorter term as may be required under Section 422 of the Code).

(c) Form and Timing of Payment Under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Related Entity upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Shares, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. Any installment or deferral provided for in the preceding sentence shall, however, be subject to the Company’s compliance with the provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations adopted by the Securities and Exchange Commission thereunder, and other applicable laws, and all applicable rules of the Listing Market, and in a manner intended to be exempt from or otherwise satisfy the requirements of Section 409A of the Code. The settlement of any Award may be accelerated (to the extent such acceleration would not violate the requirements of Section 409A of the Code), and cash paid in lieu of Shares in connection with such settlement, in the sole discretion of the Committee or upon the occurrence of one or more specified events (in addition to a Change in Control). Any such settlement shall be at a value determined by the Committee in its sole discretion, which, without limitation, may in the case of an Option or Stock Appreciation Right be limited to the amount if any by which the Fair Market Value of a Share on the settlement date exceeds the exercise or grant price. Installment or deferred payments may be required by the Committee (subject to Section 7(e) of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award Agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. The Committee may, without limitation, make provision for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Shares.

(d) Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16 pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).

(e) Code Section 409A.

(i) If any Award constitutes a “nonqualified deferred compensation plan” under Section 409A of the Code (a “Section 409A Plan”), then the Award shall be subject to the following additional requirements, if and to the extent required to comply with Section 409A of the Code:

(A) Payments under the Section 409A Plan may not be made earlier than (u) the Participant’s “separation from service”, (v) the date the Participant becomes “disabled”, (w) the Participant’s death, (x) a “specified time (or pursuant to a fixed schedule)” specified in the Award Agreement at the date of the deferral of such compensation, (y) a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation”, or (z) the occurrence of an “unforeseeble emergency”;

(B) The time or schedule for any payment of the deferred compensation may not be accelerated, except to the extent provided in applicable Treasury Regulations or other applicable guidance issued by the Internal Revenue Service;

(C) Any elections with respect to the deferral of such compensation or the time and form of distribution of such deferred compensation shall comply with the requirements of Section 409A(a)(4) of the Code; and

(D) In the case of any Participant who is “specified employee”, a distribution on account of a separation from service may not be made before the date which is six months after the date of the Participant’s separation from service (or, if earlier, the date of the Participant’s death).

For purposes of the foregoing, the terms in quotations shall have the same meanings as those terms have for purposes of Section 409A of the Code, and the limitations set forth herein shall be applied in such manner (and only to the extent) as shall be necessary to comply with any requirements of Section 409A of the Code that are applicable to the Award. The Company does not make any representation to the Participant that any Awards awarded under this Plan will be exempt from, or satisfy, the requirements of Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless any Participant or Beneficiary for any tax, additional tax, interest or penalties that any Participant or Beneficiary may incur in the event that any provision of this Plan or any Award Agreement, or any amendment or modification thereof, or any other action taken with respect thereto, is deemed to violate any of the requirements of Section 409A.

(ii) The Award Agreement for any Award that the Committee reasonably determines to constitute a Section 409A Plan, and the provisions of the Plan applicable to that Award, shall be construed in a manner consistent with the applicable requirements of Section 409A, and the Committee, in its sole discretion and without the consent of any Participant, may amend any Award Agreement (and the provisions of the Plan applicable thereto) if and to the extent that the Committee determines that such amendment is necessary or appropriate to comply with the requirements of Section 409A of the Code. No Section 409A Plan shall be adjusted, modified or substituted for, pursuant to any provision of this Plan, without the consent of the Participant if any such adjustment, modification or substitution would cause the Section 409A Plan to violate the requirements of Section 409A of the Code.

8. Code Section 162(m) Provisions.

(a) Covered Employees. Unless otherwise specified by the Committee, the provisions of this Section 8 shall be applicable to any Performance Award granted to any Eligible Person who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee.

(b) Performance Criteria. If an Award is subject to this Section 8, then the payment or distribution thereof or the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be contingent upon achievement of one or more objective performance goals. Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder, including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” One or more of the following business criteria for the Company, on a consolidated basis, and/or for Related Entities, or for business or geographical units of the Company and/or a Related Entity (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Awards: (1) earnings per share; (2) revenues or margins; (3) cash flow; (4) operating margin; (5) return on net assets, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income or income from operations; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total shareholder return; (13) debt reduction; (14) market share; (15) entry into new markets, either geographically or by business unit; (16) customer retention and satisfaction; (17) strategic plan development and implementation, including turnaround plans; and/or (18) the Fair Market Value of a Share. Any of the above goals may be determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies that are comparable to the Company. At the time that the Committee establishes the performance goals in respect of an Award subject to this Section 8, the Committee may provide that in determining the achievement of performance goals, the Committee shall exclude the impact of any (i) restructurings, discontinued operations, extraordinary items (as defined pursuant to generally accepted accounting principles), and other unusual or non-recurring charges, (ii) a change in accounting standards required by generally accepted accounting principles, or (iii) such other exclusions or adjustments as the Committee specifies at the time the Award is granted.

(c) Performance Period; Timing For Establishing Performance Goals. Achievement of performance goals in respect of Performance Awards shall be measured over a Performance Period specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any Performance Period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

(d) Adjustments. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with Awards subject to this Section 8, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of an Award subject to this Section 8 if and to the extent that such adjustment would cause the Award to fail to qualify as performance based compensation under Code Section 162(m). The Committee shall specify the circumstances in which such Awards shall be paid or forfeited in the event of termination of Continuous Service by the Participant prior to the end of a Performance Period or settlement of Awards.

(e) Committee Certification. No Participant shall receive any payment under the Plan that is subject to this Section 8 unless and until the Committee has certified, by resolution or other appropriate action in writing, that the performance criteria and any other material terms previously established by the Committee or set forth in the Plan, have been satisfied to the extent necessary to qualify as “performance based compensation” under Code Section 162(m).

9. Change in Control.

(a) Effect of “Change in Control.” If and only to the extent provided in any employment or other agreement between the Participant and the Company or any Related Entity, or in any Award Agreement, or to the extent otherwise determined by the Committee in its sole discretion and without any requirement that each Participant be treated consistently, upon the occurrence of a “Change in Control,” as defined in Section 9(b) hereof:

(i) Any Option or Stock Appreciation Right that was not previously vested and exercisable as of the time of the Change in Control, shall become immediately vested and exercisable, subject to applicable restrictions set forth in Section 10(a) hereof.

(ii) Any restrictions, deferral of settlement, and forfeiture conditions applicable to a Restricted Stock Award, Deferred Stock Award or an Other Stock-Based Award subject only to future service requirements granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 10(a) hereof.

(iii) With respect to any outstanding Award subject to achievement of performance goals and conditions under the Plan, the Committee may, in its discretion, deem such performance goals and conditions as having been met as of the date of the Change in Control.

(b) Definition of “Change in Control”. Unless otherwise specified in any employment agreement between the Participant and the Company or any Related Entity, or in an Award Agreement, a “Change in Control” shall mean the occurrence of any of the following:

(i) The acquisition by any Person of Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of either (A) the value of then outstanding equity securities of the Company (the “Outstanding Company Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities) (the foregoing Beneficial Ownership hereinafter being referred to as a “Controlling Interest”); provided, however, that for purposes of this Section 9(b), the following acquisitions shall not constitute or result in a Change in Control: (v) any acquisition directly from the Company; (w) any acquisition by the Company; (x) any acquisition by any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest; (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Related Entity; or (z) any acquisition by any entity pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) below; or

(ii) During any period of two (2) consecutive years (not including any period prior to the Effective Date) individuals who constitute the Board on the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company, or any one or more Subsidiaries whose combined revenues for the prior fiscal year represented more than 50% of the consolidated revenues of the Company and its Subsidiaries for the prior fiscal year (the “Major Subsidiaries”), or a sale or other disposition of all or substantially all of the assets of the Company or the Major Subsidiaries, or the acquisition of assets or equity of another entity by the Company or any of its Subsidiaries, (each a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the value of the then outstanding equity securities and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of members of the board of directors (or comparable governing body of an entity that does not have such a board), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination or any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest) beneficially owns, directly or indirectly, fifty percent (50%) or more of the value of the then outstanding equity securities of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the Board of Directors or other governing body of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

10. General Provisions.

(a) Compliance With Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Shares or payment of other benefits under any Award until completion of such registration or qualification of such Shares or other required action under any federal or state law, rule or regulation, listing or other required action with respect to the Listing Market, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Shares or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

(b) Limits on Transferability; Beneficiaries. No Award or other right or interest granted under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than Incentive Stock Options and Stock Appreciation Rights in tandem therewith) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent (i) such transfers are permitted by the Committee pursuant to the express terms of an Award Agreement (subject to any terms and conditions which the Committee may impose thereon), (ii) do not violate the requirements of Rule 16(b)-3, and (iii) are not inconsistent with requirements of any form of registration statement under the Securities Act of 1933, as amended, pursuant to which the Shares issuable under this Plan are then registered. A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c) Adjustments.

(i) Adjustments to Awards. In the event that any extraordinary dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Shares and/or such other securities of the Company or any other issuer to which any Award relates, then the Committee shall, in such manner as it may deem equitable, substitute, exchange or adjust any or all of (A) the number and kind of Shares which may be delivered in connection with Awards granted thereafter, (B) the number and kind of Shares by which annual per-person Award limitations are measured under Section 5 hereof, (C) the number and kind of Shares subject to or deliverable in respect of outstanding Awards, (D) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award, and (E) any other aspect of any Award that the Committee determines to be appropriate. Notwithstanding the foregoing, no adjustments may be made with respect to any Performance Awards subject to Section 8 if and to the extent that such adjustment would cause the Award to fail to qualify as “performance-based compensation” under Section 162(m) of the Code.

(ii) Adjustments in Case of Certain Transactions. Except as otherwise provided in any employment agreement or in any Award Agreement, in the event of any merger, consolidation or other reorganization in which the Company does not survive, or in the event of any Change in Control, any outstanding Awards may be dealt with in accordance with any of the following approaches, without the requirement of obtaining any consent or agreement of a Participant as such, as determined by the agreement effectuating the transaction or, if and to the extent not so determined, as determined by the Committee in its sole discretion, and without any requirement that Participants be treated consistently: (a) the continuation of the outstanding Awards by the Company, if the Company is a surviving entity, (b) the assumption or substitution for the outstanding Awards by the surviving entity or its parent or subsidiary, (c) full exercisability or vesting and accelerated expiration of the outstanding Awards, or (d) settlement of the value of the outstanding Awards in cash or cash equivalents or other property followed by cancellation of such Awards (which value, in the case of Options or Stock Appreciation Rights, shall be measured by the amount, if any, by which the Fair Market Value of a Share exceeds the exercise or grant price of the Option or Stock Appreciation Right as of the effective date of the transaction). For the purposes of this Section 10(c)(ii), an Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award or Other Stock-Based Award shall be considered assumed or substituted for if following the Change in Control the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award or Other Stock-Based Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company or its parent or subsidiary, the Committee may, with the consent of the successor company or its parent or subsidiary, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award or Other Stock-Based Award, for each Share subject thereto, will be solely common stock of the successor company or its parent or subsidiary substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding. The Committee shall give written notice of any proposed transaction referred to in this Section 10(c)(ii) a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after the approval of such transaction), in order that Participants may have a reasonable period of time prior to the closing date of such transaction within which to exercise any Awards that are then exercisable (including any Awards that may become exercisable upon the closing date of such transaction). A Participant may condition his exercise of any Awards upon the consummation of the transaction.

(iii) Other Adjustments. The Committee (and the Board if and only to the extent such authority is not required to be exercised by the Committee to comply with Section 162(m) of the Code) is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards, or performance goals and conditions relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting the Company, any Related Entity or any business unit, or the financial statements of the Company or any Related Entity, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any Related Entity or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Options, Stock Appreciation Rights, or Performance Awards granted pursuant to Section 8(b) hereof, to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and the regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder. Adjustments permitted hereby may include, without limitation, increasing the exercise price of Options and Stock Appreciation Rights, increasing performance goals, or other adjustments that may be adverse to the Participant.

(d) Taxes. The Company and any Related Entity are authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company or any Related Entity and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

(e) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan, or the Committee’s authority to grant Awards under the Plan, without the consent of shareholders or Participants (including in a manner adverse to the rights of a Participant under an outstanding Award), except that any amendment or alteration to the Plan shall be subject to the approval of the Company’s shareholders not later than the annual meeting next following such Board action if such shareholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3 or Code Section 162(m)) or the rules of the Listing Market, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to shareholders for approval. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award Agreement relating thereto, without the consent of the Participant (including in a manner adverse to the rights of a Participant under an outstanding Award), except as otherwise provided in the Plan (including without limitation Section 6(j)(ii) hereof).

(f) Limitation on Rights Conferred Under Plan. Neither the Plan nor any action taken hereunder or under any Award shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a Related Entity; (ii) interfering in any way with the right of the Company or a Related Entity to terminate any Eligible Person’s or Participant’s Continuous Service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and Employees, or (iv) conferring on a Participant any of the rights of a shareholder of the Company including, without limitation, any right to receive dividends or distributions, any right to vote or act by written consent, any right to attend meetings of shareholders or any right to receive any information concerning the Company’s business, financial condition, results of operation or prospects, unless and until such time as the Participant is duly issued Shares on the stock books of the Company in accordance with the terms of an Award. None of the Company, its officers or its directors shall have any fiduciary obligation to the Participant with respect to any Awards unless and until the Participant is duly issued Shares pursuant to the Award on the stock books of the Company in accordance with the terms of an Award. Neither the Company nor any of the Company’s officers, directors, representatives or agents are granting any rights under the Plan to the Participant whatsoever, oral or written, express or implied, other than those rights expressly set forth in this Plan or the Award Agreement.

(g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Shares pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Shares, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

(h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Section 162(m) of the Code.

(i) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Governing Law. Except as otherwise provided in any Award Agreement, the validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award Agreement shall be determined in accordance with the laws of the State of Florida without giving effect to principles of conflict of laws, and applicable federal law.

(k) Non-U.S. Laws. The Committee shall have the authority to adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Related Entities may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the objectives of the Plan.

(l) Plan Effective Date and Shareholder Approval; Termination of Plan. The Plan became effective on the Effective Date. The Plan shall terminate at the earliest of (a) such time as no Shares remain available for issuance under the Plan, (b) termination of this Plan by the Board, or (c) the tenth anniversary of the Effective Date of the Restated Plan. Awards outstanding upon expiration of the Plan shall remain in effect until they have been exercised or terminated, or have expired.

(m) Clawback; Forfeiture. Any Award granted pursuant to the Plan on or after January 1, 2014 will be subject to mandatory repayment by the Participant to the Company to the extent the Participant is, or in the future becomes, subject to (1) any Company “clawback” or recoupment policy adopted by the Board or the Committee to comply with the requirements of any applicable law, rule or regulation, or otherwise, or (2) any law, rule or regulation which imposes mandatory recoupment, under the circumstances set forth in any such law, rule or regulation.

In addition, the Committee may reserve the right in an Award Agreement to cause a forfeiture of the gain realized by a Participant with respect to an award on account of actions taken by, or failed to be taken by, such Participant in violation or breach of, or in conflict with, any employment agreement, non-competition agreement, agreement prohibiting solicitation of employees or clients of the Company or any affiliate, confidentiality obligation with respect to the Company or any affiliate, Company policy or procedure (including the Company’s Corporate Governance Principles, Code of Professional Conduct–Finance, Insider Trading Policy and Company Code of Conduct), other agreement, or any other obligation of such Participant to the Company or any affiliate. The Committee may annul an outstanding award if the Participant is terminated for “Cause” as defined in any Applicable Award agreement or as defined in any other agreement between the Company or such affiliate and such Participant, as applicable.

1301 Concord Terrace

Sunrise, Florida 33323-2825

MEDNAX, INC. 1301 CONCORD TERRACE SUNRISE, FL 33323-2825

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ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

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VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. EDT on May 10, 2017. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E23744-P87298 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MEDNAX, INC. The Board of Directors recommends you vote FOR the following:			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1.	Election of Directors		☐	☐	☐
Nominees:
	01) Cesar L. Alvarez	06) P. J. Goldschmidt, M.D.
	02) Karey D. Barker	07) Manuel Kadre
	03) Waldemar A. Carlo, M.D.	08) Roger J. Medel, M.D.
	04) Michael B. Fernandez	09) Donna E. Shalala, Ph.D.
	05) Paul G. Gabos	10) Enrique J. Sosa, Ph.D.

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.								For	Against	Abstain

2.	Proposal to re-approve the material terms of the performance goals under the MEDNAX, Inc. Amended and Restated 2008 Incentive Compensation Plan, as amended, for purposes of Section 162(m) of the Internal Revenue Code.							☐	☐	☐

3.	Proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered certified public accounting firm for the 2017 fiscal year.							☐	☐	☐

4.	Proposal to approve, by non-binding advisory vote, the compensation of our named executive officers.							☐	☐	☐

The Board of Directors recommends you vote 1 Year on the following proposal:							1 Year	2 Years	3 Years	Abstain

5.	Proposal to approve, by non-binding advisory vote, the frequency of holding future advisory votes on executive compensation.						☐	☐	☐	☐

For Address Changes/Comments, please check this box and write them on the back where indicated.					☐
Please indicate if you plan to attend this meeting.			☐	☐
			Yes	No
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

V.1.1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E23745-P87298

MEDNAX, INC.

Annual Meeting of Shareholders

May 11, 2017 9:30 AM EDT

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Roger J. Medel, M.D., Dominic J. Andreano and Vivian Lopez-Blanco, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot and upon such other business as may properly come before the meeting, all of the shares of Common Stock of MEDNAX, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:30 AM, EDT, on Thursday, May 11, 2017, at the Bonaventure Resort & Spa, 250 Racquet Club Road, Weston, FL 33326, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side

V.1.1